Filed Pursuant to Rule 424(b)(3)
Registration No. 333-208540

Prospectus Supplement

(to Prospectus dated December 29, 2015)

GENIUS BRANDS INTERNATIONAL, INC.

7,385,000 Shares of Common Stock

This Prospectus Supplement supplements and amends the prospectus dated December 29, 2015, relating to the public offering of up to 7,385,000 shares of common stock of Genius Brands International, Inc. by the selling stockholders, including 3,480,000 outstanding shares and 3,905,000 shares issuable upon exercise of outstanding warrants.

The selling stockholders may sell common stock from time to time in the principal market on which the common stock is traded at the prevailing market price or in negotiated transactions. We will not receive any of the proceeds from the sale of common stock by the selling stockholders.

This prospectus supplement incorporates into our prospectus the information contained in our attached:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission on March 30, 2016;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission on May 16, 2016;
•	Current Reports on Form 8-K, which were filed with the Securities and Exchange Commission on February 3, 2016 and April 20, 2016.

You should read this prospectus supplement in conjunction with the prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any supplements and amendments thereto.

Our common stock is quoted on the OTCQB and trades under the symbol “GNUS”. The last reported sale price of our common stock on the OTCQB on May 27, 2016, was $1.93 per share.

Investment in our common stock involves risks. See “Risk Factors” on page 3 of the prospectus, as updated or superseded by the “Risk Factors” section included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Neither the Securities and Exchange Commission nor any state securities commission has passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 31, 2016.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2015

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ___________ to ___________

000-54389

Commission file number

GENIUS BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-4118216
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

301 N. Canon Drive, Suite 305
Beverly Hills, CA 90210

310-273-4222

(Address and telephone number of principal executive offices)

____________________________

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: none

Securities registered pursuant to Section 12(g) of the Act: common stock, par value $0.001 per share.

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes  ☐   No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes  ☐   No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes  ☒   No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or such shorter period that the registrant was required to submit and post such files) .  Yes  ☒   No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in the definitive proxy or information statement incorporated by reference in Part III of this Form 10-K or amendment to Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes  ☐   No  ☒

The aggregate market value of the registrant’s voting and non-voting common stock held by non-affiliates of the registrant (without admitting that any person whose shares are not included in such calculation is an affiliate) computed based upon the last sale price of the registrant’s common stock as reported on the OTCQB on June 30, 2015 was $7,689,334.

As of March 29, 2016, there were 11,319,450 shares of the registrant’s common stock outstanding.

Genius Brand International, Inc.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K (including the section regarding Management's Discussion and Analysis and Results of Operation) contains forward-looking statements regarding our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this Annual Report on Form 10-K. Additionally, statements concerning future matters are forward-looking statements. These statements include, among other things, statements regarding:

Although forward-looking statements in this Annual Report on Form 10-K reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading "Risks Factors" below, as well as those discussed elsewhere in this Annual Report on Form 10-K. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Annual Report on Form 10-K. We file reports with the Securities and Exchange Commission ("SEC"). Our electronic filings with the SEC (including our Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to these reports) are available free of charge on the SEC’s website at http://www.sec.gov. You can also read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Annual Report on Form 10-K, except as required by law. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this Annual Report on Form 10-K, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

PART I

Item 1.	Business.

Overview

Genius Brands International, Inc. (“we”, “us”, “our”, “GBI” or the “Company”) is a global content and brand management company dedicated to providing entertaining and enriching “content and products with a purpose” for toddlers to tweens. Led by industry veterans Andrew Heyward (Chief Executive Officer) and Amy Moynihan Heyward (President), the Company produces original content and licenses the rights to that content to a variety of partners. Our licensees include (i) companies to which the audio-visual rights are licensed for exhibition in various formats such as Pay Television, Free or Broadcast Television, Video-on-Demand (“VOD”), subscription on demand (“SVOD”), DVDs/CDs and more and (ii) companies that develop and distribute products based on our content within different product categories such as toys, electronics, publishing, home goods, stationary, gifts, and more.

The Company owns a portfolio of original children’s entertainment that is targeted at toddlers to teens including the award-winning Baby Genius, Warren Buffett's Secret Millionaires Club, Thomas Edison's Secret Lab and Stan Lee's Mighty 7, the first project from Stan Lee Comics, LLC, a joint venture with legendary Stan Lee's POW! Entertainment.

In addition to the Company’s wholly-owned brands, it also acts as licensing agent for certain brands, leveraging its existing licensing infrastructure to expand these brands into new product categories, new retailers, and new territories. These include the best-selling children’s book series, Llama Llama (for which the Company is also producing an original series); Psycho Bunny, a luxury apparel line; From Frank, a humor greeting card and product line; and Celessence Technologies, the world's leading microencapsulation company.

On April 2, 2014, the Company filed a certificate of amendment to its Articles of Incorporation to affect a reverse split of our issued and outstanding common stock on a 1-for-100 basis. The reverse stock split was effected on April 7, 2014 (the “Reverse Split”). All share and per share amounts referenced in this Annual Report on Form 10-K are adjusted to give retrospective effect to the Reverse Split.

Strategic Initiatives

During 2014 and 2015, the Company began a series of strategic initiatives to restructure certain areas of business in an effort to operate more profitably in the long term. These included product sales, content distribution, production, and product development:

1)	During the second quarter of 2014, the Company began phasing out the direct production and sale of physical products including DVDs and CDs and shifted to a licensing model whereby these functions were outsourced to industry experts and category leaders in their respective industries. On July 14, 2014, the Company employed Stone Newman in the newly created position of President – Global Consumer Products to manage all consumer products, licensing and merchandising sales for the Company’s brands.

2)	Prior to the third quarter of 2014, the Company utilized an agency to license its content to international television broadcasters, home video, and digital distribution outlets. To exert greater control over the distribution of its expanding portfolio of content, during the second quarter of 2014, the Company formed a new global distribution division and appointed Andrew Berman to the newly created position of Senior Vice President - International Sales to oversee the division and the appointment of regional agents to represent the Company locally in key regions.

3)	During the third and fourth quarter of 2014, the Company partnered with various pre-production, production, and animation companies to provide services to the Company for the production of Thomas Edison’s Secret Lab in exchange for a certain percentage of the series’ forthcoming adjusted net revenues and the ability to distribute the series in certain languages in certain territories. This model helps to better manage the Company’s cash flows while enabling it to exploit territories that would otherwise be challenging to manage and monetize. The Company intends to replicate the model for future productions.

4)

The infrastructure the Company has put in place enables it to efficiently exploit a growing portfolio of brands. The Company is actively developing a number of new brands, like Space Pop, to add to its growing portfolio and consistently looks for existing brands to acquire or act as licensing agent, as with the best-selling line of books, Llama Llama which the Company recently signed. The Company remains focused on brands that lend themselves to interactive exploitation in multiple areas and are consistent with the Company’s primary point of differentiation: providing multi-media “content and products with a purpose” that entertain and enrich kids.

5)

Consistent with the Company's strategy of securing widespread distribution for its content in a variety of formats and building awareness and engagement for its brands that in turn drives its consumer products business, the Company has expanded its successful relationship with Comcast beyond the already popular Baby Genius on-demand offering. The Company has announced it launched a new Kid Genius Channel in the fourth quarter of2015, offering 24-hours of video on-demand content that will be consistent with the Company's "content and products with a purpose" mission. The new video on-demand channel will include the Company's own content, in addition to other content the Company will curate, to offer a robust line-up for kids. The Company's Senior Vice President-International Sales, Andrew Berman, will oversee the channel.

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Recent Developments

Distribution agreement with Sony Pictures Home Entertainment Inc.

On February 18, 2016, we entered into a distribution agreement with Sony Pictures Home Entertainment Inc. (“Sony”), pursuant to which the Company agreed to grant Sony certain rights for the marketing and distribution of the Company’s animated feature-length motion pictures and animated television series in the United States and in Canada, and potentially additional countries. In consideration for such rights, and subject to certain conditions, Sony has paid the Company an advance in the amount of $2.0 million, against future royalties.

Private Placement

On October 29, 2015, we conducted a private placement with certain accredited investors pursuant to which we sold an aggregate of 4,330,000 shares of our common stock and warrants to purchase up to an aggregate of 4,330,000 shares of common stock, at a purchase price of $1.00 per share and a warrant, for gross proceeds to us of $4,330,000 (the “2015 Private Placement”). The closing 2015 Private Placement had closed on November 3, 2015. Stock offering costs were $502,218.

The warrants are exercisable into shares of common stock for a period of five (5) years from issuance at an initial exercise price of $1.10 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. The Company is prohibited from effecting an exercise of the warrants to the extent that as a result of such exercise, the holder would beneficially own more than 4.99% (subject to increase up to 9.99% upon 61 days’ notice) in the aggregate of the issued and outstanding shares of common stock, calculated immediately after giving effect to the issuance of shares of common stock upon exercise of the warrant.

Pursuant to the terms of the purchase agreements, beginning on the closing date of the 2015 Private Placement and ending sixty (60) days after the Effective Date (as defined in the Purchase Agreements), the Company shall not issue any securities, subject to certain exceptions. Additionally, until the later of (i) such time as the investors in the 2015 Private Placement, in the aggregate, hold less than 50% of the common stock originally purchased by them in the Private Placement and the average daily trading volume of the common stock for a period of ten (10) consecutive trading days is greater than $75,000 and (ii) the one year anniversary of the closing of the 2015 Private Placement, the Company has agreed to not sell any securities, subject to certain exceptions, at an effective per share price of common stock less than the purchase price of the common stock sold in the 2015 Private Placement then in effect.

The Company has agreed to file a “resale” registration statement with the SEC covering all shares of common stock and shares of common stock underlying the warrants issued or issuable in the 2015 Private Placement within 45 days of the closing of the 2015 Private Placement and to maintain the effectiveness of the registration statement until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 90 days of the closing of the 2015 Private Placement (or 120 days after such closing if the registration statement is subject to review by the SEC. The Company is obligated to pay to investors a fee of 1% per month in cash for every thirty day period up to a maximum of 6%, (i) that the registration statement has not been filed after the required filing date, (ii) following the required effectiveness date that the registration statement has not been declared effective; and (iii) as otherwise set forth in the Registration Rights Agreement

Chardan Capital Markets LLC acted as sole placement agent in the 2015 Private Placement in consideration for which Chardan received a cash fee of $300,000 and a five-year warrant to purchase up to 425,000 shares of common stock (the “Placement Agent Warrant”) at an initial exercise price of $1.20 per share. The terms of the Placement Agent Warrant are identical to the warrants issued in the 2015 Private Placement, except with respect to the exercise price thereof.

Our Products

Original Content

The Company owns and produces original content that is meant to entertain and enrich toddlers to tweens. It is generally a three-year cycle from the inception of an idea, through production of the content and development and distribution of a range of consumer products to retail, creating an inevitable lag time between the creation of the intellectual property to the realization of economic benefit of those assets. The goal is to maintain a robust and diverse portfolio of brands, appealing to various interests and ages, featuring evergreen topics with global appeal. The Company’s portfolio of intellectual property can be licensed, re-licensed, and exploited for years to come, with revenue derived from multiple sources and territories.

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Our portfolio of original content includes:

Already Released Content

•	Baby Genius: For more than ten years, Baby Genius has earned worldwide recognition for creating award-winning products for toddlers. Its catalogue of 500 songs, 125 music videos, and toys feature classic nursery rhymes, learning songs, classical music, holiday favorites and more. Expanding the timeless appeal of Baby Genius offerings, GBI re-launched Baby Genius in September 2015 with fresh, new designs, new entertainment and an array of new toddler products.
•	Warren Buffet’s Secret Millionaire’s Club: In this popular animated series, Warren Buffett acts as a mentor to a group of kids who have international adventures in business. Secret Millionaire’s Club empowers kids by helping them learn about the business of life and the importance of developing healthy life habits at an early age. In addition to the animated series, product offerings include classroom materials, an annual youth promotion, books, home video and a new line of consumer products that was introduced in the Summer of 2015.
•	Stan Lee’s Mighty 7: This animated feature length film is the first property from Stan Lee Comics, LLC, a joint venture with legendary superhero creator Stan Lee. The Company continues to expand distribution of the film with recent sales in a number of international territories.
•	Martha & Friends: Martha & Friends is an animated series featuring a 10-year-old Martha Stewart. Together with her three best friends and two dogs, the kids learn how easy and fun it is to do-it-yourself. Every show is filled with lots of projects kids can do by themselves.

•	Gisele & the Green Team: Supermodel turned superhero, Gisele and her team lead a double life to save the planet. This is the first superhero series that inspires girls to be environmentally responsible while also celebrating diversity and teaching children the power of friendship and teamwork.

Current Production

•	Thomas Edison’s Secret Lab: In this new, original series created by the Company in partnership with American Public Television and Charles Edison Fund, kids learn how fun science and math can be with Thomas Edison. In this new comedy adventure series, a group of kids discover a secret lab left behind by Edison, who also appears as a hologram guiding and encouraging the kids to explore and discover the world around them. The series will air on Netflix, and on Comcast and, with a line of consumer products to follow in early 2016.

Content in Development

•	Llama Llama: On February 19, 2015 the Company announced it was appointed to lead the worldwide expansion of Anna Dewdney’s New York Times bestselling and multiple award-winning children’s book franchise, Llama Llama. The Company will be creating, for the first time, animated content based on the Llama Llama books for multiplatform distribution in addition to a global licensing and merchandise program for Llama Llama across a multitude of categories, including toys, games, apparel, accessories, bedding, and healthy snacks to be introduced in 2016.
•	Space Pop (working title): Space Pop is space-adventure / comedy series targeted toward tween girls blending fashion, music, and friendship scheduled for mid 2016 release, the property has already secured several licenses over multiple categories.
•	Girl’s Property #2: A second girls’ property targeted toward tween girls is based on an existing and established brand currently in the retail market.
•	Stan Lee Property #2: A kid-friendly superhero brand developed with Stan Lee to appeal to a younger audience.

Licensing Agent

Augmenting the Company’s original content, the Company acts as an agent for the following established brands which maximizes the existing infrastructure while creating incremental sources of revenue for the Company without additional overhead:

•	Psycho Bunny: Inspired by the 17th-century maritime marauders and secret societies such as the infamous Skull & Bones, Psycho Bunny creates timeless wardrobe essentials that couple refined English tailoring with bold American design. Currently available in limited product categories in upscale department stores, the Company is expanding this popular brand to additional product lines, new retail outlets, and additional international territories. The Company has already signed licensees for headwear and footwear.
•	From Frank: Already a popular line of greeting cards, the Company is expanding the brand into new product categories and have already signed licensees for publishing, stationery, gifts, lottery and more.
•	Celessence: Celessence’s microencapsulation technology releases fragrance and is used to scent products including socks, stationery, toys, bedding and pillows. The Company is licensing this technology to a range of products from homewares, bedding, fragrance, automotive, pets, apparel and more.

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Distribution

Children today spend upwards of 35 hours/week consuming various forms of media, a 7% increase or an additional 2.2 hours since 2009 (Source: Nickelodeon, November 2013). With the increased demand for and impact of media on kids’ lives, we are focused on serving an underrepresented segment of the industry, namely “content with a purpose” meaning content that is both entertaining and enriching in a variety of interactive formats. With this distinct and focused mission, the Company is focused on expanding content distribution across multi-media platforms, extending its domestic and international presence, building awareness for its brands and building an engaged audience which in turn drives demand for its consumer products.

During 2014, we recruited and hired a number of key personnel to manage the distribution of our content across all platforms in all markets:

•	The Company formed a new global distribution division and appointed Andrew Berman to the newly created position of Senior Vice President - International Sales to oversee the division and the appointment of regional agents to represent the Company locally in key regions and in all formats, including Pay Television, Free or Broadcast Television, Video-on-Demand (“VOD”), subscription on demand (“SVOD”), DVDs/CDs and more.
•	The Company formed a new global consumer products division and appointed Stone Newman to the newly created position of President, Global Consumer Products to manage all consumer products, licensing and merchandising sales for the Company’s brands, including toys, electronics, publishing, home goods, stationary, gifts, and much more.

Additionally, during the first quarter of 2014, the Company entered into an exclusive three year agreement with Sony DADC, the optical disc manufacturing and fulfillment arm of Sony, to provide all CD, DVD and BD replication, packaging and distribution to Genius Brands International’s customers. Under the terms of the long-term, exclusive supply chain services agreement, the Company will order a minimum level of disc replication, packaging and distribution services for its content across all physical media, including DVD, CD, and Blu-ray from Sony DADC. As consideration for these minimum order levels, the Company received a total of $1,500,000, $750,000 during the first quarter of 2014 and $750,000 during the first quarter of 2015.

Marketing

The commercial success of every GBI property is reliant on its ability to attract an engaged audience that in turn drives demand for its products. As the Company’s properties are introduced into the marketplace, these efforts will intensify to ensure parents and kids are aware of the Company’s offerings.

•	The Company formed a new Digital division and in January, 2015 appointed industry veteran Jason Brumbaugh to the newly created position of Vice President of Digital, responsible for the Company’s digital presence in addition to all forms of online marketing that will be critical to building engaged audiences online. Mr. Brumbaugh held producer and senior producer positions at Disney Interactive Media Group, the Hub Network, DIC Entertainment, and Knowledge Kid Network.
•	The Company works with 360-Communications, a public relations agency that proactively solicits publicity for the Company’s content and products, both among the trade and consumers.

Competition

GBI competes against creators of children’s content, including Disney, Nickelodeon, Cartoon Network, Sesame Street, and many others, small and large. In the crowded children’s entertainment space, the Company competes with other content creators for distribution and retail shelf space that is largely now dedicated to the large studios. To compete, the Company is focused on filling a void in the marketplace by offering something the big studios do not: “content and products with a purpose,” a positioning and important point of differentiation embraced by the industry, as well as parents and educators.

4

Customers and Licensees

During 2015, the Company was reliant on one or a few major customers. However, given the changes in its business model, it will be working with a larger network of customers and partners from around the world including broadcasters, consumer products licensees, and retailers. This broad cross section includes companies such as Comcast, Netflix, Sony, PBS, Leap Frog Enterprises, Enesco, Zak Designs, Penguin Publishing, Manhattan Toys, Amazon, Barnes & Noble, Target, Bertelsmann Music Group, InGrooves, Discovery International, TF1 and many others both domestically and internationally.

Government Regulation

The FCC requires broadcast networks to air a required number of hours of Educational and Informational content (E/I). The Company is also subject to online distribution regulations, namely the FTC’s Children’s Online Privacy Protection Act (COPPA) which regulates the collection of information of children younger than 13 years old.

We are currently subject to regulations applicable to businesses generally, including numerous federal and state laws that impose disclosure and other requirements upon the origination, servicing, enforcement and advertising of credit accounts, and limitations on the maximum amount of finance charges that may be charged by a credit provider. Although credit to some of our customers is provided by third parties without recourse to us based upon a customer’s failure to pay, any restrictive change in the regulation of credit, including the imposition of, or changes in, interest rate ceilings, could adversely affect the cost or availability of credit to our customers and, consequently, our results of operations or financial condition.

Licensed toy products are subject to regulation under the Consumer Product Safety Act and regulations issued thereunder. These laws authorize the Consumer Product Safety Commission (the “CPSC”) to protect the public from products which present a substantial risk of injury. The CPSC can require the manufacturer of defective products to repurchase or recall such products. The CPSC may also impose fines or penalties on manufacturers or retailers. Similar laws exist in some states and other countries in which we plan to market our products. Although we do not manufacture and may not directly distribute toy products, a recall of any of the products may adversely affect our business, financial condition, results of operations and prospects.

We also maintain websites which include our corporate website located at www.gnusbrands.com, as well as www.babygenius.com, www.smckids.com, www.slam7.com, and www.edisonsecretlab.com. These websites are subject to laws and regulations directly applicable to Internet communications and commerce, which is a currently developing area of the law. The United States has enacted Internet laws related to children’s privacy, copyrights and taxation. However, laws governing the Internet remain largely unsettled. The growth of the market for Internet commerce may result in more stringent consumer protection laws, both in the United States and abroad, that place additional burdens on companies conducting business over the Internet. We cannot predict with certainty what impact such laws will have on our business in the future.  In order to comply with new or existing laws regulating Internet commerce, we may need to modify the manner in which we conduct our website business, which may result in additional expense.

Because our products are manufactured by third parties and licensees, the Company is not significantly impacted by federal, state and local environmental laws and does not have significant costs associated with compliance with such laws and regulations.

Employees

As of December 31, 2015, we had 15 full-time equivalent employees and an additional five temporary or contracted full-time equivalents in certain functions, such as accounting, production management, and design. The Company employs on an outsourced, as-needed basis, contractors in the fields of investor relations, public relations, and production. The Company believes all of its employee relationships to be good.

Intellectual Property

As of December 31, 2015, GBI owns the following properties and related trademarks: Secret Millionaires Club, Thomas Edison’s Secret Lab, “Baby Genius”, “Little Genius”, “Kid Genius”, “Wee Worship”, “A Squared, and “Ready, Play, Learn” as well as several other names and trademarks on characters that had been developed for our content and brands. Thomas Edison’s Secret Lab, currently in production and estimated to be completed in the First Quarter of 2016, will include 52 eleven-minute episodes as well as 52 90-second music videos. Production of Space Pop also commenced in 2015 and is estimated to be released in mid 2016 and completed by year end, and will include 108 3-minute shorts comprised of storyline and music videos.

As of December 31, 2015, we hold 14 registered trademarks in multiple classes in the United States as well as additional trademarks in the United States that are associated with our other brands. We also have a number of registered and pending trademarks in Europe and other countries in which our products are sold.

5

As of December 31, 2015, we also held 96 motion picture, 13 sound recording and one literary work copyrights related to our video, music and written work products.

The Company has a two-third ownership interest in Stan Lee Comics, LLC which owns the publishing brand Stan Lee Comics and all properties produced therein. Stan Lee Comics, LLC is a joint venture with Stan Lee’s POW! Entertainment and Archie Comics. Stan Lee Comics, LLC is the owner of the Stan Lee’s Mighty 7 property.

The Company has 50/50 ownership agreements with the following partners and their related brands: Martha Stewart’s Martha & Friends; and Gisele Bündchen’s Gisele & the Green Team.

In addition to the wholly-owned or partially-owned properties listed above, the Company has agreements with certain intellectual property owners to represent their content as a licensing agent. The Company acts as a licensing agent for the following established brands: Llama Llama, Psycho Bunny, From Frank, and Celessence.

Company Information

We were incorporated in California on January 3, 2006 and reincorporated in Nevada in October 2011. We commenced operations in January 2006, assuming all of the rights and obligations of our then Chief Executive Officer, under an Asset Purchase Agreement between the Company and Genius Products, Inc., in which the Company obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Little Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, we (i) changed our domicile to Nevada from California, and (ii) changed our name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, we changed our trading symbol from “PENT” to “GNUS.”

On November 15, 2013, we entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with A Squared Entertainment LLC, a Delaware limited liability company (“A Squared”), A Squared Holdings LLC, a California limited liability company and the sole member of A Squared (the “Parent Member”), and A2E Acquisition LLC, its newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), which occurred concurrently with entering into the Merger Agreement, the Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company.  As a result of the Merger, the Company acquired the business and operations of A Squared.

Our principal executive offices are located at 301 North Canon Drive, Suite 305, Beverly Hills, California 90210. Our telephone number is 310-273-4222. We maintain an Internet website at www.gnusbrands.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Item 1A.	Risk Factors.

The following discussion of risk factors contains forward-looking statements. These risk factors may be important to understanding any statement in this Form 10-K or elsewhere. The following information should be read in conjunction with Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes beginning on Page F-1 of this Form 10-K.

The business, financial condition and operating results of the Company can be affected by a number of factors, whether currently known or unknown, including but not limited to those described below. Any one or more of such factors could directly or indirectly cause the Company’s actual results of operations and financial condition to vary materially from past or anticipated future results of operations and financial condition. Any of these factors, in whole or in part, could materially and adversely affect the Company’s business, financial condition, results of operations and stock price.

Because of the following factors, as well as other factors affecting the Company’s financial condition and operating results, past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

6

RISKS RELATING TO OUR BUSINESS

We have incurred net losses since inception.

The Company has a history of operating losses and incurred net losses in each fiscal quarter since its inception. For the year ended December 31, 2015, the Company generated net revenues of $907,983 and incurred a net loss of $3,483,122, while for the previous year, the Company generated net revenue of $925,788 and incurred a net loss of $3,728,599. These losses, among other things, have had an adverse effect on our results of operations, financial condition, stockholders’ equity, net current assets and working capital.

The Company will need to generate additional revenue to achieve profitability. The Company has already achieved significant cost savings and is beginning to generate revenues derived from its existing properties, properties in production, new brands being introduced into the marketplace, the re-launch of Baby Genius, and incremental revenue derived from the licensing business it manages on behalf of its clients. However, the ability to sustain these revenues and generate significant additional revenues or achieve profitability will depend upon numerous factors some of which are outside of the Company’s control.

We will need additional capital to fund our growing operations.  If we are not able to obtain sufficient capital, we may then be forced to limit the scope of our operations.

We expect that as our business continues to grow we will need additional working capital. While we believe that we will be able to fund our business through operating cash flows generated though our enhanced business model these cash flows are less than anticipated or do not come to fruition in the time horizon we anticipate, we would require additional debt and /or equity financing to sustain our operations. If adequate additional debt and/or equity financing is not available on reasonable terms or at all, we may not be able to continue to expand our business, and we will have to modify our business plans accordingly. These factors could have a material adverse effect on our future operating results and our financial condition.

If we reach a point where we are unable to raise needed additional funds to continue as a going concern, we could be forced to cease our activities and dissolve the Company. In such an event, we will need to satisfy various creditors and other claimants, severance, lease termination and other dissolution-related obligations.

Our ability to raise financing through sales of equity securities depends on general market conditions and the demand for our common stock. We may be unable to raise adequate capital through sales of equity securities, and if our stock has a low market price at the time of such sales, our existing stockholders could experience substantial dilution. If adequate financing is not available or unavailable on acceptable terms, we may find we are unable to fund expansion, continue offering products and services, take advantage of acquisition opportunities, develop or enhance services or products, or to respond to competitive pressures in the industry which may jeopardize our ability to continue operations.

Our revenues and results of operations may fluctuate from period to period.

Cash flow and projections for any entertainment company producing original content can be expected to fluctuate until the animated content and ancillary consumer products are in the market and could fluctuate thereafter even when the content and products are in the marketplace. There is significant lead time in developing and producing animated content before that content is in the marketplace. Unanticipated delays in entertainment production can delay the release of the content into the marketplace. Structured retail windows that dictate when new products can be introduced at retail are also out of the Company’s control. While the Company believes it has mitigated this in part by creating a slate of properties at various stages of development or production as well as representing certain established brands which contribute immediately to cash flow, any delays in the production and release of our content and products or any changes in the preferences of our customers could result in lower than anticipated cash flows.

As with our cash flows, our revenues and results of operations depend significantly upon the appeal of our content to our customers, the timing of releases of our products and the commercial success of our products, none of which can be predicted with certainty. Accordingly, our revenues and results of operations may fluctuate from period to period. The results of one period may not be indicative of the results of any future period. Any quarterly fluctuations that we report in the future may not match the expectations of market analysts and investors. This could cause the price of our common stock to fluctuate.

Production cost will be amortized according to the individual film forecasting methodology. If estimated remaining revenue is not sufficient to recover the unamortized production costs, the unamortized production costs will be written down to fair value. In any given quarter, if we lower our previous forecast with respect to total anticipated revenue, we would be required to adjust amortization of related production costs. These adjustments would adversely impact our business, operating results and financial condition.

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Changes in the United States, global or regional economic conditions could adversely affect the profitability of our business.

A decrease in economic activity in the United States or in other regions of the world in which we do business could adversely affect demand for our products, thus reducing our revenue and earnings. A decline in economic conditions could reduce demand for and sales of our products. In addition, an increase in price levels generally, or in price levels in a particular sector, could result in a shift in consumer demand away from the animated content and consumer products we offer, which could also decrease our revenues, increase our costs, or both.

Inaccurately anticipating changes and trends in popular culture, media and movies, fashion, or technology can negatively affect our sales.

While trends in the toddler to tween sector change quickly, we respond to trends and developments by modifying, refreshing, extending, and expanding our product offerings on an on-going basis. However, we operate in extremely competitive industries where the ultimate appeal and popularity of content and products targeted to this sector can be difficult to predict. We believe our focus on “content and products with a purpose” serves an underrepresented area of the toddler to tween market; however, if the interest of our audience trends away from our current properties toward other offerings based on current media, movies, animated content or characters, and if we fail to accurately anticipate trends in popular culture, movies, media, fashion, or technology, our products may not be accepted by children, parents, or families and our revenues, profitability, and results of operations may be adversely affected.

We face competition from a variety of retailers that sell similar merchandise and have better resources than we do.

The industries in which we operate are competitive, and our results of operations are sensitive to, and may be adversely affected by, competitive pricing, promotional pressures, additional competitor offerings and other factors, many of which are beyond our control. Indirectly through our licensing arrangements, we compete for retailers as well as other outlets for the sale and promotion of our licensed merchandise. Our primary competition comes from competitors such as The Walt Disney Company, Nickelodeon Studios, and the Cartoon Network.

The Company has sought a competitive advantage by providing “content and products with a purpose” which are both entertaining and enriching for children and offer differentiated value that parents seek in making purchasing decisions for their children. While we do not believe that this value proposition is specifically offered by our competitors, our competitors have greater financial resources and more developed marketing channels than we do which could impact the Company’s ability, through its licensees, to secure shelf space thereby decreasing our revenues or affecting our profitability and results of operations.

The production of our animated content is accomplished through third-party production and animation studios around the world, and any failure of these third-parties could negatively impact our business.

As part of our business model to manage cash flows, we have partnered with a number of third-party production and animation studios around the world for the production of our new content in which these partners fund the production of the content in exchange for a portion of revenues generated in certain territories. We are reliant on our partners to produce and deliver the content on a timely basis meeting the predetermined specifications for that product. The delivery of inferior content could result in additional expenditures by us to correct any problems to ensure marketability. Further, delays in the delivery of the finished content to us could result in the Company failing to deliver the product to broadcasters to which it has been pre-licensed. While we believe we have mitigated this risk by aligning the economic interests of our partners with ours and managing the production process remotely on a daily basis, any failures or delays from our production partners could negatively affect our profitability.

If we fail to honor our obligations under the terms of our third party supply agreements, our business may be adversely affected.

In early 2014, the Company entered into an exclusive 3-year arrangement with Sony DADC US Inc. which gives Sony the right to fulfill the Company’s DVD and CD duplication requirements for its product. In consideration for these exclusive rights the Company received an initial marketing support payment of $750,000 with an additional $750,000 paid in February 2015. Sony will recoup the marketing support payment through a premium on the physical media unit costs. The Company is obligated to repay a pro-rata portion of the marketing support payment if the Company does not order a minimum number of DVD/CD units during the term. However, while the Company believes the minimum order threshold is achievable over the term based on its existing properties and properties currently in production or in development, if it does not meet the minimum order threshold it would be obligated to repay any outstanding balances in 2017 and to do so may require it to divert funds from operations which may have a material adverse effect on its business.

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Failure to successfully market or advertise our products could have an adverse effect on our business, financial condition and results of operations.

Our products are marketed worldwide through a diverse spectrum of advertising and promotional programs. Our ability to sell products is dependent in part upon the success of these programs. If we or our licensees do not successfully market our products or if media or other advertising or promotional costs increase, these factors could have an adverse effect on our business, financial condition, and results of operations.

The failure of others to promote our products may adversely affect our business.

The availability of retailer programs relating to product placement, co-op advertising and market development funds, and our ability and willingness to pay for such programs, are important with respect to promoting our properties. In addition, although we may have agreements for the advertising and promotion of our products through our licensees, we will not be in direct control of those marketing efforts and those efforts may not be done in a manner that will maximize sales of our products and may have a material adverse effect on our business and operations.

We may not be able to keep pace with technological advances.

The entertainment industry in general, and the music and motion picture industries in particular, continue to undergo significant changes, primarily due to technological developments. Because of the rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors could have on potential revenue from, and profitability of, distributing entertainment programming. As it is also impossible to predict the overall effect these factors could have on our ability to compete effectively in a changing market, if we are not able to keep pace with these technological advances, our revenues, profitability and results from operations may be materially adversely affected.

Loss of key personnel may adversely affect our business.

Our success greatly depends on the performance of our executive management team, including Andrew Heyward, our Chief Executive Officer and Amy Moynihan Heyward, our President. The loss of the services of any member of our core executive management team or other key persons could have a material adverse effect on our business, results of operations and financial condition.

Our management team currently owns a substantial interest in our voting stock.

Our management team and Board of Directors own or control a combined 3,483,219, or 30.77%, of the 11,319,450 shares currently outstanding. Sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Additionally, management has the ability to control any proposals submitted to shareholders, including corporate actions and board changes which may not be in accordance with the votes of other shareholders.

Litigation may harm our business or otherwise distract management.

Substantial, complex or extended litigation could cause us to incur large expenditures and could distract management. For example, lawsuits by licensors, consumers, employees or stockholders could be very costly and disrupt business.  While disputes from time to time are not uncommon, we may not be able to resolve such disputes on terms favorable to us.

Our vendors and licensees may be subject to various laws and government regulations, violation of which could subject these parties to sanctions which could lead to increased costs or the interruption of normal business operations that could negatively impact our financial condition and results of operations.

Our vendors and licensees may operate in a highly regulated environment in the US and international markets. Federal, state and local governmental entities and foreign governments may regulate aspects of their businesses, including the production or distribution of our content or products. These regulations may include accounting standards, taxation requirements (including changes in applicable income tax rates, new tax laws and revised tax law interpretations), product safety and other safety standards, trade restrictions, regulations regarding financial matters, environmental regulations, advertising directed toward children, product content, and other administrative and regulatory restrictions. While we believe our vendors and licensees take all the steps necessary to comply with these laws and regulations, there can be no assurance that they are compliant or will be in compliance in the future. Failure to comply could result in monetary liabilities and other sanctions which could increase our costs or decrease our revenue resulting in a negative impact on our business, financial condition and results of operations.

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Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our ability to compete in the animated content and entertainment industry depends, in part, upon successful protection of our proprietary and intellectual property. We protect our property rights to our productions through available copyright and trademark laws and licensing and distribution arrangements with reputable companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited, or no, practical protection in some jurisdictions. It may be possible for unauthorized third parties to copy and distribute our productions or portions of our productions. In addition, although we own most of the music and intellectual property included in our products, there are some titles which the music or other elements are in the public domain and for which it is difficult or even impossible to determine whether anyone has obtained ownership or royalty rights. It is an inherent risk in our industry that people may make such claims with respect to any title already included in our products, whether or not such claims can be substantiated. If litigation is necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the resulting diversion of resources could have an adverse effect on our business, operating results or financial condition.

RISKS RELATING TO OUR COMMON STOCK

Our common stock may be affected by limited trading volume and price fluctuations which could adversely impact the value of our common stock.

Trading in our common stock can fluctuate significantly and there can be no assurance that an active trading market will either develop or be maintained. Our common stock is expected to continue to experience significant price and volume fluctuations. This trading activity could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that our stock price will decline in the future. We cannot predict the actions of market participants or the stock market as a whole. We can offer no assurances that the market for our common stock will be stable or that our stock price will fluctuate in a manner that is consistent with our operating results.

If our common stock remains subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

Unless our common stock is listed on a national securities exchange, including the Nasdaq Capital Market or we have stockholders’ equity of $5,000,000 or more and our common stock has a market price per share of more than $4.00, transactions in our common stock will be subject to the SEC’s “penny stock” rules. If our common stock remains subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document that describes the risks associated with such stocks, the broker-dealer's duties in selling the stock, the customer's rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our common stock, decrease liquidity of our common stock and increase transaction costs for sales and purchases of our common stock as compared to other securities. Our management is aware of the abuses that have occurred historically in the penny stock market.

As a result, if our common stock continues to be subject to the penny stock rules, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock.  We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations.

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Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm.  The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis.  It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis.  In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

We are authorized to issue "blank check" preferred stock without stockholder approval, which could adversely impact the rights of holders of our common stock.

Our Articles of Incorporation authorize our Company to issue up to 10,000,000 shares of blank check preferred stock. Any additional preferred stock that we issue in the future may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any additional shares of authorized preferred stock, there can be no assurance that we will not do so in the future.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, as amended, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Of the approximately 11,259,450 shares of our common stock outstanding as of December 31, 2015, approximately 3,444,850 shares are freely tradable without restriction. Any substantial sales of our common stock pursuant to Rule 144 may have a material adverse effect on the market price of our common stock.

We do not expect to pay dividends in the future and any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the our Board of Directors. If we do not pay dividends, our common stock may be less valuable because the return on investment will only occur if its stock price appreciates.

Item 1B.	Unresolved Staff Comments.

None.

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Item 2.	Properties.

Effective May 1, 2015, the Company leases approximately 3,251 square feet of general office space at 301 North Canon Drive, Suite 305, Beverly Hills, CA 90210 pursuant to a 35-month sub-lease that commenced on May 1, 2015. The Company pays approximately $136,542 annually, subject to annual escalations of 3%.

Item 3.	Legal Proceedings.

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 4.	Mine Safety Disclosures.

N/A

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PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Market Information

Our common stock is quoted on the OTCQB under the symbol “GNUS.” The last reported bid price for our common stock on the OTCQB on March 28, 2016 was $0.92 per share.

The table below sets forth the high and low bid prices for our common stock as reported on the OTCQB during the periods indicated, with prices prior to April 7, 2014 adjusted to give retrospective effect to the 1-for-100 reverse stock split that occurred on that date.

The quotations below, as provided by OTC Markets Group, Inc., reflect inter-dealer prices and do not include retail markup, markdown or commissions. In addition, these quotations may not necessarily represent actual transactions.

Quarter Ended	Quarter High	Quarter Low

3/31/2014	$3.00	$1.50
6/30/2014	$3.35	$1.50
9/30/2014	$2.22	$1.25
12/31/2014	$1.45	$0.80
3/31/2015	$4.90	$2.90
6/30/2015	$4.05	$2.67
9/30/2015	$2.95	$1.71
12/31/2015	$2.08	$1.33

Outstanding Shares and Number of Stockholders

As of March 29, 2016, the number of shares of common stock outstanding was 11,319,450. As of March 29 2016, there were approximately 221 record holders of our shares of issued and outstanding common stock. This number does not include persons or entities that hold their stock in nominee or "street" name through various brokerage firms.

Dividends

We have never declared or paid dividends on our common stock.  Moreover, we currently intend to retain any future earnings for use in our business and, therefore, do not anticipate paying any dividends on our common stock in the foreseeable future.

Equity Compensation Plan Information

The following table reflects, as of December 31, 2015, compensation plans pursuant to which the Company is authorized to issue options, warrants or other rights to purchase shares of its common stock, including the number of shares issuable under outstanding options, warrants and rights issued under the plans and the number of shares remaining available for issuance under the plans:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders(1)	4,300,000	$2.00	30,000
Equity compensation plans not approved by shareholders	–	–	–
Total	4,300,000	$2.00	30,000

(1)	On February 13, 2016, the majority shareholders of the Company adopted an amendment to the Company’s 2015 Incentive Plan to increase the number of shares of common stock issuable under the plan to 4,330,000.

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Unregistered Sales of Equity Securities

None

Item 6.	Selected Financial Data

Not required for smaller reporting companies.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our results of operations, financial condition and liquidity and capital resources should be read in conjunction with our audited financial statements and related notes for the fiscal years ended December 31, 2015 and 2014. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

The management’s discussion and analysis is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make certain estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Organization

The Company commenced operations in January 2006, assuming all of the rights and obligations of its then Chief Executive Officer, under an Asset Purchase Agreement between the Company and Genius Products, Inc., in which the Company obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Little Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, the Company (i) changed its domicile to Nevada from California, and (ii) changed its name to Genius Brands International, Inc. from Pacific Entertainment Corporation. In connection with the Reincorporation, the Company changed its trading symbol from “PENT” to “GNUS”.

On November 15, 2013, the Company entered into the Merger Agreement with A Squared Entertainment LLC, A Squared Holdings LLC and A2E Acquisition LLC. Upon closing of the Merger, which occurred concurrently with entering into the Merger Agreement, the Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired the business and operations of A Squared.

On April 2, 2014, the Company filed a certificate of amendment to its Articles of Incorporation to affect a reverse split of our issued and outstanding common stock on a 1-for-100 basis (the “Reverse Split”). The reverse stock split was effected on April 7, 2014. All share and per share amounts referenced in this Annual Report on Form 10-K are adjusted to give retrospective effect to the Reverse Split.

Our Business

Genius Brands International, Inc. is a global content and brand management company dedicated to providing entertaining and enriching “content and products with a purpose” for toddlers to tweens. Led by industry veterans Andrew Heyward (Chief Executive Officer) and Amy Moynihan Heyward (President), the Company produces original content and licenses the rights to that content to a variety of partners. Our licensees include (i) companies to which the audio-visual rights are licensed for exhibition in various formats such as Pay Television, Free or Broadcast Television, Video-on-Demand (“VOD”), subscription on demand (“SVOD”), DVDs/CDs and more and (ii) companies that develop and distribute products based on our content within different product categories such as toys, electronics, publishing, home goods, stationary, gifts, and more.

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The Company owns a portfolio of original children’s entertainment that is targeted at toddlers to teens including the award-winning Baby Genius, Warren Buffett's Secret Millionaires Club, Thomas Edison's Secret Lab and Stan Lee's Mighty 7, the first project from Stan Lee Comics, LLC, a joint venture with legendary Stan Lee's POW! Entertainment.

In addition to the Company’s wholly-owned brands, it also acts as licensing agent for certain brands, leveraging its existing licensing infrastructure to expand these brands into new product categories, new retailers, and new territories. These include the best-selling children’s book series, Llama Llama; Psycho Bunny, a luxury apparel line; From Frank, a humor greeting card and product line; Celessence Technologies, the world's leading microencapsulation company.

Strategic Initiatives

During 2014 and 2015, the Company began a series of strategic initiatives to restructure certain areas of business in an effort to operate more profitably in the long run. This included product sales, content distribution, production, and product development:

1)	During the second quarter of 2014, the Company began phasing out the direct production and sale of physical products including DVDs and CDs and shifted to a licensing model whereby these functions were outsourced to industry experts and category leaders in their respective industries. On July 14, 2014, the Company employed Stone Newman in the newly created position of President – Global Consumer Products to manage all consumer products, licensing and merchandising sales for the Company’s brands.

2)	Prior to the third quarter of 2014, the Company utilized an agency to license its content to international television broadcasters, home video, and digital distribution outlets. To exert greater control over the distribution of its expanding portfolio of content, during the second quarter of 2014, the Company formed a new global distribution division and appointed Andrew Berman to the newly created position of Senior Vice President - International Sales to oversee the division and the appointment of regional agents to represent the Company locally in key regions.

3)	During the third and fourth quarter of 2014, the Company partnered with various pre-production, production, and animation companies to provide services to the Company for the production of Thomas Edison’s Secret Lab in exchange for a certain percentage of the series’ forthcoming adjusted net revenues and the ability to distribute the series in certain languages in certain territories. This model helps to better manage the Company’s cash flows while enabling it to exploit territories that would otherwise be challenging to manage and monetize. The Company intends to replicate the model for future productions.

4)	The infrastructure the Company has put in place enables it to efficiently exploit a growing portfolio of brands. The Company is actively developing a number of new brands, like Space Pop, to add to its growing portfolio and consistently looks for existing brands to acquire or act as licensing agent, as with the best-selling line of books, Llama Llama which the Company recently signed. The Company remains focused on brands that lend themselves to interactive exploitation in multiple areas and are consistent with the Company’s primary point of differentiation: providing multi-media “content and products with a purpose” that entertain and enrich kids.

5)

Consistent with the Company's strategy of securing widespread distribution for its content in a variety of formats and building awareness and engagement for its brands that in turn drives its consumer products business, the Company has expanded its successful relationship with Comcast beyond the already popular Baby Genius on-demand offering. The Company has announced it launched a new Kid Genius Channel in the fourth quarter of2015, offering 24-hours of video on-demand content that will be consistent with the Company's "content and products with a purpose" mission. The new video on-demand channel will include the Company's own content, in addition to other content the Company will curate, to offer a robust line-up for kids. The Company's Senior Vice President-International Sales, Andrew Berman, will oversee the channel.

Recent Events

Distribution agreement with Sony Pictures Home Entertainment Inc.

On February 18, 2016, we entered into a distribution agreement with Sony Pictures Home Entertainment Inc. (“Sony”), pursuant to which the Company agreed to grant Sony certain rights for the marketing and distribution of the Company’s animated feature-length motion pictures and animated television series in the United States and in Canada, and potentially additional countries. In consideration for such rights, and subject to certain conditions, Sony has paid the Company an advance in the amount of $2.0 million, against future royalties.

Private Placement

On October 29, 2015, we conducted a private placement with certain accredited investors pursuant to which we sold an aggregate of 4,330,000 shares of its common stock, par value $0.001 per and warrants to purchase up to an aggregate of 4,330,000 shares of common stock for a purchase price of $1.00 per share and gross proceeds to us of $4,330,000 (the “2015 Private Placement”). The closing of the 2015 Private Placement was subject to certain customary closing conditions and closed on November 3, 2015. Stock offering costs were $502,218.

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The warrants are exercisable into shares of common stock for a period of five (5) years from issuance at an initial exercise price of $1.10 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. The Company is prohibited from effecting an exercise of the warrants to the extent that as a result of such exercise, the holder would beneficially own more than 4.99% (subject to increase up to 9.99% upon 61 days’ notice) in the aggregate of the issued and outstanding shares of common stock, calculated immediately after giving effect to the issuance of shares of common stock upon exercise of the warrant.

Pursuant to the terms of the Purchase Agreements, beginning on the closing date of the 2015 Private Placement and ending sixty (60) days after the Effective Date (as defined in the Purchase Agreements), the Company shall not issue any securities, subject to certain exceptions. Additionally, until the later of (i) such time as the investors in the 2015 Private Placement, in the aggregate, hold less than 50% of the common stock originally purchased by them in the Private Placement and the average daily trading volume of the common stock for a period of ten (10) consecutive trading days is greater than $75,000 and (ii) the one year anniversary of the closing of the 2015 Private Placement, the Company has agreed to not sell any securities, subject to certain exceptions, at an effective per share price of common stock less than the purchase price of the common stock sold in the 2015 Private Placement then in effect.

The Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission (the “SEC”) covering all shares of common stock and shares of common stock underlying the warrants issued or issuable in the 2015 Private Placement within 45 days of the closing of the 2015 Private Placement and to maintain the effectiveness of the registration statement until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 90 days of the closing of the 2015 Private Placement (or 120 days after such closing if the registration statement is subject to review by the SEC. The Company is obligated to pay to investors a fee of 1% per month in cash for every thirty day period up to a maximum of six (6%) percent, (i) that the registration statement has not been filed after the required filing date, (ii) following the required effectiveness date that the registration statement has not been declared effective; and (iii) as otherwise set forth in the Registration Rights Agreement.

Chardan Capital Markets LLC acted as sole placement agent in the 2015 Private Placement in consideration for which Chardan received a cash fee of $300,000 and a five-year warrant to purchase up to 425,000 shares of common stock (the “Placement Agent Warrant”) at an initial exercise price of $1.20 per share. The terms of the Placement Agent warrant are identical to the warrants issued in the 2015 Private Placement except with respect to the exercise price thereof.

Results of Operations

Comparison of Results of Operations for the twelve months ended December 31, 2015 and 2014

Below is a discussion of our 2015 operating results compared to our 2014 operating results. 2014 represented a transitional year as the Company restructured and changed the way it will manage its operations in the future to a licensing model whereby the Company minimizes its risk and outsources the manufacturing and distribution of its products to industry leaders in their respective industries. In addition, the Company re-launched its Baby Genius brand in September 2015 using a newly designed and expanded product line, resulting in a year over year loss in Baby Genius sales. In addition to the re-launch of Baby Genius this year, the Company will also be introducing several new brands in addition to the licensing business is now manages on behalf of three existing retail brands.

Our summary results for the twelve months ended December 31, 2015 and 2014 are below.

Revenues.

	12/31/2015	12/31/2014	Change	% Change
Licensing & Royalties	$492,134	$310,845	$181,289	58%
Television & Home Entertainment	400,676	117,670	283,006	240%
Product Sales	15,173	497,273	(482,100)	-97%
Total Revenue	$907,983	$925,788	$(17,805)

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Licensing and royalty revenue includes items for which we license the rights to our copyrights and trademarks of our brands and those of the brands for which we act as a licensing agent. During the twelve months ended December 31, 2015 compared to December 31, 2014, this category increased $181,289 due to increased licensing activity given the strategic restructuring of the Company in 2014.

Television & Home Entertainment revenue is generated from distribution of our properties for broadcast on television, VOD, or SVOD in domestic and foreign markets and the sale of DVDs for home entertainment. During the twelve months ended December 31, 2015, Television & Home Entertainment revenue increased $283,006 compared to the twelve months ended December 31, 2014, representing expanded distribution of our content given the strategic restructuring of the Company in 2014 in addition to the commencement of deliveries of Thomas Edison’s Secret Lab.

Product sales represent physical products including DVDs and CDs in which the Company holds intellectual property rights such as trademarks and copyrights to the characters and which are manufactured and sold by the Company either directly at wholesale to retail stores or online retailers. During the twelve months ended December 31, 2015, product sales decreased by $482,100 compared to the twelve months ended December 31, 2014 due to the change in business strategy whereby the Company has transitioned from the direct production and sale of physical products to a licensing model in which these functions were outsourced to industry experts and category leaders.

Cost of Sales and Operating Costs.

	12/31/2015	12/31/2014	Change	% Change
Cost of Sales	$72,867	$500,000	$(427,133)	-85%
General and Administrative	3,689,599	3,453,900	235,699	7%
Marketing and Sales	420,399	338,598	81,801	24%
Amortization of Film & TV Costs	127,551	–	127,551	N/A
Depreciation & Amortization	133,911	109,753	24,158	22%
Total Costs of Sales and Operating Costs	$4,444,327	$4,402,251	$42,076

Cost of Sales decreased $427,133 during the twelve months ended December, 2015 compared to the same period of 2014. The decrease was a result of the decrease in product sales discussed above as well as the elimination of the overhead associated with handling sales directly, replaced by a new model whereby these costs will be borne by our licensees.

General and Administrative expenses consist primarily of salaries, employee benefits, as well as other expenses associated with finance, legal, facilities, marketing, rent, and other professional services. General and administrative costs for the twelve months ended December, 2015 increased $235,699 compared to the same period in 2014. The aggregate increase for the category results primarily from increases in salaries and related expense of $411,512 related to the addition of several critical hires in sales functions and digital initiatives offset by decreases in professional fees of $273,295 and bad debt expense of $56,550.

Marketing and sales expenses increased $81,801 for the twelve months ended December 31, 2015 compared to the twelve months ended December 31, 2014 primarily due to an increase in trade show expenses which did not exist in the prior period as well as increases in other advertising expenses related to the increased size of the portfolio of brands the Company promotes.

Other Income / (Expense).

	12/31/2015	12/31/2014	Change	% Change
Other Income	$18,870	$34,700	$(15,830)	-46%
Interest Expense	(2,576)	(11,750)	9,174	78%
Interest Expense - Related Parties	(24,757)	(25,842)	1,085	4%
Gain (Loss) on Distribution Contracts	115,811	(47,229)	163,040	-345%
Gain (Loss) on Impairment of Assets	(7,500)	–	(7,500)	N/A
Gain (Loss) on Disposition of Assets		(70,905)	70,905	-100%
Gain (Loss) on Inventory		(174,963)	174,963	-100%
Gain (Loss) on Extinguishment of Debt	–	56,519	(56,519)	-100%
Gain (Loss) on Conversion of Accounts Payable	–	(4,072)	4,072	-100%
Gain (Loss) on Deferred Financing Costs	(9,313)	(8,594)	(719)	-8%
Gain (Loss) on Foreign Currency Translation	(37,313)	–	(37,313)	N/A
Net Other Income (Expense)	$53,222	$(252,136)	$305,358

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Other income (expense) represents non-operating income and expense such as interest expense and the gain or loss on certain transactions as well as unrealized foreign currency translation adjustments related to certain contracts denominated in foreign currency. For the twelve months ended December 31, 2015, other income totaled $53,222 compared to other expense of $(252,136) in the same period of 2014. This $305,358 increase was primarily the result of the termination of a distribution contract in which certain amounts that had been included in deferred revenue were recognized as a gain on the settlement of the contract as well as an additional amounts due to the Company to terminate the contract. Additionally, there were no further inventory write-offs in the current period.

Liquidity

Comparison of Cash Flows for the Twelve months Ended December 31, 2015 and 2014

Cash totaled $5,187,620 and $4,301,099 at December 31, 2015 and 2014, respectively. The change in cash is as follows:

	12/31/2015	12/31/2014	Change
Cash Used in Operating Activities	$(3,396,581)	$(2,481,988)	$(914,593)
Cash Used in Investing Activities	(294,207)	(97,986)	(176,221)
Cash Provided by Financing Activities	4,577,309	6,353,963	(1,776,654)
Increase in Cash	$886,521	$3,773,989	$(2,887,468)

During the twelve months ended December 31, 2015, our primary source of cash was financing activity, specifically the collection of the second payment related to a long-term, exclusive supply chain services agreement and the receipt of funds related to the issuance of common stock. During the comparable period in 2014, our primary source of cash was financing activity including the collection of the first payment related to a long-term, exclusive supply chain services contract and the receipt of funds related to the issuance of preferred stock. During both periods, these funds were primarily used to fund operations as well as investments in fixed assets, intangible assets, and capitalized product development.

Operating Activities

Cash used in operating activities in the twelve months ended December 31, 2015 was $3,396,581 as compared to cash used of $2,481,988 during the prior period, representing an increase in cash used in operating activities of $914,593 based on the operating results discussed above as well as increases in film and television costs related to the development and production of episodes of Thomas Edison’s Secret Lab and the development of Space Pop (working title).

Investing Activities

Cash used in investing activities for the twelve months ended December 31, 2015 was $294,207 as compared to a use of $97,986 for the comparable period in 2014, representing an increase in cash used in investing activities of $196,221. This increase is primarily the result of approximately $177,000 spent on leasehold improvements in our new leased office space.

Financing Activities

Cash generated from financing activities during the twelve months ended December 31, 2015 was $4,577,309 as compared to $6,353,963 generated in the comparable period in 2014 representing a decrease of $1,776,654. During the first quarter of 2014, the Company entered into a long-term, exclusive supply chain services agreement in which it will order a minimum level of disc replication, packaging and distribution services for its content across all physical media. As consideration for these minimum order levels, the Company received a total of $1,500,000, $750,000 during the first quarter of 2014 and $750,000 during the first quarter of 2015. Additionally, during the first quarter of 2014, the Company received net proceeds of $355,116 from the sale of its common stock offset by repayment of related party notes of $100,872. During the second quarter of 2014, the Company received net proceeds from the sale of its preferred stock of $5,379,915. During the third quarter of 2015, the company received net proceeds from the sale of its common stock of $3,827,782.

Capital Resources

As of December 31, 2015, the Company does not have any material commitments for capital expenditures.

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Critical Accounting Policies

The Company’s accounting policies are described in the notes to the financial statements. Below is a summary of the critical accounting policies, among others, that management believes involve significant judgments and estimates used in the preparation of its financial statements.

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of Genius Brands International, Inc. and its wholly owned subsidiary A Squared Entertainment, LLC. All significant inter-company balances and transactions have been eliminated in consolidation.

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired in business combinations accounted for by the purchase method. In accordance with ASC Topic 350 Intangibles Goodwill and Other, goodwill and certain intangible assets are presumed to have indefinite useful lives and are thus not amortized, but subject to an impairment test annually or more frequently if indicators of impairment arise. The Company completes the annual goodwill and indefinite-lived intangible asset impairment tests during the fourth quarter. To test for goodwill impairment, we are required to estimate the fair market value of each of our reporting units. While we may use a variety of methods to estimate fair value for impairment testing, our primary methods are discounted cash flows. We estimate future cash flows and allocations of certain assets using estimates for future growth rates and our judgment regarding the applicable discount rates. Changes to our judgments and estimates could result in a significantly different estimate of the fair market value of the reporting units, which could result in an impairment of goodwill.

Other intangible assets have been acquired, either individually or with a group of other assets, and were initially recognized and measured based on fair value. Additionally, the Company develops new videos, music, books and digital applications in addition to adding content, improved animation and bonus songs/features to its existing product catalog. In accordance with ASC 350 Intangible Assets and ASC 730 Research and Development, the costs of new product development and significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred. Annual amortization of these intangible assets is computed based on the straight-line method over the remaining economic life of the asset.

Films and Televisions Costs

The Company capitalizes production costs for episodic series produced in accordance with ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue based on the initial market revenue evidenced by a firm commitment over the period of commitment. The Company expenses all capitalized costs that exceed the initial market firm commitment revenue in the period of delivery of the episodes.

The Company capitalizes production costs for films produced in accordance with ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue quarterly as a cost of production based on the relative fair value of the film(s) delivered and recognized as revenue. The Company evaluates their capitalized production costs annually and limits recorded amounts by their ability to recover such costs through expected future sales.

Revenue Recognition

The Company recognized revenue related to product sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer as required by ASC 605 Revenue Recognition.

Revenues associated with the sale of products, are recorded when shipped to customers pursuant to approved customer purchase orders resulting in the transfer of title and risk of loss.  Cost of sales, rebates and discounts are recorded at the time of revenue recognition or at each financial reporting date.

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The Company recognizes revenue in accordance with ASC Topic 926-605 Entertainment-Films - Revenue Recognition. Accordingly, the Company recognizes revenue when (i) persuasive evidence of a sale with customer exists, (ii) the film is complete and has been delivered or is available for delivery, (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale, (iv) the arrangement fee is fixed or determinable, and (v) collection of the arrangement fee is reasonably assured.

For its distribution, TV, and home entertainment income the Company generally enters in to flat fee arrangements to deliver multiple films or episodes. The Company allocates revenue to each film or episode based on their relative fair market values and recognizes revenue as each film or episode is complete and available for delivery.

The Company’s licensing and royalty revenue represents both (a) variable payments based on net sales from brand licensees for content distribution rights. These license agreements are held in conjunction with third parties that are responsible for collecting fees due and remitting to the Company its share after expenses. Revenue from licensed products is recognized when realized or realizable based on royalty reporting received from licensees and (b) licensing income the Company recognizes revenue as an agent in accordance with ASC 605-45 Revenue Recognition - Principal Agent. Accordingly, the Company’s revenue is its gross billings to its customers less the amounts it pays to suppliers for their products and services.

Other Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Off Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Item 7A.	Quantitative and Qualitative Disclosures about Market Risk

Not required for smaller reporting companies.

Item 8.	Financial Statements and Supplementary Data

The financial statements are included herein commencing on page F-1.

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The Company has been informed that effective as of January 1, 2016 (the “Effective Date” ) all of the assets of HJ & Associates, LLC and HJ Associates and Consultants, LLP ( “HJ ” ) were acquired by Haynie & Company, Salt Lake City, Utah, and, as a result, on January 15, 2016 HJ resigned as the Company’s independent registered public accounting firm because the firm will no longer be an active entity and not able to certify the Company’s financial statement from and after the Effective Date. Therefore, on January 15, 2016, the Company engaged Haynie & Company, Salt Lake City, Utah, as its new independent registered public accounting firm. The engagement of Haynie & Company was unanimously approved by the Company’s audit committee and Board of Directors.

The reports of HJ regarding the Company’s consolidated financial statements for the two most recent fiscal years did not contain an adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years and through the Effective Date, there were (i) no disagreements between the Company and HJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of HJ, would have caused HJ to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “ reportable events ” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided HJ with a copy of this Form 8-K and requested that HJ furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not HJ agrees with the above statements. A copy of such letter, dated January 15, 2016, is attached as Exhibit 16.1.

During the Company’s two most recent fiscal years and in the subsequent interim period through the Effective Date, the Company has not consulted with Haynie & Company regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Haynie & Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9A.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including the Chief Executive Officer and Chief Financial Officer, we have evaluated the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this report.  Based on that evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that, as of December 31, 2015, these disclosure controls and procedures were effective to ensure that all information required to be disclosed by us in the reports that we file or submit under the Exchange Act is: (i) recorded, processed, summarized and reported, within the time periods specified in the Commission’s rule and forms; and (ii) accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

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Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed by, or under the supervision of, our Chief Executive Officer and Chief Financial Officer and effected by our Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Our evaluation of internal control over financial reporting includes using the COSO framework (2013), an integrated framework for the evaluation of internal controls issued by the Committee of Sponsoring Organizations of the Treadway Commission, to identify the risks and control objectives related to the evaluation of our control environment.

Our management conducted an evaluation of the effectiveness of our internal control over financial reporting. Based on our evaluation, management concluded that our internal control over financial reporting was effective as of December 31, 2015.

This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation requirements by the Company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the company to provide only management’s report in this annual report.

Inherent Limitations Over Internal Controls

Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations, including the possibility of human error and circumvention by collusion or overriding of controls. Accordingly, even an effective internal control system may not prevent or detect material misstatements on a timely basis. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Changes in Internal Control over Financial Reporting.

There were no changes in our internal control over financial reporting that occurred during the quarter ended December 31, 2015 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.	Other Information

None.

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PART III

Item 10.	Directors, Executive Officers and Corporate Governance.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth information about our directors and executive officers as of March 29, 2016:

Name	Age	Position

Andrew Heyward	66	Chief Executive Officer and Chairman of the Board/Director
Amy Moynihan Heyward	48	President and Director
Gregory Payne	60	Corporate Secretary
Michael D. Handelman	56	Chief Financial Officer
Bernard Cahill	49	Director
Joseph “Gray” Davis*	71	Director
P. Clark Hallren*	53	Director
Lynne Segall*	62	Director
Anthony Thomopoulos *	76	Director
Margaret Loesch*	69	Director

_______

* Denotes directors who meet our criteria for “independence”.

Our directors hold office until the earlier of their death, resignation or removal or until their successors have been qualified.

Background Information

Andrew Heyward, 66, has been the Company’s Chief Executive Officer since November 2013 and the Company’s Chairman of the Board since December 2013. Mr. Heyward co-founded DIC Animation City in 1983 and served as its Chief Executive Officer until its sale in 1993 to Capital Cities/ ABC, Inc. which was eventually bought by The Walt Disney Company in 1995. Mr. Heyward ran the company while it was owned by The Walt Disney Company until 2000 when Mr. Heyward purchased DIC Entertainment L.P. and DIC Productions L.P, corporate successors to the DIC Animation City business, with the assistance of Bain Capital and served as the Chairman and Chief Executive Officer of their acquiring company DIC Entertainment Corporation, until he took the company public on the AIM. He sold the company in 2008. Mr. Heyward co-founded A Squared Entertainment LLC in 2009 and has served as its Co-President since inception. Mr. Heyward earned a Bachelor of Arts degree in Philosophy from UCLA and is a member of the Producers Guild of America, the National Academy of Television Arts and the Paley Center (formerly the Museum of Television and Radio). Mr. Heyward gave the Commencement address in 2011 for the UCLA College of Humanities, and was awarded the 2002 UCLA Alumni Association's Professional Achievement Award. He has received multiple Emmys and other awards for Children’s Entertainment.  He serves on the Board of Directors of the Cedars Sinai Medical Center. Mr. Heyward has produced over 5,000 half hour episodes of award winning entertainment, among them Inspector Gadget; The Real Ghostbusters; Strawberry Shortcake; Care Bears; Alvin and the Chipmunks; Hello Kitty’s Furry Tale Theater; The Super Mario Brothers Super Show; The Adventures of Sonic the Hedgehog; Sabrina The Animated Series ; Captain Planet and the Planeteers; Liberty’s Kids, and many others. Mr. Heyward was chosen as a director because of his extensive experience in children’s entertainment and as co-founder of A Squared Entertainment.

Amy Moynihan Heyward, 48, has been the President of the Company since November 2013 and a Director of the Company since December 2013. Ms. Heyward is the founder and has been the President of A Squared since 2009. Prior to the formation of A Squared, Ms. Heyward served as the Vice President of Marketing at the Los Angeles Times from 2006 to 2008 and from 2003 to 2006. Ms. Heyward served as the director of global marketing for McDonald’s Corporation. From 2002 to 2003, Ms. Moynihan handled promotions and sponsorships for Hasbro, Inc. and from 1994 to 2000, Ms. Heyward worked in various marketing posts for Disney. Ms. Heyward received degrees in Marketing Communications and Journalism from Northeastern University and sits on the Boards of Directors of LA’s Best and After School All-Stars. Ms. Heyward was chosen as a director because of her commercial and trade experience in creating and managing international brands and as co-founder of A Squared Entertainment.

Gregory Payne, 60, has been the Corporate Secretary of the Company since November 2013 and the Chief Operating Officer and General Counsel to A Squared Entertainment LLC since October 2011 and A Squared Holdings LLC since March 2009. He was an attorney in private practice and the Chairman of Foothill Entertainment, Inc. from 2000 to present. Mr. Payne served as Senior Vice President Legal and Business Affairs to DIC Animation City, DIC Entertainment L.P. and DIC Productions L.P. variously during the period from 1986 to 1998 and was an attorney in private practice from 1978 until 1986. Mr. Payne is a director and 50% shareholder of Foothill Entertainment Inc. Mr. Payne received his Juris Doctorate from Stanford Law School.

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Michael D. Handelman, 56, has been the Chief Financial Officer of the Company since June 2015. Mr. Handelman served as the Chief Financial Officer of Lion Biotechnologies from February 2011 until June, 2015. Prior to that position Mr. Handelman served as Chief financial Officer and as a financial management consultant of Oxis International, Inc., a public company engaged in the research, development and commercialization of nutraceutical products, from August 2009 until October 2011. From November 2004 to July 2009, Mr. Handelman served as Chief Financial Officer and Chief Operating Officer of TechnoConcepts, Inc., formerly a public company engaged in designing, developing, manufacturing and marketing wireless communications semiconductors, or microchips. Prior thereto, Mr. Handelman served from October 2002 to October 2004 as Chief Financial Officer of Interglobal Waste Management, Inc., a manufacturing company, and from July 1996 to July 1999 as Vice President and Chief Financial Officer of Janex International, Inc., a children’s toy manufacturer. Mr. Handelman was also the Chief Financial Officer from 1993 to 1996 of the Los Angeles Kings, a National Hockey League franchise. Mr. Handelman is a certified public accountant and holds a degree in accounting from the City University of New York.

Bernard Cahill, 49, has been a Director of the Company since December 2013. Mr. Cahill is the founding partner of ROAR, LLC, an entertainment consulting firm, which he founded in 2004 and is the founding partner of Cahill Law Offices, an entertainment law firm, which he founded in 1995. Mr. Cahill is the founder of Unicorn Games LLC, which was sold to Hasbro, Inc. in 2000. Mr. Cahill holds a Bachelor’s of Science degree in Biology from Illinois State University and a Juris Doctorate from the John Marshall Law School. Mr. Cahill is a member of the Tennessee State and Illinois State Bar. Mr. Cahill was chosen to be a director based on his expertise in the entertainment field.

Joseph “Gray” Davis, 71, has been a Director of the Company since December 2013. Mr. Davis served as the 37th governor of California from 1998 until 2003. Mr. Davis currently serves as “Of Counsel” in the Los Angeles, California office of Loeb & Loeb LLP. Mr. Davis has served on the Board of Directors of DIC Entertainment and is a member of the bi-partisan Think Long Committee, a Senior Fellow at the UCLA School of Public Affairs and Co-Chair of the Southern California Leadership Counsel. Mr. Davis received his undergraduate degree from Stanford University and received his Juris Doctorate from Columbia Law School. Mr. Davis served as lieutenant governor of California from 1995-1998, California State Controller from 1987-1995 and California State Assemblyman from 1982-1986. Mr. Davis was chosen as a director of the Company based on his knowledge of corporate governance.

P. Clark Hallren, 53, has been a Director of the Company since May 2014. Since August 2013, Mr. Hallren has been a realtor with HK Lane/Christie’s International Real Estate and since August 2012, Mr. Hallren has served as an outside consultant to individuals and entities investing or operating in the entertainment industry. From August 2012 to August 2014, Mr. Hallren was a realtor with Keller Williams Realty and from August 2009 to August 2012, Mr. Hallren founded and served as managing partner of Clear Scope Partners, an entertainment advisory company. From 1986 to August 2009, Mr. Hallren was employed by JP Morgan Securities Inc. in various capacities, including as Managing Director of the Entertainment Industries Group. In his roles with JP Morgan Securities, Mr. Hallren was responsible for marketing certain products to his clients, including but not limited to, syndicated senior debt, public and private subordinated debt, public and private equity, securitized and credit enhanced debt, interest rate derivatives, foreign currency and treasury products. Mr. Hallren holds Finance, Accounting and Economics degrees from Oklahoma State University. He also currently holds Series 7, 24 and 63 securities licenses. Mr. Hallren was chosen as a director of the Company based on his knowledge and experience in the entertainment industry as well as in banking and finance.

Lynne Segall, 62, has been a Director of the Company since December 2013. Ms. Segall has served as the Senior Vice President and Publisher of The Hollywood Reporter since June 2011. From 2010 to 2011, Ms. Segall was the Senior Vice President of Deadline Hollywood. From June 2006 to May 2010, Ms. Segall served as the Vice President of Entertainment, Fashion & Luxury advertising at the Los Angeles Times. In 2005, Ms. Segall received the Women of Achievement Award from The Hollywood Chamber of Commerce and the Women in Excellence Award from the Century City Chamber of Commerce. In 2006, Ms. Segall was recognized by the National Association of Women with its Excellence in Media Award. Ms. Segall was chosen to be a director based on her expertise in the entertainment industry.

Anthony Thomopoulos, 76, was appointed as a director of the Company on February 27, 2014. Mr. Thomopoulos served as the Chairman of United Artist Pictures from 1986 to 1989 and formed Thomopoulos Pictures, an independent production company of both motion pictures and television programs in 1989 and has served as its Chief Executive Officer since 1989. From 1991 to 1995, Mr. Thomopoulos was the President of Amblin Television, a division of Amblin Entertainment. Mr. Thomopoulos served as the President of International Family Entertainment, Inc. from 1995 to 1997. From June 2001 to January 2004, Mr. Thomopoulos served as the Chairman and Chief Executive Officer of Media Arts Group, a NYSE listed company. Mr. Thomopoulos served as a state commissioner of the California Service Corps. under Governor Schwarzenegger from 2005 to 2008. Mr. Thomopoulos is also a founding partner of Morning Light Productions. Since he founded it in 2008, Mr. Thomopoulos has operated Thomopoulos Productions and has served as a consultant to BKSems, USA, a digital signage company. Mr. Thomopoulos is an advisor and a member of the National Hellenic Society and holds a degree in Foreign Service from Georgetown University and sat on its Board of Directors from 1978 to 1988. Mr. Thomopoulos was chosen as a director of the Company based on his entertainment industry experience.

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Margaret Loesch, 69, was appointed to the Board of Directors on March 18, 2015. Beginning in 2009 through 2014, Ms. Loesch, served as Chief Executive Officer and President of The Hub Network, a cable channel for children and families, including animated features. The Company has, in the past, provided The Hub Network with certain children’s programming. From 2003 through 2009 Ms. Loesch served as Co-Chief Executive Officer of The Hatchery, a family entertainment and consumer product company. From 1998 through 2001 Ms. Loesch served as Chief Executive Officer of the Hallmark Channel, a family related cable channel. From 1990 through 1997 Ms. Loesch served as the Chief Executive Officer of Fox Kids Network, a children’s programming block and from 1984 through 1990 served as the Chief Executive Officer of Marvel Productions, a television and film studio subsidiary of Marvel Entertainment Group. Ms. Loesch obtained her bachelors of science from the University of Southern Mississippi. Ms. Loesch was chosen to be a director based on her 40 years of experience at the helm of major children and family programming and consumer product channels.

Family Relationships

There are no family relationships between any of our directors and our executive officers with the exception of Andrew Heyward and Amy Moynihan Heyward, who are married.

Corporate Governance

General

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our Board of Directors is to oversee the management of our company and, in doing so, serve the best interests of the company and our stockholders. The Board of Directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our Board of Directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at Board of Directors and committee meetings.

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interest of the Company and its shareholders to partially combine these roles. Due to the small size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officers positions combined.

The Company currently has eight directors, including Mr. Heyward, its Chairman, who also serves as the Company’s Chief Executive Officer. The Chairman and the Board are actively involved in the oversight of the Company’s day to day activities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of the Company's common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2015 all Reporting Persons timely complied with all applicable filing requirements.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees. A copy of the Code of Ethics may be obtained, free of charge, by submitting a written request to the Company or on our website at www.gnusbrands.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be posted on the “Investors-Corporate Governance” section of our website at www.gnusbrands.com or included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver

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Board Committees

During 2015, our Board of Directors held five meetings.

On June 9, 2014, the Board of Directors of the Company unanimously decided to form an Audit Committee, Compensation Committee and Nominating Committee.

The following table sets forth the three standing committees of our board and the members of each committee and the number of meetings held by our Board of Directors and the committees during 2015:

Director	Board	Audit Committee	Compensation Committee	Nominating Committee
Andrew Heyward	Chair
Amy Moynihan Heyward	X
Bernard Cahill	X	X
Joseph “Gray” Davis	X
P. Clark Hallren	X	Chair	X
Lynne Segall	X			Chair
Anthony Thomopoulos	X		Chair
Margaret Loesch	X
Meetings in 2015:	5	2	1	1

To assist it in carrying out its duties, the Board of Directors has delegated certain authority to an Audit Committee, a Compensation Committee and a Nominating Committee as the functions of each are described below.

Audit Committee

Messrs. Hallren and Cahill serve on our Audit Committee. Our Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. The Audit Committee’s responsibilities include:

•	selecting, hiring, and compensating our independent auditors;

•	evaluating the qualifications, independence and performance of our independent auditors;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	approving the audit and non-audit services to be performed by our independent auditor;

•	reviewing with the independent auditor the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies; and

•	preparing the report that the SEC requires in our annual proxy statement.

The board of directors has adopted an Audit Committee Charter. The Audit Committee members meet NASDAQ’s financial literacy requirements, and the board has further determined that Mr. Hallren (i) is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC and (ii) also meets NASDAQ’s financial sophistication requirements.

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Compensation Committee

Messrs. Thomopoulos and Hallren serve on the Compensation Committee. Our Compensation Committee’s main functions are assisting our board of directors in discharging its responsibilities relating to the compensation of outside directors, the Chief Executive Officer and other executive officers, as well as administering any stock incentive plans we may adopt. The Compensation Committee’s responsibilities include the following:

•	reviewing and recommending to our board of directors the compensation of our Chief Executive Officer and other executive officers, and the outside directors;

•	conducting a performance review of our Chief Executive Officer;

•	reviewing our compensation policies; and

•	if required, preparing the report of the Compensation Committee for inclusion in our annual proxy statement.

The Board of Directors has adopted a Compensation Committee Charter.

The Compensation Committee’s policy is to offer our executive officers competitive compensation packages that will permit us to attract and retain highly qualified individuals and to motivate and reward these individuals in an appropriate fashion aligned with the long-term interests of our Company and our stockholders.

Compensation Committee Risk Assessment. We have assessed our compensation programs and concluded that our compensation practices do not create risks that are reasonably likely to have a material adverse effect on us.

Nominating Committee

Ms. Segall serves on our Nominating Committee. The Nominating Committee’s responsibilities include:

•	identify qualified individuals to serve as members of the Company’s board of directors;

•	review the qualifications and performance of incumbent directors;

•	review and consider candidates who may be suggested by any director or executive officer or by any stockholder of the Company;

•	review considerations relating to board composition, including size of the board, term and age limits, and the criteria for membership on the board;

The Board of Directors has adopted a Nominating Committee Charter.

Item 11.	Executive Compensation.

Executive Compensation

The following table sets forth the long-term compensation earned for services in all capacities for the fiscal years ended December 31, 2015 and 2014 paid to our Chief Executive Officer and Chief Financial Officer, and each other officer earning in excess of $100,000 per year.

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Andrew Heyward (2)	2015	200,000	–	–	–	–	200,000
Chief Executive Officer	2014	200,000	500	–	–	–	200,500

Amy Moynihan Heyward (3)	2015	180,000	–	–	–	–	180,000
President	2014	180,000	500	–	–	–	180,500

Gregory Payne (4)	2015	175,383	500	–	–	–	175,883
Corporate Secretary	2014	175,000	500	–	–	–	175,500

Michael Handelman (6)	2015	40,003	–	–	–	–	40,003
Chief Financial Officer	2014	–	–	–	–	–	–

Rebecca Hershinger (5)	2015	–	–	–	–	41,250	41,250
Former Chief Financial Officer	2014	–	500	–	–	80,875	81,375

(1)	The aggregate fair value of the stock awards and stock option awards on the date of grant was computed in accordance with FASB ASC Topic 718.

(2)	In association with the Merger, Mr. Heyward was appointed Chief Executive Officer of the Company on November 15, 2013. Per his November 15, 2013 Employment Agreement, Mr. Heyward is entitled to an annual salary of $200,000.

(3)	In association with the Merger, Ms. Heyward was appointed President of the Company on November 15, 2013. Per her November 15, 2013 Employment Agreement, Ms. Heyward is entitled to an annual salary of $180,000.

(4)	In association with the Merger, Mr. Payne was appointed Corporate Secretary of the Company for which he is entitled to an annual salary of $175,000.

(5)	Ms. Hershinger was appointed Chief Financial Officer of the Company on October 24, 2014 for which she earned $20,000 pursuant to her engagement letter. Prior to her appointment, she provided hourly contract services to the Company for which she earned $60,875.

(6)	Mr. Handelman was appointed Chief Financial Officer of the Company on June 26, 2015. He is entitled to an annual salary of $120,000.

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Outstanding Equity Awards at Fiscal Year

The following table sets forth outstanding equity awards as of December 31, 2015.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, unit or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares units or other rights that have not vested ($)
Andrew Heyward	99,909	1,400,091	–	$2.00	12/13/2020	1,400,091	1,526,099	–	–

Amy Moynihan Heyward	99,909	1,400,091	–	$2.00	12/13/2020	1,400,091	1,526,099	–	–

Gregory Payne	14,653	205,347	–	$2.00	12/13/2020	205,347	223,828	–	–

Michael D. Handelman	7,327	102,673	–	$2.00	12/13/2020	102,673	111,914	–	–

Employment Agreements

On November 15, 2013, the Company entered into an employment agreement with Andrew Heyward (the “Andrew Heyward Employment Agreement”), whereby Mr. Heyward agreed to serve as the Company’s Chief Executive Officer for a period of five years, subject to renewal, in consideration for an annual salary of $200,000.  Additionally, under the terms of the Andrew Heyward Employment Agreement, Mr. Heyward shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors. Mr. Heyward shall be entitled to reimbursement of reasonable expenses incurred in connection with his employment and the Company may take out and maintain during the term of his tenure, a life insurance policy in the amount of $1,000,000. During the term of his employment and under the terms of the Andrew Heyward Employment Agreement, Mr. Heyward shall be entitled to be designated as composer on all music contained in the programming produced by the Company and to receive composer’s royalties from applicable performing rights societies.

On November 15, 2013, the Company entered into an employment agreement with Amy Moynihan Heyward (the “Amy Heyward Employment Agreement”), whereby Ms. Heyward agreed to serve as the Company’s President for a period of five years, subject to renewal, in consideration for an annual salary of $180,000. Additionally, under the terms of the Amy Heyward Employment Agreement, Ms. Heyward shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors. Ms. Heyward shall be entitled to reimbursement of reasonable expenses incurred in connection with her employment and the Company may take out and maintain during the term of her tenure, a life insurance policy in the amount of $1,000,000. During the term of her employment and under the terms of the Amy Heyward Employment Agreement, Ms. Heyward shall be entitled to be designated as composer on all music contained in the programming produced by the Company and to receive composer’s royalties from applicable performing rights societies.

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Director Compensation

The following table sets forth with respect to the named directors, compensation information inclusive of equity awards and payments made for the fiscal years ended December 31, 2015 and 2014 in the director's capacity as director. The Company intends to implement a Directors Stock Option plan and provide certain directorship fees in the future.

Name		Fees Earned of Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($)	All Other Compensation	Total ($)
Andrew Heyward	2015	$15,000	$–	$1,409,978	$–	$1,424,978
	2014	$15,000	$–	$–	$–	$15,000

Amy Moynihan Heyward	2015	$15,000	$–	$1,409,978	$–	$1,424,978
	2014	$15,000	$–	$–	$–	$15,000

Bernard Cahill	2015	$10,000	$–	$23,500	$–	$33,500
	2014	$15,000	$–	$–	$–	$15,000

Joseph “Gray” Davis	2015	$15,000	$–	$23,500	$–	$38,500
	2014	$15,000	$–	$–	$–	$15,000

P. Clark Hallren (2)	2015	$15,000	$–	$23,500	$–	$38,500
	2014	$10,000	$–	$–	$35,000	$45,000

Lynn Segall	2015	$15,000	$–	$23,500	$–	$38,500
	2014	$15,000	$–	$–	$–	$15,000

Anthony Thomopoulos (3)	2015	$15,000	$–	$23,500	$–	$38,500
	2014	$10,000	$–	$–	$–	$10,000

Jeffrey Weiss (4)	2015	$–	$–	$–	$–	$–
	2014	$10,000	$–	$–	$–	$10,000

Margaret Loesch (5)	2015	$10,000	$–	$23,500	$–	$33,500
	2014	$–	$–	$–	$–	$–

(1)	For the board meetings held in the second and third quarter of 2014, Board Members earned $5,000 per meeting attended either physically or telephonically. Beginning with the Board Meeting in the fourth quarter 2014, the structure was revised such that Directors earn $5,000 per meeting attended physically, $2,500 per meeting attended telephonically, and nothing for non-attendance.
(2)	On May 15, 2014, Mr. Hallren was appointed to the Board of Directors of the Company. Mr. Hallren earned $10,000 in compensation for his services as a member of the Board of Directors and received $35,000 for consulting services provided to the Company.
(3)	On February 27, 2014, Mr. Thomopoulos was appointed to the Board of Directors of the Company.
(4)	On March 16, 2015, Mr. Weiss resigned from the Board of Directors of the Company.
(5)	On March 18, 2015, Ms. Loesch was appointed to the Board of Directors of the Company.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table shows the beneficial ownership of shares of our $0.001 par value common stock as of March 29, 2016 known by us through transfer agent and other records held by: (i) each person who beneficially owns 5% or more of the shares of common stock then outstanding; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group; (iv) each stockholder known by us to own beneficially more than 5% of our common stock.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. To our knowledge and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage ownership is based on 11,319,450 shares of common stock outstanding as March 29, 2016. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o 9401 Wilshire Boulevard Suite 608, Beverly Hills, California 90212.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class(1)
Directors and Named Executive Officers
A Squared Holdings, LLC	2,972,183		26.40%
Andrew Heyward	4,557,669	(2)	36.95%
Amy Moynihan Heyward	4,557,669	(2)	36.95%
Gregory Payne	69,836	(3)	*
Michael Handelman	36,479		*
Bernard Cahill	61,842	(4)	*
Joseph “Gray” Davis	7,908		*
P. Clark Hallren	7,908		*
Lynne Segal	7,908		*
Anthony Thomopoulos	8,253		*
Margaret Loesch	–		*
All current executive officers and directors as a group (consisting of 10 persons)	4,729,229		37.98%
5% Stockholders
Wolverine Flagship Fund Trading Limited (5)	1,237,474	(6)	9.99%
Iroquois Master Fund Ltd. (7)	1,223,702	(8)	9.99%

* Indicates ownership less than 1%

(1)	Applicable percentage ownership is based on 11,319,450 shares of common stock outstanding as of March 29, 2016, together with securities exercisable or convertible into shares of common stock within 60 days of March 29, 2016. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of March 29, 2016 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Consists of (i) 2,972,183 shares of common stock held by A Squared Holdings LLC over which Andrew Heyward and Amy Moynihan Heyward hold voting and dispositive power, (ii) 100,000 shares of common stock issuable upon conversion of 100 shares of the Company’s Series A Convertible Preferred Stock, (iii) 522,836 shares of common stock held by Andrew Heyward. (iv) 3,200 shares held by Hayward Living Trust, and (v) 500,000 shares issuable upon exercise of warrants held by Andrew Heyward. Andrew Heyward and Amy Moynihan Heyward are spouses who own such shares jointly, and thus both maintain joint voting and dispositive power over such shares.
(3)	Includes 250 shares held by Mr. Payne’s spouse.
(4)	Consists of (i) 56,434 shares of common stock owned directly by Bernard Cahill and (ii) 12,500 shares of common stock owned by Mr. Cahill’s spouse.
(5)	The address of this beneficial owner is 175 West Jackson Blvd., Suite 340, Chicago, Illinois 60604.
(6)	Consists of (i) 169,800 shares of common stock and (ii) 1,061,014 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. The stockholder owns 2,250 shares of the Company’s Series A Convertible Preferred Stock which are convertible into 2,250,000 shares of common stock. The Series A Convertible Preferred Stock may not be converted to the extent that the holder or any of its affiliates would own more than 9.99% of the outstanding common stock of the Company after such conversion, and the Series A Convertible Preferred Stock may not be voted to the extent that the holder or any of its affiliates would control more than 9.99% of the voting power of the Issuer. The number of shares deemed beneficially is limited accordingly.
(7)	The address of this beneficial owner is 641 Lexington Avenue, 26th Floor, New York, New York 10022.
(8)	Includes 292,102 shares of common stock and 200,000 shares of common stock issuable upon exercise of warrants. The stockholder also owns shares of Series A Preferred Stock which may not be converted to common stock to the extent such conversion would result in the shareholder beneficially owning more than 9.99% of the outstanding common stock. The number of shares deemed beneficially owned is limited accordingly.

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Related Parties

Our Chief Executive Officer, Andrew Heyward, is the spouse of our President, Amy Moynihan Heyward.

Bernard Cahill, a director of the Company appointed on December 9, 2013, is the founder of ROAR LLC (“ROAR”) which owns 65% of Girlilla Marketing LLC (“Girlilla”). In connection with the Merger, the Company entered into a marketing consultation agreement with Girlilla pursuant to which Girlilla agreed to provide certain strategic digital marketing services through November 2014 in consideration for 10,000 shares of common stock. Additionally, the Company entered into an engagement letter with ROAR pursuant to which ROAR agreed to provide the Company services, including the development of a business development strategy, through May 2015. In consideration for its services, the Company agreed to pay ROAR 67,492 shares of common stock.

On November 15, 2013, as part of the Merger, the Company acquired these liabilities from A Squared Entertainment, LLC. From time to time, A Squared Entertainment, LLC required short-term advances to fund its operations and provide working capital from its founder, the Company’s current Chief Executive Officer, Andrew Heyward. As of December 31, 2015, these advances totaled $411,008. No interest is due on these advances.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Director Independence

Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and, therefore, the Company is not subject to any director independence requirements. Under applicable NASDAQ rules, each of Messrs. Davis, Hallren, and Thomopoulos as well as Ms. Segall and Ms. Loesch would be considered an independent director.

Item 14.	Principal Accounting Fees and Services

The following table sets forth fees billed to us by our independent registered public accounting firm for the years ended December 31, 2015 and 2014 for (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services rendered that are reasonably related to the performance of the audit or review of our financial statements that are not reported as Audit Fees, and (iii) services rendered in connection with tax preparation, compliance, advice and assistance.

	2015	2014
Audit Fees	$71,500	$68,700
Audit-Related Fees
Tax Fees	5,680	2,625
Other Fees	10,250	3,450
Total Fees	$87,430	$74,775

Our policy is to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services, as follows:

•	Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

•	Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•	Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

•	Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Under our policy, pre-approval is generally provided for particular services or categories of services, including planned services, project based services and routine consultations. In addition, the Board of Directors may also pre-approve particular services on a case-by-case basis. Our Board of Directors approved all services that our independent registered public accounting firm provided to us in the past two fiscal years.

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PART IV

Item 15.	Exhibits, Financial Statement Schedules

Item 15(a). The following documents are filed as part of this Annual Report on Form 10-K:

Item 15(a)(1) and (2). See “Index to Financial Statements” at Item 8 to this Annual Report on Form 10-K. Other financial statement schedules have not been included because they are not applicable or the information is included in the financial statements or notes thereto.

Item 15(a)(3) Exhibits:

The exhibits listed below are filed as part of or incorporated by reference into this Annual Report on Form 10-K. Where certain exhibits are incorporated by reference from a previous filing, the exhibit numbers and previous filings are identified in parentheses. The SEC file number for each Form 10-K, Form 10-Q and Form 8-K identified below is File No. 000-54389.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization between Genius Brands International, Inc., A Squared Entertainment LLC, A Squared Holdings LLC and A2E Acquisition LLC dated November 15, 2013 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013)
3.1	Articles of Incorporation (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
3.2	Bylaws (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
3.3	Articles of Incorporation of Genius Brands International, Inc., a Nevada corporation (Incorporated by reference to the Company’s Schedule 14C Information Statement, filed with the SEC on September 21, 2011)
3.4	Certificate of Correction to the Articles of Incorporation of Genius Brands International, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on December 12, 2011)
3.5	Articles of Merger, filed with the Secretary of State of the State of Nevada (Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2011)
3.6	Articles of Merger, filed with the Secretary of State of the State of California (Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2011)
3.7	Amendment to Bylaws dated November 15, 2013 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013)
3.8	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2013)
3.9	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2014)
3.10	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2014)
4.1	Form of Stock Certificate (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
4.2	Form of Warrant (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
4.3	Form of Placement Agent Warrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2014)
4.4	Form of Warrant (November 2015) (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2015)
10.1†	Employment Agreement between Genius Brands International, Inc. and Klaus Moeller dated October 29, 2013 (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on October 31, 2013)
10.2†	2008 Stock Option Plan (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
10.3†	First Amendment to 2008 Stock Option Plan (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)

32

10.4†	Second Amendment to 2008 Stock Option Plan (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
10.5†	Form of Stock Option Grant Notice (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
10.6	Form of Registration Rights Agreement between Genius Brands International, Inc. and the Investors signatory thereto (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013)
10.7†	Employment Agreement dated November 15, 2013 between Genius Brands International, Inc. and Andrew Heyward (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013)
10.8†	Employment Agreement dated November 15, 2013 between Genius Brands International, Inc. and Amy Moynihan Heyward (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013)
10.9†	Termination Agreement dated November 15, 2013 between Genius Brands International, Inc. and Klaus Moeller (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013)
10.10	Engagement Letter dated November 15, 2013 between Genius Brands International, Inc. and ROAR LLC (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013)
10.11	Form of Securities Purchase Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2014)
10.12	Form of Registration Rights Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2014)
10.13†	Genius Brands International, Inc. 2015 Incentive Plan, as amended (Incorporated by reference to the Company’s Proxy Statement on Schedule 14A (DEF 14A) filed with the SEC on December 18, 2015)
10.14†	Memorandum Regarding Services dated November 1, 2015 between Genius Brands International, Inc. and Michael D. Handelman (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2015)
10.15	Form of Securities Purchase Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2015)
10.16	Form of Registration Rights Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2015)
21.1**	List of Subsidiaries
31.1**	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes Oxley Act of 2002
31.2**	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes Oxley Act of 2002
32.1**	Certification of the Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2**	Certification of the Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101.INS**	XBRL Instance Document
101.SCH**	XBRL Schema Document
101.CAL**	XBRL Calculation Linkbase Document
101.DEF**	XBRL Definition Linkbase Document
101.LAB**	XBRL Label Linkbase Document
101.PRE**	XBRL Presentation Linkbase Document

__________

*	Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and 17 CFR 200.83. Omitted portions have been filed separately with the Securities and Exchange Commission.
**	Filed herewith.
†	Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genius Brand International, Inc.

March 30, 2016	By:	/s/ Andrew Heyward
Andrew Heyward
Chief Executive Officer (Principal Executive Officer)

March 30, 2016		/s/ Michael D. Handelman
Michael D. Handelman
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

March 30, 2016	By:	/s/ Andrew Heyward
Andrew Heyward
Chief Executive Officer (Principal Executive Officer)

March 30, 2016		/s/ Michael D. Handelman
Michael D. Handelman
Chief Financial Officer (Principal Financial and Accounting Officer)

March 30, 2016		/s/ Amy Moynihan Heyward
Amy Moynihan Heyward
President and Director

March 30, 2016		/s/ Bernard Cahill
Bernard Cahill
Director

Joseph “Gray” Davis
Director

March 30, 2016		/s/ P. Clark Hallren
P. Clark Hallren
Director

March 30, 2016		/s/ Lynne Segall
Lynne Segall
Director

March 30, 2016		/s/ Anthony Thomopoulos
Anthony Thomopoulos
Director

Margaret Loesch
Director

34

TABLE OF CONTENTS

Page No.

Audited Financial Statements for the Twelve-month Period Ended December 31, 2015

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS	F-2 - F-3

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	F-4

Consolidated Statements of Operations	F-5

Consolidated Statements of Stockholders’ Equity (Deficit)	F-6

Consolidated Statements of Cash Flows	F-7

Notes to Consolidated Financial Statements	F-8

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Genius Brands International, Inc.

Beverly Hills, California

We have audited the accompanying consolidated balance sheet of Genius Brands International, Inc. and subsidiaries as of December 31, 2014, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genius Brands International, Inc. and subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP

March 31, 2015

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Genius Brands International, Inc.

Beverly Hills, California

We have audited the accompanying consolidated balance sheets of Genius Brands International, Inc. and subsidiaries as of December 31, 2015, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genius Brands International, Inc. and subsidiaries as of December 31, 2015, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Haynie and Company

Haynie and Company

Salt Lake City, UT

March 30, 2016

F-3

Genius Brands International, Inc.

Consolidated Balance Sheets

As of December 31, 2015 and 2014

	12/31/2015	12/31/2014
ASSETS
Current Assets:
Cash and Cash Equivalents	$5,187,620	$4,301,099
Accounts Receivable, net	171,867	208,486
Inventory, net	7,080	11,691
Prepaid and Other Assets	65,464	217,622
Total Current Assets	5,432,031	4,738,898

Property and Equipment, net	150,948	32,420
Film and Television Costs	1,003,546	303,953
Capitalized Product Development in Process	–	7,500
Intangible Assets, net	1,918,206	1,876,438
Goodwill	10,365,805	10,365,805
Investment in Stan Lee Comics, LLC	–	–
Total Assets	$18,870,536	$17,325,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$359,433	$312,728
Accrued Expenses	509,477	283,582
Deferred Revenue and Advances	305,850	242,160
Accrued Salaries and Wages	96,385	50,288
Disputed Trade Payable	925,000	925,000
Short Term Debt - Related Party	410,535	411,008
Total Current Liabilities	2,606,680	2,224,766

Long Term Liabilities:
Deferred Revenue and Advances	652,689	640,417
Services Advance	1,489,583	739,583
Total Liabilities	4,748,952	3,604,766

Stockholders’ Equity
Preferred Stock, $0.001 par value, 10,000,000 share authorized, respectively; 5,290 and 6,000 shares issued and outstanding, respectively	6	6
Common Stock, $0.001 par value, 700,000,000 shares authorized, respectively; 11,259,450 and 6,374,450 shares issued and outstanding, respectively	11,260	6,375
Common Stock to Be Issued	71	–
Additional Paid in Capital	41,846,023	37,566,521
Accumulated Deficit	(27,735,776)	(23,852,654)
Total Equity	14,121,584	13,720,248

Total Liabilities and Stockholders’ Equity	$18,870,536	$17,325,014

The accompanying notes are an integral part of these financial statements.

F-4

Genius Brands International, Inc.

Consolidated Statements of Operations

Years Ending December 31, 2015 and 2014

	12/31/2015	12/31/2014
Revenues:
Licensing & Royalties	$492,134	$310,845
Television & Home Entertainment	400,676	117,670
Product Sales	15,173	497,273
Total Revenues	907,983	925,788

Cost of Sales	72,867	500,000

Gross Profit	835,116	425,788

Operating Expenses:
Professional Services	723,249	953,463
Rent Expense	140,407	140,070
Marketing & Sales	420,399	338,598
Amortization of Film & TV Costs	127,551	–
Depreciation & Amortization	133,911	109,753
Salaries and Related Expenses	1,907,608	1,432,314
Stock Compensation Expense	31,919
Bad Debt Expense (Recovery)	42,739	73,458
Other General & Administrative	843,677	854,595
Total Operating Expenses	4,371,460	3,902,251

Loss from Operations	(3,536,344)	(3,476,463)

Other Income (Expense):
Other Income	18,870	34,700
Interest Expense	(2,576)	(11,750)
Interest Expense - Related Parties	(24,757)	(25,842)
Gain (Loss) on Distribution Contracts	115,811	(47,229)
Gain (Loss) on Impairment of Assets	(7,500)	–
Gain (Loss) on Conversion of Accounts Payable	–	(4,072)
Gain (Loss) on Extinguishment of Debt	–	56,519
Gain (Loss) on Disposition of Assets	–	(70,905)
Gain (Loss) on Inventory	–	(174,963)
Gain (Loss) on Deferred Financing Costs	(9,313)	–
Unrealized Gain (Loss) on Foreign Currency Translation	(37,313)	(8,594)
Net Other Income (Expense)	53,222	(252,136)

Loss before Income Tax Expense	(3,483,122)	(3,728,599)

Income Tax Expense	–	–

Net Loss	(3,483,122)	(3,728,599)

Beneficial conversion feature on preferred stock	(400,000)	–

Net Loss applicable to common shareholders	(3,883,122)	(3,728,599)

Net Loss per Common Share	$(0.54)	$(0.60)

Weighted Average Shares Outstanding	7,502,560	6,254,497

The accompanying notes are an integral part of these financial statements.

F-5

Genius Brands International, Inc.

Consolidated Statements of Stockholders' Equity

	Common Stock		Preferred Stock		Common Stock To Be Issued		Additional Paid In Capital	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Deficit	Total
Balance, December 31, 2013	5,918,704	$5,919	–	$–	–	$–	$31,614,238	$(20,124,055)	$11,496,102

Common Stock Issued for Cash, Net of Offering costs	102,860	103	–	–	–	–	355,013	–	355,116
Common Stock Issued for Purchase Price Adjustment pursuant to Securities Purchase Agreement	305,562	306	–	–	–	–	(306)	–	–
Common Stock Issued in exchange for repayment of Accounts Payable	8,143	8	–	–	–	–	32,564	–	32,572
Common Stock Issues for Services	48,000	48	–	–	–	–	159,252	–	159,300
Series A Convertible Preferred Stock Issued for Cash, Net of Offering Costs	–	–	6,000	6	–	–	5,379,909	–	5,379,915
Imputed Interest for Member Advances	–	–	–	–	–	–	25,842	–	25,842
Cancellation of Common Stock	(9,000)	(9)	–	–	–	–	9	–
Adjustment to reconcile shares outstanding due to Reverse Stock Split	181	–	–	–	–	–	–	–	–
Net Loss	–	–	–	–	–	–	–	(3,728,599)	(3,728,599)
Balance, December 31, 2014	6,374,450	$6,375	6,000	$6			$37,566,521	$(23,852,654)	$13,720,248

Common Stock Issued for Cash, Net of Offering costs	4,330,000	4,330	–	–	–	–	3,823,452	–	3,827,782
Value of beneficial conversion feature upon conversion of preferred shares	–	–	–	–	–	–	400,000	(400,000)	–
Conversion of Preferred Shares	555,000	555	(710)	–	–	–	(555)	–	–
Fair value of share based compensation	–	–	–	–	–	–	31,919	–	31,919
Shares to be issued	–	–	–	–	–	71	(71)	–
Imputed Interest for Member Advances	–	–	–	–	–	–	24,757	–	24,757
Net Loss	–	–	–	–	–	–	–	(3,483,122)	(3,483,122)

	11,259,450	$11,260	5,290	$6	0	$71	$41,846,023	$(27,735,776)	$14,121,584

The accompanying notes are an integral part of these financial statements.

F-6

Genius Brands International, Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2015 and 2014

Cash Flows from Operating Activities:	12/31/2015	12/31/2014
Net Loss	$(3,483,122)	$(3,728,599)
Adjustments to reconcile net loss to net cash provided in operating activities:
Amortization of Film and Television Costs	127,552
Depreciation Expense	64,458	50,484
Amortization Expense	69,453	59,269
Imputed Interest Expense	24,757	25,842
Bad Debt Expense	42,739	73,458
Issuance of Common Stock for Services	–	127,200
Stock Compensation Expense	31,919	–
(Gain) Loss on Distribution Contracts	(115,811)	47,229
(Gain) Loss on Deferred Financing Costs	9,313	–
(Gain) Loss on Impairment of Assets	7,500	–
(Gain) Loss on Settlement or Extinguishment of Debt	–	(56,519)
(Gain) Loss on Disposition of Assets	–	70,905
(Gain) Loss on Conversion of Accounts Payable	–	4,072
(Gain) Loss on Inventory	–	174,963
(Gain) Loss on Foreign Currency Translation	37,313	8,594
Decrease (increase) in operating assets:
Accounts Receivable	65,317	603,288
Inventory	4,611	37,697
Prepaid Expenses & Other Assets	142,846	361,534
Film and Television Costs, net	(827,145)	(303,953)

Increase (decrease) in operating liabilities:
Accounts Payable	(946)	(492,173)
Accrued Salaries	46,097	(9,670)
Deferred Revenue and Advances	117,212	397,313
Other Accrued Expenses	239,356	67,078
Net cash used in operating activities	(3,396,581)	(2,481,988)

Cash Flows from Investing Activities:
Investment in Intangible Assets	(111,221)	(70,000)
Investment in Fixed Assets	(182,986)	(4,156)
Investment in Capitalized Product Development	–	(23,830)
Net cash used in investing activities	(294,207)	(97,986)

Cash Flows from Financing Activities:
Sale of Preferred Stock, net of offering costs	–	5,379,915
Sale of Common Stock, net of offering costs	3,827,782	355,116
Proceeds from Services Advance	750,000	750,000
Repayment of Services Advance	–	(10,417)
Proceeds of Related Party Notes	1,661	–
Payments from Related Party Notes	(2,134)	(105,651)
Debt Issuance Cost	–	(15,000)
Net cash provided by financing activities	4,577,309	6,353,963

Net Increase (Decrease) in Cash and Cash Equivalents	886,521	3,773,989
Beginning Cash and Cash Equivalents	4,301,099	527,110
Ending Cash and Cash Equivalents	$5,187,620	$4,301,099

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$–	$–
Cash paid for interest	$2,576	$6,063

Schedule of non-cash financing and investing activities:
Common Stock issued as Settlement for Accounts Payable	$–	$32,572
Common Stock issued for Prepaid Services	$–	$32,100

The accompanying notes are an integral part of these financial statements.

F-7

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2015

Note 1: Organization and Business

Organization and Nature of Business

Genius Brands International, Inc. (“we”, “us”, “our”, “GBI” or the “Company”) is a global content and brand management company dedicated to providing entertaining and enriching “content and products with a purpose” for toddlers to tweens. Led by industry veterans Andrew Heyward (Chief Executive Officer) and Amy Moynihan Heyward (President), the Company produces original content and licenses the rights to that content to a variety of partners. Our licensees include (i) companies to which the audio-visual rights are licensed for exhibition in various formats such as Pay Television, Free or Broadcast Television, Video-on-Demand (“VOD”), subscription on demand (“SVOD”), DVDs/CDs and more and (ii) companies that develop and distribute products based on our content within different product categories such as toys, electronics, publishing, home goods, stationary, gifts, and more.

The Company owns a portfolio of original children’s entertainment that is targeted at toddlers to teens including the award-winning Baby Genius, Warren Buffett's Secret Millionaires Club, Thomas Edison's Secret Lab and Stan Lee's Mighty 7, the first project from Stan Lee Comics, LLC, a joint venture with legendary Stan Lee's POW! Entertainment.

In addition to the Company’s wholly-owned brands, it also acts as licensing agent for certain brands, leveraging its existing licensing infrastructure to expand these brands into new product categories, new retailers, and new territories. These include the best-selling children’s book series, Llama Llama; Psycho Bunny, a luxury apparel line; From Frank, a humor greeting card and product line; Celessence Technologies, the world's leading microencapsulation company.

The Company commenced operations in January 2006, assuming all of the rights and obligations of its then Chief Executive Officer, under an Asset Purchase Agreement between the Company and Genius Products, Inc., in which the Company obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Little Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, the Company (i) changed its domicile to Nevada from California, and (ii) changed its name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, the Company changed its trading symbol from “PENT” to “GNUS”.

On November 15, 2013, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with A Squared Entertainment LLC, a Delaware limited liability company (“A Squared”), A Squared Holdings LLC, a California limited liability company and sole member of A Squared (the “Parent Member”) and A2E Acquisition LLC, its newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), which occurred concurrently with entering into the Merger Agreement, the Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company.  As a result of the Merger, the Company acquired the business and operations of A Squared.

On April 2, 2014, the Company filed a certificate of amendment to its Articles of Incorporation to affect a reverse split of our issued and outstanding common stock on a one-for-one-hundred basis. The reverse stock split was effective with FINRA (Financial Industry Regulatory Authority) on April 7, 2014 (the “Reverse Split”). All per share amounts referenced herein are reflective of the Reverse Split.

Strategic Initiatives

During 2014 and 2015, the Company began a series of strategic initiatives to restructure certain areas of business in an effort to operate more profitably in the long run. This included product sales, content distribution, production, and product development:

1)	During the second quarter of 2014, the Company began phasing out the direct production and sale of physical products including DVDs and CDs and shifted to a licensing model whereby these functions were outsourced to industry experts and category leaders in their respective industries. On July 14, 2014, the Company employed Stone Newman in the newly created position of President – Global Consumer Products to manage all consumer products, licensing and merchandising sales for the Company’s brands.

F-8

2)	Prior to the third quarter of 2014, the Company utilized an agency to license its content to international television broadcasters, home video, and digital distribution outlets. To exert greater control over the distribution of its expanding portfolio of content, during the second quarter of 2014, the Company formed a new global distribution division and appointed Andrew Berman to the newly created position of Senior Vice President - International Sales to oversee the division and the appointment of regional agents to represent the Company locally in key regions.

3)	During the third and fourth quarter of 2014, the Company partnered with various pre-production, production, and animation companies to provide services to the Company for the production of Thomas Edison’s Secret Lab in exchange for a certain percentage of the series’ forthcoming adjusted net revenues and the ability to distribute the series in certain languages in certain territories. This model helps to better manage the Company’s cash flows while enabling it to exploit territories that would otherwise be challenging to manage and monetize. The Company intends to replicate the model for future productions.

4)	The infrastructure the Company has put in place enables it to efficiently exploit a growing portfolio of brands. The Company is actively developing a number of new brands to add to its growing portfolio and consistently looks for existing brands to acquire or act as licensing agent, as with the best-selling line of books, Llama Llama which the Company recently signed. The Company remains focused on brands that lend themselves to interactive exploitation in multiple areas and are consistent with the Company’s primary point of differentiation: providing multi-media “content and products with a purpose” that entertain and enrich kids.

5)

Consistent with the Company's strategy of securing widespread distribution for its content in a variety of formats and building awareness and engagement for its brands that in turn drives its consumer products business, the Company has expanded its successful relationship with Comcast beyond the already popular Baby Genius on-demand offering. The Company has announced it launched a new Kid Genius Channel in the fourth quarter of2015, offering 24-hours of video on-demand content that will be consistent with the Company's "content and products with a purpose" mission. The new video on-demand channel will include the Company's own content, in addition to other content the Company will curate, to offer a robust line-up for kids. The Company's Senior Vice President-International Sales, Andrew Berman, will oversee the channel.

Liquidity

Historically, the Company has incurred net losses. As of December 31, 2015, the Company had an accumulated deficit of $27,735,776 and a total stockholders’ equity of $14,121,584. At December 31, 2015, the Company had current assets of $5,432,031, including cash of $5,187,620 and current liabilities of $2,606,680, including short-term debt to related parties which bears no interest and has no stated maturity of $410,535 and certain trade payables of $925,000 to which the Company disputes the claim, resulting in working capital of $2,825,351. For the years ended December 31, 2015 and 2014, the Company reported a net loss of $3,483,122 and $3,728,599, respectively, and reported net cash used by operating activities during year ended December 31, 2015 of $3,396,581.

During 2015, the Company received proceeds from the issuance of common stock. Additionally subsequent to the end of the year, the Company received a payment of $2,000,000 pursuant to its distribution agreement with Sony Pictures Home Entertainment. While the Company believes that these funds will be sufficient to fund operations for the next twelve months, there can be no assurance that cash flows from operations will continue to improve in the near future. If the Company is unable to attain profitable operations and positive operating cash flows, it may need to (i) seek additional funding, (ii) scale back its development plans, or (iii) reduce certain operations.

Note 2: Summary of Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid debt instruments with initial maturities of three months or less to be cash equivalents.

Reverse Stock Split

On April 2, 2014, we filed a certificate of amendment to our Articles of Incorporation to affect a reverse split of our issued and outstanding common stock on a one-for-one hundred basis. The reverse stock split was effective with FINRA on April 7, 2014. All common stock share and per share information in this Form 10-K, including the accompanying consolidated financial statements and notes thereto, have been adjusted to reflect retrospective application of the reverse split, unless otherwise indicated.

Business Combination

On November 15, 2013, the Company entered into a Merger Agreement with A Squared, the Member, and the Acquisition Sub. Upon closing of the Merger, which occurred concurrently with entering into the Merger Agreement, our Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired the business and operations of A Squared.

The audited financial statements have been prepared using the acquisition method of accounting in accordance with FASB Accounting Standards Codification (“ASC”) 805 Business Combinations.

See Note 3 - Business Combination for additional information.

F-9

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Genius Brands International, Inc. and its wholly owned subsidiary A Squared Entertainment, LLC. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these audited consolidated financial statements so as to conform to current period classifications.

Allowance for Sales Returns

An Allowance for Sales Returns is estimated based on average sales during the previous year. Based on experience, sales growth, and our customer base, the Company concluded that the allowance for sales returns at December 31, 2015 and 2014 should be $0 and $45,582, respectively.

Allowance for Doubtful accounts

Accounts receivable are presented on the balance sheet net of estimated uncollectible amounts. The Company assesses its accounts receivable balances on a quarterly basis to determine collectability and records an allowance for estimated uncollectible accounts in an amount approximating anticipated losses based historical experience and future expectations. Individual uncollectible accounts are written off against the allowance when collection of the individual accounts appears doubtful. The Company recorded an allowance for doubtful accounts of $110,658 and $45,658 as of December 31, 2015 and December 31, 2014, respectively.

Inventories

Inventories are stated at the lower of cost (average) or market and consist of finished goods such as DVDs, CDs and other products. A reserve for slow-moving and obsolete inventory is established for all inventory deemed potentially non-saleable by management in the period in which it is determined to be potentially non-saleable. The current inventory is considered properly valued and saleable. The Company concluded that there was an appropriate reserve for slow moving and obsolete inventory of $28,813 and $54,673 established as of December 31, 2015 and 2014, respectively.

Property and Equipment

Property and equipment are recorded at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from two to seven years. Maintenance, repairs, and renewals, which neither materially add to the value of the assets nor appreciably prolong their lives, are charged to expense as incurred. Gains and losses from any dispositions of property and equipment are reflected in the statement of operations.

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired in business combinations accounted for by the purchase method. In accordance with ASC 350 Intangibles Goodwill and Other, goodwill and certain intangible assets are presumed to have indefinite useful lives and are thus not amortized, but subject to an impairment test annually or more frequently if indicators of impairment arise. The Company completes the annual goodwill and indefinite-lived intangible asset impairment tests at the end of each fiscal year. To test for goodwill impairment, we are required to estimate the fair market value of each of our reporting units, of which we have one. While we may use a variety of methods to estimate fair value for impairment testing, our primary methods are discounted cash flows. We estimate future cash flows and allocations of certain assets using estimates for future growth rates and our judgment regarding the applicable discount rates. Changes to our judgments and estimates could result in a significantly different estimate of the fair market value of the reporting units, which could result in an impairment of goodwill of indefinite lived intangible assets in future periods.

F-10

Other intangible assets have been acquired, either individually or with a group of other assets, and were initially recognized and measured based on fair value. Additionally, the Company develops new videos, music, books and digital applications in addition to adding content, improved animation and bonus songs/features to its existing product catalog. In accordance with ASC 350 Intangible Assets and ASC 730 Research and Development, the costs of new product development and significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred. Annual amortization of these intangible assets is computed based on the straight-line method over the remaining economic life of the asset.

Films and Televisions Costs

The Company capitalizes production costs for episodic series produced in accordance with ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue based on the initial market revenue evidenced by a firm commitment over the period of commitment. The Company expenses all capitalized costs that exceed the initial market firm commitment revenue in the period of delivery of the episodes.

The Company capitalizes production costs for films produced in accordance with ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue quarterly as a cost of production based on the relative fair value of the film(s) delivered and recognized as revenue. The Company evaluates their capitalized production costs annually and limits recorded amounts by their ability to recover such costs through expected future sales.

Revenue Recognition

The Company recognized revenue related to product sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer as required by ASC 605 Revenue Recognition.

Revenues associated with the sale of products are recorded when shipped to customers pursuant to approved customer purchase orders resulting in the transfer of title and risk of loss. Cost of sales, rebates and discounts are recorded at the time of revenue recognition or at each financial reporting date.

The Company recognizes revenue in accordance with ASC 926-605 Entertainment-Films - Revenue Recognition. Accordingly, the Company recognizes revenue when (i) persuasive evidence of a sale with customer exists, (ii) the film is complete and has been delivered or is available for delivery, (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale, (iv) the arrangement fee is fixed or determinable, and (v) collection of the arrangement fee is reasonably assured.

For its distribution, TV, and home entertainment income the Company generally enters in to flat fee arrangements to deliver multiple films or episodes. The Company allocates revenue to each film or episode based on their relative fair market values and recognizes revenue as each film or episode is complete and available for delivery.

The Company’s licensing and royalty revenue represents both (a) variable payments based on net sales from brand licensees for content distribution rights. These license agreements are held in conjunction with third parties that are responsible for collecting fees due and remitting to the Company its share after expenses. Revenue from licensed products is recognized when realized or realizable based on royalty reporting received from licensees and (b) licensing income the Company recognizes revenue as an agent in accordance with ASC 605-45 Revenue Recognition - Principal Agent. Accordingly, the Company’s revenue is its gross billings to its customers less the amounts it pays to suppliers for their products and services.

Shipping and Handling

The Company records shipping and handling expenses in the period in which they are incurred and are included in the Cost of Goods Sold.

Stock Based Compensation

As required by ASC 718 - Stock Compensation, the Company recognizes an expense related to the fair value of our stock-based compensation awards, including stock options, using the Black-Scholes calculation as of the date of grant.

F-11

Advertising Costs

The Company’s marketing costs are primarily related to advertising, trade shows, public relation fees and production and distribution of collateral materials. In accordance with ASC 720 regarding Advertising Costs, the Company expenses advertising costs in the period in which the expense is incurred. Marketing and Sales costs incurred by licensees are borne fully by the licensee and are not the responsibility of the Company. Advertising expense for the year ended December 31, 2015 and 2014 was $76,365 and $256,272, respectively.

Earnings Per Share

Basic earnings (loss) per common share (“EPS”) is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted EPS is calculated by dividing net income (loss) by the weighted average number of common shares outstanding, plus the assumed exercise of all dilutive securities using the treasury stock or “as converted” method, as appropriate. During periods of net loss, all common stock equivalents are excluded from the diluted EPS calculation because they are antidilutive.

Income Taxes

Deferred income tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates. At each balance sheet date, the Company evaluates the available evidence about future taxable income and other possible sources of realization of deferred tax assets, and records a valuation allowance that reduces the deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized.

Concentration of Risk

The Company’s cash is maintained at two financial institutions and from time to time the balances for this account exceed the Federal Deposit Insurance Corporation’s (“FDIC’s”) insured amount. Balances on interest bearing deposits at banks in the United States are insured by the FDIC up to $250,000 per account. As of December 31, 2015, the Company had one account with an uninsured balance of $4,900,000. As of December 31, 2014, the Company had one account with an uninsured balance of $3,923,931.

For fiscal year 2015, the Company had three customers whose total revenue exceeded 10% of the total consolidated revenue. These customers account for 15%, 19%, and 16% of total revenue, respectively. Those three accounts made up 56%, 0%, and 0% of accounts receivable, respectively. For fiscal year 2014, the Company had three customers whose total revenue exceeded 10% of the total consolidated revenue. These customers account for 19%, 13%, and 11% of total revenue, respectively. Those three accounts made up 11%, 0%, and 14% of accounts receivable, respectively. The major customers for the year ending December 31, 2015 are not necessarily the same as the major customers at December 31, 2014. There is significant financial risk associated with a dependence upon a small number of customers. The Company periodically assesses the financial strength of these customers and establishes allowances for any anticipated bad debt. At December 31, 2015 and 2014, no allowance for bad debt has been established for the major customers as these amounts are believed to be fully collectible.

Fair value of financial instruments

The carrying amounts of cash, receivables and accrued liabilities approximate fair value due to the short-term maturity of the instruments.

We adopted ASC 820 as of January 1, 2008 for financial instruments measured at fair value on a recurring basis. ASC Topic 820 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-12

Recent Accounting Pronouncements

In July 2013, the FASB issued Accounting Standards Update No. 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” (“ASU No. 2013-11”). ASU No. 2013-11 requires an entity to present an unrecognized tax benefit, or a portion of an unrecognized tax benefit, in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, with limited exceptions. ASU No. 2013-11 is effective for interim and annual periods beginning after December 15, 2013 and may be applied retrospectively. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In April 2014, the FASB issued Accounting Standards Update No. 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity” (“ASU 2014-08”), which raises the threshold for a disposal to qualify as a discontinued operation and requires new disclosures of both discontinued operations and certain other disposals that do not meet the new definition of a discontinued operation. It also allows an entity to present a discontinued operation even when it has continuing cash flows and significant continuing involvement with the disposed component. The amendments in ASU 2014-08 are effective prospectively for disposals (or classifications as held for sale) of components of an entity that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years. Early adoption is permitted but only for disposals (or classifications as held for sale) that have not been reported in financial statements previously issued or available for issuance. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: identify the contract(s) with a customer; identify the performance obligations in the contract; determine the transaction price; allocate the transaction price to the performance obligations in the contract; and recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 supersedes the revenue recognition requirements in Accounting Standards Codification Topic No. 605, “Revenue Recognition,” most industry-specific guidance throughout the industry topics of the accounting standards codification, and some cost guidance related to construction-type and production-type contracts. ASU 2014-09 is effective for public entities for annual periods and interim periods within those annual periods beginning after December 15, 2016. Early adoption is not permitted. Companies may use either a full retrospective or a modified retrospective approach to adopt ASU 2014-09. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, “Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”). The amendments in ASU 2014-12 require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Accounting Standards Codification Topic No. 718, “Compensation - Stock Compensation” (“ASC 718”), as it relates to awards with performance conditions that affect vesting to account for such awards. The amendments in ASU 2014-12 are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in ASU 2014-12 either: (a) prospectively to all awards granted or modified after the effective date; or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

Various other accounting pronouncements have been recently issued, most of which represented technical corrections to the accounting literature or were applicable to specific industries, and are not expected to have a material effect on our financial position, results of operations, or cash flows.

Note 3: Investment in Stan Lee Comics, LLC

In November 2009, A Squared formed a joint venture, Stan Lee Comics, LLC, with POW, a California corporation, and Archie, a New York corporation, to create, produce, and distribute comic books and other intellectual property based on exclusive properties created by Stan Lee and owned by POW. Each of A Squared, POW, and Archie own one-third of Stan Lee Comics, LLC.

F-13

Upon formation, the parties agreed that POW would contribute certain properties to Stan Lee Comics, LLC as consideration for its ownership interest. Similarly, A Squared would contribute certain creative development functions and be entitled to the exercise of all audio-visual development, production and distribution rights in all media, as well as all merchandising rights, in and to the contributed properties as consideration for its ownership interest. Finally, Archie would be entitled to all comic book publication and distribution rights in and to the contributed properties as consideration for its ownership interest. Each party would be entitled to one-third of any net proceeds derived from the contributed properties or their derivative works after recoupment of production cost and fees. Stan Lee Comics, LLC is the owner of the Stan Lee and the Mighty 7 property. During the year ended December 31, 2015 the Company took over the one-third interest of Archie for no consideration.

Upon closing of the Merger, the Company assumed the rights to Stan Lee Comics, LLC held by A Squared.

Pursuant to ASC 323-30, as of December 31, 2014, the Company has recorded the Investment in Stan Lee Comics, LLC at $0 as no monetary consideration was paid by A Squared, or assumed by the Company in the Merger, for the ownership interest in Stan Lee Comics, LLC.

Note 4: Inventory

During the second quarter of 2014, the Company began a strategic initiative to restructure its product sales business by phasing out the direct sale of physical products including DVDs and CDs and shifting to a licensing model. On July 14, 2014, the Company employed Stone Newman in the newly created position of President - Worldwide Consumer Products to manage all consumer products, licensing and merchandising sales and rights for the Company’s brands and programming.

As of December 31, 2015 and 2014, the Company had recorded a total reserve of $28,813 and $54,673, respectively. In addition to nominal changes to the reserve made during the normal course of business, during the second quarter of 2014, the Company determined that a portion of its inventory may not be saleable and recorded an additional reserve of $174,963 which was recorded as a loss on inventory. Finally, during the fourth quarter of 2014, the Company donated certain inventory that had already been reserved for at which time the inventory was written off.

Note 5: Property and Equipment, Net

The Company has property and equipment as follows as of December 31, 2015 and 2014:

	12/31/2015	12/31/2014
Furniture and Equipment	$12,385	$12,385
Computer Equipment	36,810	36,649
Leasehold Improvements	176,903	99,778
Software	15,737	15,737
Less Accumulated Depreciation	(90,887)	(132,129)
Property and Equipment, Net	$150,948	$32,240

During the year ended December 31, 2015 and 2014, the Company recorded depreciation expense of $64,458 and $50,484, respectively.

Note 6: Film and Television Costs and Capitalized Product Development in Process

As of December 31, 2015, the Company had Film and Television Costs of $1,003,456 compared to $303,953 at December 31, 2013. The increase relates to the commencement of development of the second installment of the feature film Stan Lee and the Mighty 7 and the development and production of episodes of Thomas Edison’s Secret Lab. During the year ended December 31, 2015 and 2014, the Company recorded Film and Television Cost amortization expense of $127,551 and $0, respectively. The Company recorded accumulated Film and Television Cost amortization of $127,551 and $0 as of December 31, 2015 and December 31, 2014, respectively.

As of December 31, 2015, the Company had Capitalized Product Development in Process of $0 compared to $7,500 as of December 31, 2014. The Company recorded an impairment of the $7,500 during the year ended December 31, 2015. During the second quarter of 2014, the Company ceased development of its e-commerce website and web-based streaming services. As the Company deemed the services unusable, it recognized impairment expense of $70,905 during the second quarter.

F-14

Note 7: Goodwill and Intangible Assets, Net

Goodwill

In association with the Merger, the Company recognized $10,365,805 in Goodwill, representing the excess of the fair value of the consideration for the Merger over net identifiable assets acquired (See Note 3 - Business Combination for additional information). Pursuant to ASC 350-20, Goodwill is not subject to amortization but is subject to annual review to determine if certain events warrant impairment to the Goodwill asset. During the years ended December 31, 2015 and 2014, the Company did not recognize any impairment related to Goodwill.

Intangible Assets, Net

The Company had following intangible assets as of December 31, 2015 and 2014:

	12/31/2015	12/31/2014
Identifiable artistic-related assets (a)	$1,740,000	$1,740,000
Trademarks (b)	129,831	129,831
Product Masters (b)	64,676	3,257,129
Other Intangible Assets	181,220	70,000
Less Accumulated Amortization (c)	(197,521)	(3,320,522)
Intangible Assets, Net	$1,918,206	$1,876,438

(a)	In association with the Merger, the Company acquired $1,740,000 in identifiable artistic-related assets. These assets, related to certain properties owned by A Squared and assumed by the Company, were valued using an independent firm during the fourth quarter of 2013. Based on certain legal, regulatory, contractual, and economic factors, the Company has deemed these assets to be indefinite-lived. Hence, pursuant to ASC 350-30, these assets are not subject to amortization and are tested annually for impairment. During the year ended December 31, 2015 and 2014, the Company did not recognize any impairment expense related to these assets.
(b)	Pursuant to ASC 350-30-35, the Company reviews these intangible assets periodically to determine if the value should be retired or impaired due to recent events. At December 31, 2015, it was determined that certain “Other Intangible Assets” totaling $3,192,453 in gross asset value, with accumulated amortization of $3,192,453, were to be retired. As these “Other Intangible Assets” were fully depreciated, there was no associated loss on disposition of assets
(c)	During the year ended December 31, 2015 and 2014, the Company recognized $69,453 and $59,269, respectively, in amortization expense related to these intangible assets.

Expected future intangible asset amortization as of December 31, 2015 is as follows:

Fiscal Year:
2016	$38,596
2017	17,180
2018	8,655
2019	8,655
2020	8,655
Total	$81,741

Note 8: Deferred Revenue and Advances

As of December 31, 2015 and 2014, the Company had advances of $599,167 and $817,167, respectively.

As a result of the Merger, the Company assumed from A Squared an April 2013 agreement for an advance of $450,000 for the music rights of certain A Squared properties. During the second quarter of 2014, the Company executed an agreement with the same counterparty for another music advance of $250,000 covering the properties held by the Company prior to the Merger. Pursuant to ASC 928-430-25-1, the Company began recognizing revenue under these agreements on May 1, 2014.

During the third quarter of 2014, the Company executed another music advance agreement for $250,000. Pursuant to ASC 928-430-25-1, the Company began recognizing revenue under these agreements on August 1, 2014.

As of December 31, 2015 and 2014, the Company had deferred revenue of $359,370 and $65,410, respectively. Deferred revenue represents amounts collected from licensees and customers for which revenue recognition criteria have not been met.

F-15

Note 9: Accrued Liabilities

As of December 31, 2015 and 2014, the Company has the following accrued liabilities:

	12/31/2015	12/31/2014
Accrued Salaries and Wages
Accrued Salaries and Wages	$96,385	$50,288

Disputed Trade Payables
Disputed Trade Payables (a)	925,000	925,000

Services Advance
Services Advance (b)	1,489,583	739,583

Accrued Expenses
Other Accrued Expenses	509,477	283,582

Total Accrued Liabilities	$3,020,445	$1,998,453

(a)	As part of the Merger, the Company assumed certain liabilities from a previous member of A Squared which has claimed certain liabilities totaling $925,000. The Company disputes the basis for this liability.
(b)

During the first quarter of 2014, the Company entered into an exclusive three year agreement with Sony DADC, the optical disc manufacturing and fulfillment arm of Sony, to provide all CD, DVD and BD replication, packaging and distribution to Genius Brands International’s direct customers. Under the terms of the long-term, exclusive supply chain services agreement, the Company will order a minimum level of disc replication, packaging and distribution services for its content across all physical media, including DVD, CD, and Blu-ray from Sony DADC. As consideration for these minimum order levels, the Company received a total of $1,500,000, $750,000 during the first quarter of 2014 and $750,000 during the first quarter of 2015.  At the end of the term, the Company is obligated to repay a pro-rata portion of the advance if it has not ordered a minimum number of DVD/CD units during the term.

Note 10: Short Term Revolving Credit Facility

On August 15, 2014, the Company entered into a Revolving Line of Credit (the “Line of Credit”) with SunTrust Bank (“SunTrust”) with availability equal to a maximum of Two Million Dollars ($2,000,000) (the “Loan Amount”), evidenced by a note (the “Note”). All outstanding amounts under the Note shall be due and payable on August 12, 2015 and shall accrue interest at a rate equal to the one month LIBOR Rate (as defined in Addendum A to the Note) plus 4.75% per annum, subject to adjustment (the “Interest Rate”). Repayment of the Loan Amount is secured by the assets of the Company pursuant to the terms of a security agreement. The Note is subject to certain “events of default”, including, but not limited to, the failure by the Company to pay any amount due and owing under the Note when it becomes due and the entry of a judgment or the issuance or service of any attachment, levy or garnishment against the Company or the property of the Company or the repossession or seizure of the property of the Company. Upon the occurrence of any proscribed event of default, SunTrust shall have no obligation to fund the Note or make any advancement under the Note and SunTrust, at its option, may declare the entire outstanding principal balance, together with all interest thereon, to be immediately due and payable. Upon the occurrence of an event of default, SunTrust may, at its option, charge interest on the unpaid balance of the Note at the lesser of (i) the Interest Rate plus 4% per annum or (ii) the maximum rate allowed by law.

As of December 31, 2014, the Company had no outstanding balances under the Note. During the year ended December 31, 2014, the Company recognized interest expense of $3,833 based on certain non-usage fees on the unused portion of the Loan Amount, as well as amortization of deferred financing costs of $5,687.

On March 2, 2015, the Company and SunTrust Bank entered into a Line of Credit Termination Agreement in order to terminate the Company’s line of credit with SunTrust evidenced by that certain commercial note dated August 15, 2014 in the principal amount of $2,000,000. On the Termination Date, there were no amounts due or payable to SunTrust.

F-16

Note 11: Short Term Debt - Related Parties

As part of the Merger, the Company acquired certain liabilities from A Squared. From time to time, A Squared required short-term advances to fund its operations and provide working capital from its founder, the Company’s current Chief Executive Officer, Andrew Heyward. As of December 31, 2015, these advances totaled $410,535, compared to $411,008 as of December 31, 2014. During the year ended December 31, 2015, the Company repaid a portion of the advances to its Chief Executive Officer, Andrew Heyward, in the amount of $472.

These advances are interest free and have no stated maturity. The Company has applied an imputed interest rate of 6% in accordance with ASC 835-30-45. During years ended December 31, 2015 and 2014, the Company recognized imputed interest expense of $24,757 and $25,482 as a contribution to additional paid-in capital, respectively.

Note 12: Stockholders’ Equity

Common Stock

As part of the Reincorporation, the total number of authorized shares of common stock was changed to 250,000,000 shares, $0.001 par value per share. The common stock and additional paid in capital accounts were restated as of December 31, 2012, and for the years then ended, to recognize the change from no par common stock to a par value of $0.001 per share. The Company conducted a consent solicitation of its stockholders of record as of September 3, 2013 (the “Record Date”) to approve certain corporate actions. Stockholders, representing at least a majority of outstanding shares of the Company’s voting capital as of the Record Date voted by written consent to approve an amendment to the Company’s Article of Incorporation in order to increase the number of common stock authorized to 700,000,000 from 250,000,000. As of December 31, 2015 and 2014, the total number of authorized shares of common stock was 700,000,000.

As part of the aforementioned consent solicitation, stockholders, representing at least a majority of outstanding shares of the Company’s voting capital as of the Record Date, also voted by written consent to approve a proposal to effect a reverse split of the Company’s common stock in a ratio to be determined by the Board which would not be less than One for Ten (1:10) and not more than One for One-Hundred (1:100), which was to be effective no later than September 30, 2014, at such ratio and at such time in the sole discretion of the Board and in lieu of issuing any fractional shares resulting from the reverse split, to issue the next whole share (the “Reverse Split”).

On April 2, 2014, we filed an amendment to our Articles of Incorporation to affect the Reverse Split on a one-for-one hundred basis. The Reverse Split was effective with FINRA on April 7, 2014. All common stock share and per share information in this Form 10-K, including the accompanying consolidated financial statements and notes thereto, have been adjusted to reflect retrospective application of the Reverse Split, unless otherwise indicated. The total number of authorized shares of common stock was not adjusted in conjunction with the Reverse Split.

As of December 31, 2015 and 2014, there were 11,259,450 and 6,374,450 shares of common stock outstanding, respectively. Below are the changes to the Company’s common stock during the twelve months ended December 31, 2015:

•	On April 1, 2015, the Company issued 30,000 shares of the Company’s common stock as a conversion of 60 preferred shares.
•	On April 30, 2015, the Company issued 125,000 shares of the Company’s common stock as a conversion of 250 preferred shares.
•	On November 3, 2015, the Company issued 4,330,000 shares of common stock to investors in the Company’s October 2015 private placement.
•	On December 15, 2015, the Company issued 400,000 shares of common stock issued as a conversion of 400 preferred shares.

F-17

Preferred Stock

The Company has 10,000,000 shares of preferred stock authorized with a par value of $0.001 per share. The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

As of December 31, 2015 and 2014, 5,290 and 6,000 shares of preferred stock were issued and outstanding, respectively.

On May 12, 2014, the Board of Directors authorized the designation of a class of preferred stock as “Series A Convertible Preferred Stock”. On May 14, 2014, the Company filed the Certificate of Designation, Preferences and Rights of the 0% Series A Convertible Preferred Stock with the Secretary of State of the State of Nevada.

Each share of the newly designated Series A Preferred Stock is convertible into shares of the Company’s common stock, par value $0.001 per share based on a conversion calculation equal to the Base Amount divided by the conversion price. The Base Amount is defined as the sum of (i) the aggregate stated value of the Series A Preferred Stock to be converted and (ii) all unpaid dividends thereon. The stated value of each share of the Series A Preferred Stock is $1,000 and the initial conversion price is $2.00 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. Additionally, in the event the Company issues shares of its common stock or common stock equivalents at a per share price that is lower than the conversion price then in effect, the conversion price shall be adjusted to such lower price, subject to certain exceptions. The Company is prohibited from effecting a conversion of the Series A Preferred Stock to the extent that as a result of such conversion, the investor would beneficially own more than 9.99% in the aggregate of the issued and outstanding shares of the Company’s common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock. The shares of Series A Preferred Stock possess no voting rights.

On May 14, 2014, we entered into securities purchase agreements with certain accredited investors pursuant to which we sold an aggregate of 6,000 shares of our newly designated Series A Convertible Preferred Stock at a price of $1,000 per share for gross proceeds to us of $6,000,000. Related to the sale, we incurred offering costs of $620,085 resulting in net proceeds of $5,379,915. The closing of the transaction was subject to certain customary closing conditions and closed on May 15, 2014.

As the conversion price of the common shares on a converted basis was below the market price of the common shares on the closing date, this resulted in a beneficial conversion feature and the result was an “imputed” dividend of $2,700,000. In addition on December 15, 2015 upon the conversion of the 400 preferred shares into 400,000 common shares as described above, this change in the conversion price being a contingency, resulting in additional beneficial conversion of $400,000.

Note 13: Stock Options

The Company has adopted the provisions of ASC 718 - Compensation which requires companies to measure the cost of employee services received in exchange for equity instruments based on the grant date fair value of those awards and to recognize the compensation expense over the requisite service period during which the awards are expected to vest.

On December 29, 2008, the Company adopted the Pacific Entertainment Corporation 2008 Stock Option Plan (the “Plan”), which provides for the issuance of qualified and non-qualified stock options to officers, directors, employees and other qualified persons. The Plan is administered by the Board of Directors of the Company or a committee appointed by the Board of Directors. The number of shares of the Company’s common stock initially reserved for issuance under the Plan was 110,000. On September 2, 2011, the shareholders holding a majority of the Company’s outstanding common stock adopted an amendment to the Company’s 2008 Stock Option Plan to increase the number of shares of common stock issuable under the plan to 500,000.

On September 18 2015, the Company adopted the Genius Brands International, Inc. 2015 Incentive Plan (the “2015 Plan”). The 2015 Plan was approved by our stockholders in September 2015. The 2014 Plan as approved by the stockholders authorized the issuance up to an aggregate of 450,000 shares of common stock. The Board of Directors amended the 2015 Plan to increase the total number of shares that can be issued under the 2015 Plan by 3,880,000 from 450,000 shares to 4,330,000 shares. The increase in shares available for issuance under the 2015 Plan was approved by stockholders on February 3, 2016.

F-18

The following schedule summarizes the changes in the Company’s stock option plan during the twelve months ended December 31, 2015:

	Options Outstanding Number of Shares	Exercise Price per Share	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value	Weighted Average Exercise Price per Share

Balance at December 31, 2014	350	$6.00 – 33.60	2.29 years	$–	$15.09
Options Granted	4,300,000	$2.00	4.96 years	$–	$2.00
Options Exercised	–
Options Expired	350
Balance at December 31, 2015	4,300,000	$2.00	4.96 years	$–	$2.00

Exercisable December 31, 2014	350	$6.00 – 33.60	2.29 years	$–	$15.09
Exercisable December 31, 2015	286,406	$2.00	4.96 years	$–	$2.00

During the year ended December 31, 2015, the Company granted options to purchase 4,300,000 shares of common stock to employees and directors of the Company. The stock options generally vest between one and three years. The fair value of these options was determined to be $4,041,937 million using the Black-Scholes option pricing model based on the following assumptions: (i) volatility rate of 277%%, (ii) discount rate of 2.04%, (iii) zero expected dividend yield, and (iv) expected life of 10 years.

As of December 31, 2015, the aggregate value of unvested options was $4,010,018, which will continue to be amortized as compensation cost as the options vest over three years, as applicable.

During the year ended December 31, 2015, the Company recognized stock based compensation expense of $31,919. During the year ended December 31, 2014, the Company did not recognize any stock based compensation expense.

Note 14: Warrants

The Company has warrants outstanding to purchase up to 5,055,000 and 300,000 shares of our common stock at December 31, 2015 and 2014, respectively.

In connection with the sale of the Company’s newly designated Series A Convertible Preferred Stock in May 2014, Chardan Capital Markets LLC (“Chardan”) acted as sole placement agent in consideration for which Chardan received a cash fee of $535,000 and a warrant to purchase up to 300,000 shares of the Company’s common stock. These warrants vested immediately, have an exercise price of $2.00 per share, and have a five year term.

On October 29, 2015, the Company entered into securities purchase agreements with certain accredited investors pursuant to which the Company sold an aggregate of 4,330,000 shares of its common stock, par value $0.001 per and warrants to purchase up to an aggregate of 4,330,000 shares of common stock for a purchase price of $1.00 per share and gross proceeds to the Company of $4,330,000. The closing of the 2015 Private Placement was subject to certain customary closing conditions and closed on November 3, 2015. The warrants are exercisable into shares of common stock for a period of five (5) years from issuance at an initial exercise price of $1.10 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. The warrants vest immediately. The Company is prohibited from effecting an exercise of the warrants to the extent that as a result of such exercise, the holder would beneficially own more than 4.99% (subject to increase up to 9.99% upon 61 days’ notice) in the aggregate of the issued and outstanding shares of common stock, calculated immediately after giving effect to the issuance of shares of common stock upon exercise of the warrant.

In connection with the sale of the Company’s Common Stock in October 2015, Chardan Capital Markets LLC (“Chardan”) acted as sole placement agent in consideration for which Chardan received a cash fee of $300,000 and a warrant to purchase up to 425,000 shares of the Company’s common stock. These warrants vested immediately, have an exercise price of $1.20 per share, and have a five year term.

F-19

The following schedule summarizes the changes in the Company’s outstanding warrants during the twelve months ended December 31, 2015:

	Warrants Outstanding Number of Shares	Exercise Price per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price per Share
Balance at December 31, 2014	300,000	$2.00	4.37 years	$2.00
Warrants Granted	4,755,000	$1.10	4.83 years	$1.10
Warrants Exercised	–	$–	–	$–
Warrants Expired	–	$–	–	$–
Balance at December 31, 2015	5,055,000	$1.10-2.00	4.75 years	$1.16

Exercisable December 31, 2014	300,000	$2.00	4.37 years	$2.00
Exercisable December 31, 2015	5,055,000	$1.10-2.00	4.75 years	$1.16

Note 15: Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of December 31, 2015 and 2014:

	2015	2014
Deferred tax assets:
NOL Carryover	$5,780,600	$4,505,900
Returns Reserve	43,200	17,800
Inventory Reserve	11,200	21,300
Accrued Related Party Interest	–	–
Accrued Officer Compensation	–	–
Accrued Compensated Absences	37,600	19,600
Charitable Contributions	400	400
Deferred tax liabilities:
Depreciation and Amortization	–	116,500

Valuation Allowance	(5,850,900)	(4,681,500)
Net deferred tax asset	$–	$–

F-20

The income tax provision differs from the amount of income tax determined by applying the U.S. federal tax rate to pretax income from continuing operations for the years ended December 31, 2015 and 2014 due to the following:

	2015	2014

Book Loss	$(1,453,800)	$(1,453,800)
Meals and Entertainment	5,400	4,700
Stock Compensation for Services	12,400	–
Stock issued for debt extinguishment	14,300	–
Excess Tax Gain (Loss) on Disposal over Book	–	–
Accrued Compensated Absences	18,000	4,800
Accrued Officer Compensation	–	–
Returns Reserve	25,400	1,000
Inventory Reserve	(10,100)	(15,200)
Depreciation and Amortization	(20,700)	9,700
Valuation Allowance	1,280,500	1,448,800
	$–	$–

At December 31, 2015, the Company had net operating loss carry forwards of approximately $14,822,000 that may be offset against future taxable income from the year 2016 through 2035. No tax benefit has been reported in the December 31, 2015 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

The Company accounts for income taxes in accordance with Accounting Standards Codification Topic 740, Income Taxes (“Topic 740”), which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

At the adoption date of January 1, 2008, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operation in the provision for income taxes.  As of December 31, 2015, the Company had no accrued interest or penalties related to uncertain tax positions.

The Company files income tax returns in the U.S. federal jurisdiction and in the state of California. The Company is currently subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities since inception of the Company.

Note 16: Employment Agreements

On November 15, 2013, as a closing condition to the Merger, the Company entered into five-year employment agreements with Andrew Heyward, to serve as Chief Executive Officer, and Amy Moynihan Heyward, to serve as President of the Company, for which each receives an annual base salary of $200,000 and $180,000, respectively.

Effective May 26, 2014, the Company entered into an employment agreement with Andrew Berman for the newly created position of Senior Vice President - International Sales. The agreement has a one year term with an additional one year term renewal subject to approval of the Company and Mr. Berman. The agreement provides for an annual salary of $175,000.

F-21

Effective July 14, 2014, the Company employed Stone Newman in the newly created operating position of President - Worldwide Consumer Products and executed a three-year employment agreement which either party may terminate on the 12th and 24th month anniversary upon thirty (30) days’ notice. Mr. Newman will have oversight over all consumer products, licensing and merchandising sales and rights for the Company’s brands and programming as well as certain brands he previously managed prior to his employment by the Company. The agreement provides Mr. Newman with an annual salary of $275,000 plus an additional participation for certain customers.

Note 17: Lease Commitments

The Company has no capital leases subject to the Capital Lease guidelines in the FASB Accounting Standards Codification.

Rental expenses incurred for operating leases during the twelve months ended December 31, 2015 and 2014 were $140,407 and $140,070, respectively.

As of December 31, 2014, the Company leased approximately 2,807 square feet of office space at 9401 Wilshire Boulevard, Beverly Hills, California pursuant to a standard office lease dated February 3, 2012. The lease had a term of 3 years, from May 1, 2012 through April 30, 2015. The monthly rent was $10,807 which was to be adjusted upward 3% each year on the anniversary of the lease. The Company did not renew this lease.

During the first quarter of 2015, the Company entered into an agreement for new office space to which it relocated its operations upon the expiration of its prior lease. Effective May 1, 2015, the Company began leasing approximately 3,251 square feet of general office space at 301 North Canon Drive, Suite 305, Beverly Hills, CA 90210 pursuant to a 35-month sub-lease that commenced on May 1, 2015. The Company will pay approximately $136,542 annually subject to annual escalations of 3%.

The following is a schedule of future minimum lease payments required by the non-cancelable operating lease agreement:

Year	Amount
2016	$139,273
2017	143,451
2018	36,214
$318,938

Note 18: Commitment and Contingencies

In the normal course of the its business, the Company enters into agreements which call for the payment of royalties or “profit” participations for the use of third party intellectual property. For properties such as Gisele & The Green Team, Martha & Friends and Stan Lee and the Mighty 7, the Company is obligated to share net profits with the underlying rights holders on a certain basis, defined in the respective agreements.

In addition, the Company has also entered into an agreement with XingXing Digital Corporation, an animation company based in China pursuant to which in exchange for the investment of 100% of the costs of the animation, XingXing is entitled to receive a specified percentage of the net proceeds received by the Company from the exploitation of those series on which XingXing has provided animation services. The series covered by this arrangement are Secret Millionaires Club and Gisele & the Green Team.

The Company has also entered into a similar arrangement with another production vendor, BangZoom Entertainment, which calls for a payment of $120,000 from the net profits received by the Company from the exploitation of the series Secret Millionaires Club. The payment represents the deferral of certain costs and fees for audio/video post-production work performed by such vendor in connection with that series.

In July 2014, the Company has partnered with Symbiosis Technologies (“Symbiosis”) in which Symbiosis will provide certain pre-production and production services to the Company for the production of Thomas Edison’s Secret Lab in exchange for a certain percentage of the series’ forthcoming adjusted revenues as well as the ability to distribute the series in certain territories.

In December 2014, the Company has partnered with Telegael Teoranta (“Telegael”) in which Telegael will provide certain production services to the Company for the production of Thomas Edison’s Secret Lab in exchange for a certain percentage of the series’ forthcoming adjusted revenues as well as the ability to distribute the series in certain territories.

F-22

Note 19: Subsequent Events

Pursuant to FASB ASC 855, Management has evaluated all events and transactions that occurred from December 31, 2015 through the date of issuance of these financial statements. During this period, we did not have any significant subsequent events, except as disclosed below:

On January 27, 2016 a holder of 60 preferred shares converted the shares into 60,000 common shares of the Company.

On February 18, 2016, Genius Brands International, Inc entered into a distribution agreement with Sony Pictures Home Entertainment Inc. pursuant to which the Company agreed to grant Sony certain rights for the marketing and distribution of the Company’s animated feature-length motion pictures and animated television series in the United States and in Canada, and potentially additional countries. In connection with the agreement the Company received a $2,000,000 advance.

F-23

Exhibit 21.1

Subsidiaries

Name	State of Incorporation

A Squared Entertainment LLC	Delaware

Exhibit 31.1

Certification of Principal Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Andrew Heyward certify that:

1.      I have reviewed this Annual Report on Form 10-K of Genius Brand International, Inc.;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.      The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)     Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

 b)    Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)     Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)     Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.      The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a)     All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)     Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

March 30, 2016	By:	/s/ Andrew Heyward
Andrew Heyward
Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

Certification of Principal Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Michael D. Handelman, certify that:

1.      I have reviewed this Annual Report on Form 10-K of Genius Brand International, Inc.;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.      The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)     Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)     Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)      Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)      Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.       The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a)      All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)     Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

March 30, 2016	By:	/s/ Michael D. Handelman
Michael D. Handelman
Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Genius Brand International, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew Heyward, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 30, 2016	By:	/s/ Andrew Heyward
Andrew Heyward
Chief Executive Officer (Principal Executive Officer)

Exhibit 32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Genius Brand International, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rebecca D. Hershinger, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 30, 2016	By:	/s/ Michael D. Handelman
Michael D. Handelman
Chief Financial Officer (Principal Financial and Accounting Officer)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2016

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ___________ to ___________

Commission file number: 000-54389

GENIUS BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-4118216
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

301 North Canon Drive, Suite 305
Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

310-273-4222

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: 11,863,133 shares of common stock, par value $0.001, were outstanding as of May 13, 2016.

GENIUS BRANDS INTERNATIONAL, INC.

FORM 10-Q

For the Quarterly Period Ended March 31, 2016

2

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.

Genius Brands International, Inc.

Consolidated Balance Sheets

As of March 31, 2016 and December 31, 2015

	3/31/2016	12/31/2015
	(unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$5,892,881	$5,187,620
Accounts Receivable, net	351,779	171,867
Inventory, net	7,257	7,080
Prepaid and Other Assets	220,901	65,464
Total Current Assets	6,472,818	5,432,031

Property and Equipment, net	134,313	150,948
Film and Television Costs, net	889,119	1,003,546
Intangible Assets, net	1,900,924	1,918,206
Goodwill	10,365,805	10,365,805
Total Assets	$19,762,979	$18,870,536

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$602,961	$359,433
Accrued Expenses	266,006	509,477
Deferred Revenue and Advances	289,906	305,850
Accrued Salaries and Wages	107,643	96,385
Disputed Trade Payable	925,000	925,000
Short Term Debt - Related Party	410,535	410,535
Total Current Liabilities	2,602,051	2,606,680

Long Term Liabilities:
Deferred Revenue and Advances	2,603,945	652,689
Services Advance	1,489,583	1,489,583
Total Liabilities	6,695,579	4,748,952

Stockholders’ Equity:
Preferred Stock, $0.001 Par Value, 10,000,000 Shares Authorized, respectively; 5,205 and 5,290 Shares Issued and Outstanding, respectively	6	6
Common Stock, $0.001 Par Value, 700,000,000 Shares Authorized, respectively; 11,374,450 and 11,259,450 Shares Issued and Outstanding, respectively	11,375	11,260
Common Stock to be Issued	71	71
Additional Paid in Capital	41,836,034	41,156,023
Accumulated Deficit	(28,780,086)	(27,045,776)
Total Stockholders’ Equity	13,067,400	14,121,584
Total Liabilities and Stockholders’ Equity	$19,762,979	$18,870,536

The accompanying notes are an integral part of these financial statements.

3

Genius Brands International, Inc.

Consolidated Statements of Operations

Three Month Period Ended March 31, 2016 and 2015 (unaudited)

	3/31/2016	3/31/2015
Revenues:
Licensing & Royalties	$148,012	$152,665
Television & Home Entertainment	203,881	132,214
Product Sales	–	11,755
Total Revenues	351,893	296,634
Cost of Sales	22,362	7,141
Gross Profit	329,531	289,493

Operating Expenses:
Professional Services	172,693	173,827
Rent Expense	35,007	37,581
Marketing & Sales	261,632	88,175
Amortization of Film & TV Costs	117,513	–
Depreciation & Amortization	35,766	25,610
Salaries and Related Expenses	526,152	490,741
Stock Compensation Expense	564,985	–
Bad Debt Expense (Recovery)	–	(1,550)
Other General & Administrative	267,499	235,711
Total Operating Expenses	1,981,247	1,050,095
Loss from Operations	(1,651,716)	(760,602)

Other Income (Expense):
Other Income	60	2,997
Interest Expense	(1,428)	(413)
Interest Expense - Related Parties	(6,141)	(6,090)
Gain on Distribution Contracts	9,510	150,000
Unrealized Gain (Loss) on Foreign Currency Translation	405	(5,341)
(Loss) on Impairment of Assets	–	(7,500)
(Loss) on Deferred Financing Costs	–	(9,313)
Net Other Income (Expense)	2,406	124,340
Loss before Income Tax Expense	(1,649,310)	(636,262)
Income Tax Expense	–	–
Net Loss	(1,649,310)	(636,262)
Imputed Dividend on Preferred Stock	(85,000)	–
Net Loss Applicable to Common Shareholders	$(1,734,310)	$(636,262)

Net Loss per Common Share (Basic and Diluted)	$(0.15)	$(0.10)

Weighted Average Shares Outstanding (Basic and Diluted)	11,316,153	6,374,450

The accompanying notes are an integral part of these financial statements.

4

Genius Brands International, Inc.

Consolidated Statements of Cash Flows

Three Month Period Ended March 31, 2016 and 2015 (unaudited)

	3/31/2016	3/31/2015
Cash Flows from Operating Activities:
Net Loss	$(1,649,310)	$(636,262)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in) Operating Activities:
Amortization of Film and Television Costs	117,513	–
Depreciation Expense	16,635	11,869
Amortization Expense	19,131	13,741
Imputed Interest Expense	6,141	6,090
Bad Debt Expense	–	(1,550)
Stock Issued for Services	24,000	–
Stock Compensation Expense	564,985	–
(Gain) on Distribution Contracts	(9,510)	(150,000)
Loss on Deferred Financing Asset	–	9,313
Loss on Impairment of Assets	–	7,500
(Gain) Loss on Foreign Currency Translation	(405)	5,341
Decrease (Increase) in Operating Assets:
Accounts Receivable	(179,507)	(40,065)
Inventory	(177)	(2,659)
Prepaid Expenses & Other Assets	(155,437)	(84,499)
Film and Television Costs, net	(170,594)	(179,047)

Increase (Decrease) in Operating Liabilities:
Accounts Payable	248,628	98,232
Accrued Salaries	11,258	18,036
Deferred Revenue and Advances	1,934,242	(19,277)
Other Accrued Expenses	(70,482)	29,342
Net Cash Provided by (Used in) Operating Activities	707,111	(913,895)

Cash Flows from Investing Activities:
Investment in Intangible Assets	(1,850)	(51,110)
Investment in Fixed Assets	–	(123,168)
Net Cash Used in Investing Activities	(1,850)	(174,278)

Cash Flows from Financing Activities:
Proceeds from Services Advance	–	750,000
Proceeds of Related Party Notes	–	156
Net Cash Provided by Financing Activities	–	750,156

Net Increase (Decrease) in Cash and Cash Equivalents	705,261	(338,017)
Beginning Cash and Cash Equivalents	5,187,620	4,301,099
Ending Cash and Cash Equivalents	$5,892,881	$3,963,082

Supplemental Disclosures of Cash Flow Information:
Cash Paid for Interest	$–	$413

Schedule of Non-Cash Financing and Investing Activities:
Imputed Dividend on Preferred Stock	$85,000	–

The accompanying notes are an integral part of these financial statements.

5

Genius Brands International, Inc.

Notes to Financial Statements

March 31, 2016 (unaudited)

Note 1: Organization and Business

Organization and Nature of Business

Genius Brands International, Inc. (“we”, “us”, “our”, “GBI” or the “Company”) is a global content and brand management company dedicated to providing entertaining and enriching “content and products with a purpose” for toddlers to tweens. Led by industry veterans, Andrew Heyward (Chief Executive Officer) and Amy Moynihan Heyward (President), the Company produces original content and licenses the rights to that content to a variety of partners. Our licensees include (i) companies to which the audio-visual rights are licensed for exhibition in various formats such as Pay Television, Free or Broadcast Television, Video-on-Demand (“VOD”), subscription on demand (“SVOD”), DVDs/CDs and more and (ii) companies that develop and distribute products based on our content within different product categories such as toys, electronics, publishing, home goods, stationary, gifts, and more.

The Company owns a portfolio of original children’s entertainment that is targeted at toddlers to teens including the award-winning Baby Genius; Warren Buffett's Secret Millionaires Club; Thomas Edison's Secret Lab; and Stan Lee's Mighty 7, the first project from Stan Lee Comics, LLC , a joint venture with legendary Stan Lee's POW! Entertainment.

In addition to the Company’s wholly-owned brands, it also acts as licensing agent for certain brands, leveraging its existing licensing infrastructure to expand these brands into new product categories, new retailers, and new territories. These include the best-selling children’s book series, Llama Llama; From Frank, a humor greeting card and product line; and Celessence Technologies, the world's leading microencapsulation company.

The Company commenced operations in January 2006, assuming all of the rights and obligations of its then Chief Executive Officer, under an Asset Purchase Agreement between the Company and Genius Products, Inc., in which the Company obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Little Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, the Company (i) changed its domicile to Nevada from California, and (ii) changed its name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, the Company changed its trading symbol from “PENT” to “GNUS”.

On November 15, 2013, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with A Squared Entertainment LLC, a Delaware limited liability company (“A Squared”), A Squared Holdings LLC, a California limited liability company and sole member of A Squared (the “Parent Member”) and A2E Acquisition LLC, its newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), which occurred concurrently with entering into the Merger Agreement, the Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company.  As a result of the Merger, the Company acquired the business and operations of A Squared.

On April 2, 2014, the Company filed a certificate of amendment to its Articles of Incorporation to affect a reverse split of our issued and outstanding common stock on a 1-for-100 basis. The reverse stock split was effective with FINRA (Financial Industry Regulatory Authority) on April 7, 2014 (the “Reverse Split”). All per share amounts referenced herein are reflective of the Reverse Split.

Strategic Initiatives

During 2014 and 2015, the Company began a series of strategic initiatives to restructure certain areas of business in an effort to operate more profitably in the long run. This included product sales, content distribution, production, and product development:

1)	During the second quarter of 2014, the Company began phasing out the direct production and sale of physical products, including DVDs and CDs, and shifted to a licensing model whereby these functions were outsourced to industry experts and category leaders in their respective industries. On July 14, 2014, the Company employed Stone Newman in the newly created position of President - Global Consumer Products to manage all consumer products, licensing and merchandising sales for the Company’s brands.

2)	Prior to the third quarter of 2014, the Company utilized an agency to license its content to international television broadcasters, home video, and digital distribution outlets. To exert greater control over the distribution of its expanding portfolio of content, during the second quarter of 2014, the Company formed a new global distribution division and appointed Andrew Berman to the newly created position of Senior Vice President - International Sales to oversee the division and the appointment of regional agents to represent the Company locally in key regions.

6

3)	During the third and fourth quarter of 2014, the Company partnered with various pre-production, production, and animation companies to provide services to the Company for the production of Thomas Edison’s Secret Lab in exchange for a certain percentage of the series’ forthcoming adjusted net revenues and the ability to distribute the series in certain languages in certain territories. This model helps to better manage the Company’s cash flows while enabling it to exploit territories that would otherwise be challenging to manage and monetize. The Company intends to replicate the model for future productions.

4)	The infrastructure the Company has put in place enables it to efficiently exploit a growing portfolio of brands. The Company is actively developing a number of new brands to add to its growing portfolio and consistently looks for existing brands to acquire or act as licensing agent, as with the best-selling line of books, Llama Llama which the Company recently signed. The Company remains focused on brands that lend themselves to interactive exploitation in multiple areas and are consistent with the Company’s primary point of differentiation: providing multi-media “content and products with a purpose” that entertain and enrich kids.

5)	Consistent with the Company's strategy of securing widespread distribution for its content in a variety of formats and building awareness and engagement for its brands that in turn drives its consumer products business, the Company has expanded its successful relationship with Comcast beyond the already popular Baby Genius on-demand offering. The Company has announced it launched a new Kid Genius Channel in the fourth quarter of 2015, offering 24-hours of video on-demand content that will be consistent with the Company's "content and products with a purpose" mission. The new video on-demand channel will include the Company's own content, in addition to other content the Company will curate, to offer a robust line-up for kids. The Company's Senior Vice President-International Sales, Andrew Berman, will oversee the channel.

Liquidity

Historically, the Company has incurred net losses. As of March 31, 2016, the Company had an accumulated deficit of $28,780,086 and total stockholders’ equity of $13,067,400. At March 31, 2016, the Company had current assets of $6,472,818, including cash of $5,892,881 and current liabilities of $2,602,051, including short-term debt to related parties which bears no interest and has no stated maturity of $410,535 and certain trade payables of $925,000 to which the Company disputes the claim, resulting in working capital of $3,870,767. Subsequent to the end of the quarter, the Company issued 238,683 shares of common stock valued at $1.72 per share in exchange for the extinguishment of short-term debt to related parties totaling $410,535. On a pro-forma basis, this transaction would have reduced the Company’s current liabilities of $2,602,051, at March 31, 2016, to $2,191,516 and increased working capital from $3,870,767 to $4,281,302. For the three months ended March 31, 2016 and 2015, the Company reported a net loss of $1,649,310 and $636,262, respectively, and reported net cash provided by operating activities during three months ended March 31, 2016, of $707,111.

During the three months ended March 31, 2016, the Company received proceeds of $2,000,000 pursuant to its distribution agreement with Sony Pictures Home Entertainment. While the Company believes that its current cash balances will be sufficient to fund operations for the next twelve months, there can be no assurance that cash flows from operations will continue to improve in the near future. If the Company is unable to attain profitable operations and maintain positive operating cash flows, it may need to (i) seek additional funding, (ii) scale back its development plans, or (iii) reduce certain operations.

Note 2: Summary of Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid debt instruments with initial maturities of three months or less to be cash equivalents.

Reverse Stock Split

On April 2, 2014, we filed a certificate of amendment to our Articles of Incorporation to affect a reverse split of our issued and outstanding common stock on a 1-for-100 basis. The reverse stock split was effective with FINRA on April 7, 2014. All common stock share and per share information in this Form 10-Q, including the accompanying consolidated financial statements and notes thereto, have been adjusted to reflect retrospective application of the reverse split, unless otherwise indicated.

Business Combination

On November 15, 2013, the Company entered into a Merger Agreement with A Squared, the Member, and the Acquisition Sub. Upon closing of the Merger, which occurred concurrently with entering into the Merger Agreement, our Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired the business and operations of A Squared.

The audited financial statements have been prepared using the acquisition method of accounting in accordance with FASB Accounting Standards Codification (“ASC”) 805 Business Combinations.

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Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Genius Brands International, Inc., its wholly owned subsidiary A Squared, and its interest in Stan Lee Comics, LLC. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these consolidated financial statements so as to conform to current period classifications.

Allowance for Doubtful Accounts

Accounts receivable are presented on the balance sheet net of estimated uncollectible amounts. The Company assesses its accounts receivable balances on a quarterly basis to determine collectability and records an allowance for estimated uncollectible accounts in an amount approximating anticipated losses based historical experience and future expectations. Individual uncollectible accounts are written off against the allowance when collection of the individual accounts appears doubtful. The Company recorded an allowance for doubtful accounts of $110,658 as of each of March 31, 2016 and December 31, 2015.

Inventories

Inventories are stated at the lower of cost (average) or market and consist of finished goods such as DVDs, CDs and other products. A reserve for slow-moving and obsolete inventory is established for all inventory deemed potentially non-saleable by management in the period in which it is determined to be potentially non-saleable. The current inventory is considered properly valued and saleable. The Company concluded that there was an appropriate reserve for slow moving and obsolete inventory of $28,813 established as of each of March 31, 2016 and December 31, 2015.

Property and Equipment

Property and equipment are recorded at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from two to seven years. Maintenance, repairs, and renewals, which neither materially add to the value of the assets nor appreciably prolong their lives, are charged to expense as incurred. Gains and losses from any dispositions of property and equipment are reflected in the statement of operations.

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired in business combinations accounted for by the purchase method. In accordance with ASC 350 Intangibles Goodwill and Other, goodwill and certain intangible assets are presumed to have indefinite useful lives and are thus not amortized, but subject to an impairment test annually or more frequently if indicators of impairment arise. The Company completes the annual goodwill and indefinite-lived intangible asset impairment tests at the end of each fiscal year. To test for goodwill impairment, we are required to estimate the fair market value of each of our reporting units, of which we have one. While we may use a variety of methods to estimate fair value for impairment testing, our primary method is discounted cash flows. We estimate future cash flows and allocations of certain assets using estimates for future growth rates and our judgment regarding the applicable discount rates. Changes to our judgments and estimates could result in a significantly different estimate of the fair market value of the reporting units, which could result in an impairment of goodwill of indefinite lived intangible assets in future periods.

Other intangible assets have been acquired, either individually or with a group of other assets, and were initially recognized and measured based on fair value. In accordance with ASC 350 Intangible Assets, the costs of new product development and significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred. Annual amortization of these intangible assets is computed based on the straight-line method over the remaining economic life of the asset.

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Film and Television Costs

The Company capitalizes production costs for episodic series produced in accordance with ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue based on the initial market revenue evidenced by a firm commitment over the period of commitment. The Company expenses all capitalized costs that exceed the initial market firm commitment revenue in the period of delivery of the episodes.

The Company capitalizes production costs for films produced in accordance with ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue quarterly as a cost of production based on the relative fair value of the film(s) delivered and recognized as revenue. The Company evaluates their capitalized production costs annually and limits recorded amounts by their ability to recover such costs through expected future sales.

Additionally, the Company develops new videos, music, books and digital applications in addition to adding content, improved animation and bonus songs/features to its existing product catalog. After the initial release of the film or episodic series, the costs of significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred.

Revenue Recognition

The Company recognized revenue related to product sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer as required by ASC 605 Revenue Recognition.

Revenues associated with the sale of products are recorded when shipped to customers pursuant to approved customer purchase orders resulting in the transfer of title and risk of loss. Cost of sales, rebates and discounts are recorded at the time of revenue recognition or at each financial reporting date.

The Company recognizes revenue in accordance with ASC 926-605 Entertainment-Films - Revenue Recognition. Accordingly, the Company recognizes revenue when (i) persuasive evidence of a sale with customer exists, (ii) the film is complete and has been delivered or is available for delivery, (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale, (iv) the arrangement fee is fixed or determinable, and (v) collection of the arrangement fee is reasonably assured.

For its distribution, TV, and home entertainment income, the Company generally enters in to flat fee arrangements to deliver multiple films or episodes. The Company allocates revenue to each film or episode based on their relative fair market values and recognizes revenue as each film or episode is complete and available for delivery.

The Company’s licensing and royalty revenue represents both (a) variable payments based on net sales from brand licensees for content distribution rights. These license agreements are held in conjunction with third parties that are responsible for collecting fees due and remitting to the Company its share after expenses. Revenue from licensed products is recognized when realized or realizable based on royalty reporting received from licensees and (b) licensing income the Company recognizes revenue as an agent in accordance with ASC 605-45 Revenue Recognition - Principal Agent. Accordingly, the Company’s revenue is its gross billings to its customers less the amounts it pays to suppliers for their products and services.

Stock Based Compensation

As required by ASC 718 - Stock Compensation, the Company recognizes an expense related to the fair value of our stock-based compensation awards, including stock options, using the Black-Scholes calculation as of the date of grant.

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Earnings Per Share

Basic earnings (loss) per common share (“EPS”) is calculated by dividing net income (loss) applicable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is calculated by dividing net income (loss) applicable to common shareholders by the weighted average number of common shares outstanding, plus the assumed exercise of all dilutive securities using the treasury stock or “as converted” method, as appropriate. During periods of net loss, all common stock equivalents are excluded from the diluted EPS calculation because they are antidilutive.

Net income (loss) applicable to common shareholders is calculated by deducting any dividend on preferred stock. As the conversion price of the Series A Preferred Stock on a converted basis was below the market price of the common shares on the closing date, an imputed dividend was calculated.

Income Taxes

Deferred income tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates. At each balance sheet date, the Company evaluates the available evidence about future taxable income and other possible sources of realization of deferred tax assets, and records a valuation allowance that reduces the deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized.

Fair value of financial instruments

The carrying amounts of cash, receivables and accrued liabilities approximate fair value due to the short-term maturity of the instruments.

We adopted ASC 820 as of January 1, 2008 for financial instruments measured at fair value on a recurring basis. ASC Topic 820 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: identify the contract(s) with a customer; identify the performance obligations in the contract; determine the transaction price; allocate the transaction price to the performance obligations in the contract; and recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 supersedes the revenue recognition requirements in Accounting Standards Codification Topic No. 605, “Revenue Recognition,” most industry-specific guidance throughout the industry topics of the accounting standards codification, and some cost guidance related to construction-type and production-type contracts. ASU 2014-09 is effective for public entities for annual periods and interim periods within those annual periods beginning after December 15, 2016. Early adoption is not permitted. Companies may use either a full retrospective or a modified retrospective approach to adopt ASU 2014-09. In August 2015, the FASB issued Accounting Standards Update No. 2015-14 “Revenue from Contracts with Customers - Deferral of the Effective Date” (“ASU 2015-14”). ASU 2015-14 defers the effective date of ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period, and permits early adoption of the standard, but not before the original effective date. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

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In February 2016, the FASB issued Accounting Standards Update 2016-02, “Leases”. The standard requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet.  A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term.  The new guidance is effective for annual and interim reporting periods beginning after December 15, 2018.  The amendments should be applied at the beginning of the earliest period presented using a modified retrospective approach with earlier application permitted as of the beginning of an interim or annual reporting period.  We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In March 2016, the FASB issued Accounting Standards Update 2016-09, “Compensation - Stock Compensation” (“ASU 2016-09”). ASU 2016-09 simplifies the accounting and reporting of certain aspects of shared-based payment transactions, including income tax treatment of excess tax benefits, forfeitures, classification of share-based awards as either equity or liabilities, and classification in the statement of cash flows for certain share-based transactions related to tax benefits and tax payments. ASU 2016-09 is effective for public business entities for annual periods beginning after December 15, 2016, and interim periods within those annual periods; early adoption is permitted. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In March 2016, the FASB issued Accounting Standards Update 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)” (“ASU 2016-08”), which is intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations. The effective date for ASU 2016-08 is the same as the effective date for ASU 2014-09. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In April 2016, the FASB issued Accounting Standards Update 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which clarifies the implementation guidance on identifying performance obligations and licensing. Specifically, the amendments reduce the cost and complexity of identifying promised goods or services and improve the guidance for determining whether promises are separately identifiable. The amendments also provide implementation guidance on determining whether an entity's promise to grant a license provides a customer with either a right to use the entity's intellectual property (which is satisfied at a point in time) or a right to access the entity's intellectual property (which is satisfied over time). The effective date for ASU 2016-10 is the same as the effective date for ASU 2014-09. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

Various other accounting pronouncements have been recently issued, most of which represented technical corrections to the accounting literature or were applicable to specific industries, and are not expected to have a material effect on our financial position, results of operations, or cash flows.

Note 3: Investment in Stan Lee Comics, LLC

In November 2009, A Squared formed a joint venture, Stan Lee Comics, LLC, with POW, a California corporation, and Archie, a New York corporation, to create, produce, and distribute comic books and other intellectual property based on exclusive properties created by Stan Lee and owned by POW. At inception, each of A Squared, POW, and Archie owned one-third of Stan Lee Comics, LLC.

Upon formation, the parties agreed that POW would contribute certain properties to Stan Lee Comics, LLC as consideration for its ownership interest. Similarly, A Squared would contribute certain creative development functions and be entitled to the exercise of all audio-visual development, production and distribution rights in all media, as well as all merchandising rights, in and to the contributed properties as consideration for its ownership interest. Finally, Archie would be entitled to all comic book publication and distribution rights in and to the contributed properties as consideration for its ownership interest. Each party would be entitled to one-third of any net proceeds derived from the contributed properties or their derivative works after recoupment of production cost and fees. Stan Lee Comics, LLC is the owner of the Stan Lee and the Mighty 7 property. No monetary consideration was paid by A Squared for its interest in Stan Lee Comics, LLC. Upon closing of the Merger, the Company assumed the rights to Stan Lee Comics, LLC held by A Squared. During the year ended December 31, 2015, the Company took over the one-third interest of Archie for consideration of $1.00 plus the assumption Archie’s pro-rata share of any accumulated expenses and liabilities related to the joint venture, of which there were none. As of March 31, 2016, neither party is owed a net proceeds interest as production costs and fees remain unrecouped.

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Note 4: Inventory

During the second quarter of 2014, the Company began a strategic initiative to restructure its product sales business by phasing out the direct sale of physical products including DVDs and CDs and shifting to a licensing model. On July 14, 2014, the Company employed Stone Newman in the newly created position of President - Worldwide Consumer Products to manage all consumer products, licensing and merchandising sales and rights for the Company’s brands and programming.

As of March 31, 2016 and December 31, 2015, the Company had recorded a total reserve of $28,813. In addition to nominal changes to the reserve made during the normal course of business, during the second quarter of 2014, the Company determined that a portion of its inventory may not be saleable and recorded an additional reserve of $174,963 which was recorded as a loss on inventory.

Note 5: Property and Equipment, Net

The Company has property and equipment as follows as of March 31, 2016 and December 31, 2015:

	3/31/2016	12/31/2015
Furniture and Equipment	$12,385	$12,385
Computer Equipment	36,810	36,810
Leasehold Improvements	176,903	176,903
Software	15,737	15,737
Less Accumulated Depreciation	(107,522)	(90,887)
Property and Equipment, Net	$134,313	$150,948

During the three months ended March 31, 2016 and 2015, the Company recorded depreciation expense of $16,635 and $11,869, respectively.

Note 6: Film and Television Costs, Net

As of March 31, 2016, the Company had Film and Television Costs, Net of $889,119 compared to $1,003,456 at December 31, 2015. The decrease relates the amortization of film costs associated with the revenue recognized for Thomas Edison’s Secret Lab offset by increases related to the production and development of Space Pop and Llama Llama. During the three months ended March 31, 2016 and 2015, the Company recorded Film and Television Cost amortization expense of $117,513 and $0, respectively. The Company recorded accumulated Film and Television Cost amortization of $245,064 and $127,551 as of March 31, 2016 and December 31, 2015, respectively.

Note 7: Goodwill and Intangible Assets, Net

Goodwill

In association with the Merger, the Company recognized $10,365,805 in Goodwill, representing the excess of the fair value of the consideration for the Merger over net identifiable assets acquired. Pursuant to ASC 350-20, Goodwill is not subject to amortization but is subject to annual review to determine if certain events warrant impairment to the Goodwill asset. Through March 31, 2016, the Company has not recognized any impairment to Goodwill.

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Intangible Assets, Net

The Company had following intangible assets as of March 31, 2016 and December 31, 2015:

	3/31/2016	12/31/2015
Identifiable Artistic-Related Assets (a)	$1,740,000	$1,740,000
Trademarks (b)	129,831	129,831
Product Masters (b)	64,676	64,676
Other Intangible Assets (b)	183,070	181,220
Less Accumulated Amortization (c)	(216,653)	(197,521)
Intangible Assets, Net	$1,900,924	$1,918,206

(a)	In association with the Merger, the Company acquired $1,740,000 of Identifiable Artistic-Related Assets. These assets, related to certain properties owned by A Squared and assumed by the Company, were valued using an independent firm during the fourth quarter of 2013. Based on certain legal, regulatory, contractual, and economic factors, the Company has deemed these assets to be indefinite-lived. Hence, pursuant to ASC 350-30, these assets are not subject to amortization and are tested annually for impairment. Through March 31, 2016, the Company has not recognized any impairment expense related to these assets.
(b)	Pursuant to ASC 350-30-35, the Company reviews these intangible assets periodically to determine if the value should be retired or impaired due to recent events. During the three months ended March 31, 2016 and 2015, the Company did not recognize any impairment of these assets.
(c)	During the three months ended March 31, 2016 and 2015, the Company recognized $19,131 and $13,741, respectively, in amortization expense related to the Trademarks, Product Masters, and Other Intangible Assets.

Expected future intangible asset amortization as of March 31, 2016 is as follows:

Fiscal Year:
2016	$56,538
2017	54,253
2018	24,853
2019	8,655
2020	8,655
Remaining	7,970
Total	$160,924

Note 8: Deferred Revenue and Advances

As of March 31, 2016 and December 31, 2015, the Company had advances of $2,544,667 and $599,167, respectively.

As a result of the Merger, the Company assumed from A Squared an April 2013 agreement for an advance of $450,000 for the music rights of certain A Squared properties. During the second quarter of 2014, the Company executed an agreement with the same counterparty for another music advance of $250,000 covering the properties held by the Company prior to the Merger. Pursuant to ASC 928-430-25-1, the Company began recognizing revenue under these agreements on May 1, 2014.

During the third quarter of 2014, the Company executed another music advance agreement for $250,000. Pursuant to ASC 928-430-25-1, the Company began recognizing revenue under these agreements on August 1, 2014.

On February 18, 2016, the Company entered into a distribution agreement with Sony Pictures Home Entertainment Inc. (“Sony”), pursuant to which the Company agreed to grant Sony certain rights for the marketing and distribution of the Company’s animated feature-length motion pictures and animated television series in the United States and in Canada, and potentially additional countries. In consideration for such rights, and subject to certain conditions, Sony paid the Company an advance in the amount of $2.0 million, against future royalties in March 2016.

As of March 31, 2016 and December 31, 2015, the Company had deferred revenue of $349,184 and $359,370, respectively. Deferred revenue represents amounts collected from licensees and customers for which revenue recognition criteria have not been met.

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Note 9: Accrued Liabilities

As of March 31, 2016 and December 31, 2015, the Company has the following accrued liabilities:

	3/31/2016	12/31/2015
Accrued Salaries and Wages
Accrued Salaries and Wages	$107,643	$96,385

Disputed Trade Payables
Disputed Trade Payables (a)	925,000	925,000

Services Advance
Services Advance (b)	1,489,583	1,489,583

Accrued Expenses
Other Accrued Expenses	266,006	509,477

Total Accrued Liabilities	$2,788,232	$3,020,445

(a)	As part of the Merger, the Company assumed certain liabilities from a previous member of A Squared which has claimed certain liabilities totaling $925,000. The Company disputes the basis for this liability.
(b)	During the first quarter of 2014, the Company entered into an exclusive three year agreement with Sony DADC, the optical disc manufacturing and fulfillment arm of Sony, to provide all CD, DVD and BD replication, packaging and distribution to the Company’s direct customers. Under the terms of the long-term, exclusive supply chain services agreement, the Company will order a minimum level of disc replication, packaging and distribution services for its content across all physical media, including DVD, CD, and Blu-ray from Sony DADC. As consideration for these minimum order levels, the Company received a total of $1,500,000, $750,000 during the first quarter of 2014 and $750,000 during the first quarter of 2015. At the end of the term, the Company is obligated to repay a pro-rata portion of the advance if it has not ordered a minimum number of DVD/CD units during the term.

Note 10: Short Term Debt - Related Parties

As part of the Merger, the Company acquired certain liabilities from A Squared. From time to time, A Squared required short-term advances to fund its operations and provide working capital from its founder, the Company’s current Chief Executive Officer, Andrew Heyward. As of each of March 31, 2016 and December 31, 2015, these advances totaled $410,535.

These advances are interest free and have no stated maturity. The Company has applied an imputed interest rate of 6% in accordance with ASC 835-30-45. During three months ended March 31, 2016 and 2015, the Company recognized imputed interest expense of $6,141 and $6,090 as a contribution to additional paid-in capital, respectively.

Subsequent to the end of the quarter, on May 4, 2016, the Company issued to Mr. Heyward 238,683 shares of common stock valued at $1.72 per share, the day’s closing stock price, in exchange for these advances.

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Note 11: Stockholders’ Equity

Common Stock

As of each of March 31, 2016 and December 31, 2015, the total number of authorized shares of common stock was 700,000,000.

On April 2, 2014, we filed an amendment to our Articles of Incorporation to affect the Reverse Split on a 1-for-100 basis. The Reverse Split was effective with FINRA on April 7, 2014. All common stock share and per share information in this Form 10-Q, including the accompanying consolidated financial statements and notes thereto, have been adjusted to reflect retrospective application of the Reverse Split, unless otherwise indicated. The total number of authorized shares of common stock was not adjusted in conjunction with the Reverse Split.

On September 18, 2015, stockholders, representing at least of majority of outstanding shares of the Company’s voting capital, approved an amendment to the Company’s Articles of Incorporation, as amended, to effect a reverse split of its issued and outstanding common stock, par value $0.001 per share, by a ratio of not less than 1-for-2 and not more than 1-for-5 at any time prior to August 31, 2016, with the exact ratio to be set at a whole number within this range as determined by the Company’s Board of Directors.

On October 29, 2015, the Company conducted a private placement with certain accredited investors pursuant to which it sold an aggregate of 4,330,000 shares of its common stock, par value $0.001 per share, and warrants to purchase up to an aggregate of 4,330,000 shares of common stock for a purchase price of $1.00 per share and associated warrant for gross proceeds of $4,330,000 (the “2015 Private Placement”). The 2015 Private Placement closed on November 3, 2015. Stock offering costs were $502,218. (See Note 13 for additional information about these warrants.)

As of March 31, 2016 and December 31, 2015, there were 11,374,450 and 11,259,450 shares of common stock outstanding, respectively. Below are the changes to the Company’s common stock during the three months ended March 31, 2016:

•	On January 27, 2016, the Company issued 60,000 shares of the Company’s common stock as a conversion of 60 shares of Series A Preferred Stock.

•	On March 1, 2016, the Company issued 25,000 shares of the Company’s common stock as a conversion of 25 shares of Series A Preferred Stock.

•	On March 12, 2016, the Company issued 30,000 shares of the Company’s common stock as part of a settlement agreement with an entity that had provided music production services to the Company.

Preferred Stock

The Company has 10,000,000 shares of preferred stock authorized with a par value of $0.001 per share. The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

As of March 31, 2016 and December 31, 2015, there were 5,205 and 5,290 shares of Series A Preferred Stock outstanding, respectively.

On May 12, 2014, the Board of Directors authorized the designation of a class of preferred stock as “Series A Convertible Preferred Stock”. On May 14, 2014, the Company filed the Certificate of Designation, Preferences and Rights of the 0% Series A Convertible Preferred Stock with the Secretary of State of the State of Nevada.

Each share of the Series A Preferred Stock is convertible into shares of the Company’s common stock, par value $0.001 per share based on a conversion calculation equal to the Base Amount divided by the conversion price. The Base Amount is defined as the sum of (i) the aggregate stated value of the Series A Preferred Stock to be converted and (ii) all unpaid dividends thereon. The stated value of each share of the Series A Preferred Stock is $1,000 and the initial conversion price is $2.00 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. Additionally, in the event the Company issues shares of its common stock or common stock equivalents at a per share price that is lower than the conversion price then in effect, the conversion price shall be adjusted to such lower price, subject to certain exceptions. The Company is prohibited from effecting a conversion of the Series A Preferred Stock to the extent that as a result of such conversion, the investor would beneficially own more than 9.99% in the aggregate of the issued and outstanding shares of the Company’s common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock. The shares of Series A Preferred Stock possess no voting rights.

On May 14, 2014, we entered into securities purchase agreements with certain accredited investors pursuant to which we sold an aggregate of 6,000 shares of our then newly designated Series A Convertible Preferred Stock at a price of $1,000 per share for gross proceeds to us of $6,000,000. Related to the sale, we incurred offering costs of $620,085 resulting in net proceeds of $5,379,915. The transaction closed on May 15, 2014.

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As the conversion price of the Series A Preferred Stock on a converted basis was below the market price of the common shares on the closing date, this resulted in a beneficial conversion feature recorded as an “imputed” dividend of $2,010,000. In addition, during the first quarter of 2016, upon the conversion of the 85 preferred shares into 85,000 common shares as described above, the conversion price adjustment related to the 2015 Private Placement was deemed a contingency and resulted in additional imputed dividend of $85,000. During the year ended December 31, 2015, 400 preferred shares converted into 400,000 common shares at the conversion price adjustment related to the 2015 Private Placement and resulted in an additional imputed dividend of $400,000.

Note 12: Stock Options

The Company has adopted the provisions of ASC 718 - Compensation which requires companies to measure the cost of employee services received in exchange for equity instruments based on the grant date fair value of those awards and to recognize the compensation expense over the requisite service period during which the awards are expected to vest.

On December 29, 2008, the Company adopted the Pacific Entertainment Corporation 2008 Stock Option Plan (the “Plan”), which provides for the issuance of qualified and non-qualified stock options to officers, directors, employees and other qualified persons. The Plan is administered by the Board of Directors of the Company or a committee appointed by the Board of Directors. The number of shares of the Company’s common stock initially reserved for issuance under the Plan was 110,000. On September 2, 2011, the shareholders holding a majority of the Company’s outstanding common stock adopted an amendment to the Company’s 2008 Stock Option Plan to increase the number of shares of common stock issuable under the plan to 500,000.

On September 18, 2015, the Company adopted the Genius Brands International, Inc. 2015 Incentive Plan (the “2015 Plan”). The 2015 Plan was approved by our stockholders in September 2015. The 2015 Plan as approved by the stockholders authorized the issuance up to an aggregate of 450,000 shares of common stock. On December 14, 2015, the Board of Directors voted to amend the 2015 Plan to increase the total number of shares that can be issued under the 2015 Plan by 3,880,000 from 450,000 shares to 4,330,000 shares. The increase in shares available for issuance under the 2015 Plan was approved by stockholders on February 3, 2016.

The following table summarizes the changes in the Company’s stock option plan during the three months ended March 31, 2016:

	Options Outstanding Number of Shares	Exercise Price per Share	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value	Weighted Average Exercise Price per Share
Balance at December 31, 2015	4,223,208	$ 0.94 - $4.00	4.94 years	$58,512	$2.70
Options Granted	–
Options Exercised	–
Options Expired	–
Balance at March 31, 2016	4,223,208		4.69 years	$140,430	$2.70

Exercisable December 31, 2015	300,061	$ 0.94	4.80 years	$58,512	$0.94
Exercisable March 31, 2016	300,061	$ 0.94	4.55 years	$140,430	$0.94

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During the year ended December 31, 2015, the Company granted options to purchase 4,223,208 shares of common stock to officers, directors, employees, and consultants. These stock options generally vest between one and three years, while a portion vested upon grant. The fair value of these options was determined to be $2,402,395 using the Black-Scholes option pricing model based on the following assumptions:

Exercise Price	$0.94 - $4.00
Dividend Yield	0%
Volatility	134% - 137%
Risk-free interest rate	0.89% - 1.25%
Expected life of options	2.5 - 3.5 years

During the three months ended March 31, 2016, the Company recognized stock based compensation expense of $564,985. During the three months ended March 31, 2016, the Company adjusted the calculation of stock based compensation expense to (i) align with the graded vested of the majority of the options granted in 2015, (ii) make adjustments in certain accounting estimates utilized in the Black Scholes model, and (iii) reflect the accurate number of options granted in 2015. As such, included in the total stock based compensation expense recognized in this first quarter of 2016 is $220,564 of true-up expenses from prior periods. The Company has assessed these adjustments individually and in aggregate and considers them immaterial to the prior period and the current period. During the three months ended March 31, 2015, the Company did not recognize any stock based compensation expense.

Note 13: Warrants

The Company has warrants outstanding to purchase up to 5,055,000 at each of March 31, 2016 and December 31, 2015, respectively.

In connection with the sale of the Company’s Series A Convertible Preferred Stock in May 2014, Chardan Capital Markets LLC (“Chardan”) acted as sole placement agent in consideration for which Chardan received a cash fee of $535,000 and a warrant to purchase up to 300,000 shares of the Company’s common stock. These warrants are exercisable immediately, have an exercise price of $2.00 per share, and have a five-year term.

On October 29, 2015, the Company entered into securities purchase agreements with certain accredited investors pursuant to which the Company sold an aggregate of 4,330,000 shares of its common stock, par value $0.001 per share, and warrants to purchase up to an aggregate of 4,330,000 shares of common stock for a purchase price of $1.00 per share and the associated warrants for gross proceeds to the Company of $4,330,000 (the “2015 Private Placement”). The closing of the 2015 Private Placement occurred on November 3, 2015. The warrants are exercisable into shares of common stock for a period of five (5) years from issuance at an initial exercise price of $1.10 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. The warrants are exercisable immediately. The Company is prohibited from effecting an exercise of the warrants to the extent that as a result of such exercise, the holder would beneficially own more than 4.99% (subject to increase up to 9.99% upon 61 days’ notice) in the aggregate of the issued and outstanding shares of common stock, calculated immediately after giving effect to the issuance of shares of common stock upon exercise of the warrant.

In connection with the sale of the Company’s Common Stock in October 2015, Chardan acted as sole placement agent in consideration for which Chardan received a cash fee of $300,000 and a warrant to purchase up to 425,000 shares of the Company’s common stock. These warrants are exercisable immediately, have an exercise price of $1.20 per share, and have a five-year term.

The following table summarizes the changes in the Company’s outstanding warrants during the three months ended March 31, 2016:

	Warrants Outstanding Number of Shares	Exercise Price per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price per Share	Aggregate Intrinsic Value
Balance at December 31, 2015	5,055,000	$1.10-2.00	4.75 years	$1.16	$–
Warrants Granted	–	–	–	–	–
Warrants Exercised	–	–	–	–	–
Warrants Expired	–	–	–	–	–
Balance at March 31, 2016	5,055,000	$1.10-2.00	4.50 years	$1.16	$908,500

Exercisable December 31, 2015	5,055,000	$1.10-2.00	4.75 years	$1.16	$–
Exercisable March 31, 2016	5,055,000	$1.10-2.00	4.50 years	$1.16	$908,500

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Note 14: Income Taxes

The Company accounts for income taxes in accordance with ASC 740 Income Taxes, which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns.  A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

ASC 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements.  ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

At the adoption date of January 1, 2008, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operation in the provision for income taxes. As of March 31, 2016 and December 31, 2015, the Company had no accrued interest or penalties related to uncertain tax positions.

The Company files income tax returns in the U.S. federal jurisdiction and in the state of California.  The Company is currently subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities since inception of the Company.

Note 15: Employment Agreements

On November 15, 2013, as a closing condition to the Merger, the Company entered into five-year employment agreements with Andrew Heyward, to serve as Chief Executive Officer, and Amy Moynihan Heyward, to serve as President of the Company, for which each receives an annual base salary of $200,000 and $180,000, respectively.

Effective May 26, 2014, the Company entered into an employment agreement with Andrew Berman for the newly created position of Senior Vice President - International Sales. The agreement has a one year term with an additional one year term renewal subject to approval of the Company and Mr. Berman. The agreement provides for an annual salary of $175,000.

Effective July 14, 2014, the Company employed Stone Newman in the newly created operating position of President - Worldwide Consumer Products and executed a three-year employment agreement which either party may terminate on the 12 th and 24 th month anniversary upon thirty (30) days’ notice. Mr. Newman will have oversight over all consumer products, licensing and merchandising sales and rights for the Company’s brands and programming as well as certain brands he previously managed prior to his employment by the Company. The agreement provides Mr. Newman with an annual salary of $275,000 plus an additional participation for certain customers.

Note 16: Lease Commitments

The Company has no capital leases subject to the Capital Lease guidelines in the FASB Accounting Standards Codification.

Rental expenses incurred for operating leases during the three months ended March 31, 2016 and 2015 were $35,007 and $37,581, respectively.

The Company leased approximately 2,807 square feet of office space at 9401 Wilshire Boulevard, Beverly Hills, California pursuant to a standard office lease dated February 3, 2012. The lease had a term of 3 years, from May 1, 2012 through April 30, 2015. The monthly rent was $10,807 which was to be adjusted upward 3% each year on the anniversary of the lease. The Company did not renew this lease.

During the first quarter of 2015, the Company entered into an agreement for new office space to which it relocated its operations upon the expiration of its prior lease. Effective May 1, 2015, the Company began leasing approximately 3,251 square feet of general office space at 301 North Canon Drive, Suite 305, Beverly Hills, CA 90210 pursuant to a 35-month sub-lease that commenced on May 1, 2015. The Company will pay approximately $136,542 annually subject to annual escalations of 3%.

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The following is a schedule of future minimum lease payments required by the non-cancelable operating lease agreement:

Year	Amount
2016	$104,266
2017	143,451
2018	36,214
$283,931

Note 17: Commitment and Contingencies

In the normal course of its business, the Company enters into agreements which call for the payment of royalties or “profit” participations for the use of third party intellectual property. For properties such as Gisele & The Green Team, Martha & Friends and Stan Lee and the Mighty 7, the Company is obligated to share net profits with the underlying rights holders on a certain basis, defined in the respective agreements.

In addition, the Company has also entered into an agreement with XingXing Digital Corporation, an animation company based in China pursuant to which in exchange for the investment of 100% of the costs of the animation, XingXing is entitled to receive a specified percentage of the net proceeds received by the Company from the exploitation of those series on which XingXing has provided animation services. The series covered by this arrangement are Secret Millionaires Club and Gisele & the Green Team.

The Company has also entered into a similar arrangement with another production vendor, BangZoom Entertainment, which calls for a payment of $120,000 from the net profits received by the Company from the exploitation of the series Secret Millionaires Club. The payment represents the deferral of certain costs and fees for audio/video post-production work performed by such vendor in connection with that series.

In July 2014, the Company has partnered with Symbiosis Technologies (“Symbiosis”) in which Symbiosis will provide certain pre-production and production services to the Company for the production of Thomas Edison’s Secret Lab in exchange for a certain percentage of the series’ forthcoming adjusted revenues as well as the ability to distribute the series in certain territories.

In December 2014, the Company has partnered with Telegael Teoranta (“Telegael”) in which Telegael will provide certain production services to the Company for the production of Thomas Edison’s Secret Lab in exchange for a certain percentage of the series’ forthcoming adjusted revenues as well as the ability to distribute the series in certain territories.

In March 2016, the Company entered into a settlement agreement with an entity that had provided certain music production services to the Company during 2015 through the settlement date. In exchange for the termination of the entity’s services, the Company agreed to pay the entity royalties of 2 – 5% on revenues generated from consumer product sales related to certain properties.

Note 18: Subsequent Events

Pursuant to FASB ASC 855, Management has evaluated all events and transactions that occurred from March 31, 2016 through the date of issuance of these financial statements. During this period, we did not have any significant subsequent events, except as disclosed below:

•	On April 15, 2016, Ms. Rebecca Hershinger was appointed to the position of Chief Financial Officer of the Company, effective April 18, 2016. Pursuant to an employment agreement, dated April 18, 2016, entered into between the Company and Ms. Hershinger, Ms. Hershinger will be entitled to be paid a salary at the annual rate of $175,000 per year, which salary will be increased to $190,000 per year not later than October 1, 2016. The term of the agreement is one year with a mutual option for an additional one year period. Ms. Hershinger will be reimbursed for certain moving and related expenses associated with her relocation from Park City, Utah to Los Angeles, California. In addition, Ms. Hershinger will be entitled to receive a grant of stock options commensurate with those given to the Company’s Executive Vice President and an annual discretionary bonus based on her performance.
•	On April 21, 2016, the Board of Directors approved the issuance of shares to the Company’s Chief Executive Officer, Andy Heyward, as repayment of short terms advances of $410,535 that Mr. Heyward had made to A Squared prior to the Merger. On May 4, 2016, the Company issued 238,683 shares of common stock valued at $1.72 per share, the day’s closing stock price, in exchange for these advances. On a pro-forma basis, this transaction would have reduced the Company’s current liabilities of $2,602,051 at March 31, 2016, to $2,191,516 and increased working capital from $3,870,767 to $4,281,302.
•	On various dates subsequent to the end of the first quarter, holders of 250 shares of Series A Preferred Stock converted said shares into an aggregate of 250,000 shares of common stock.

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ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis of our results of operations, financial condition and liquidity and capital resources should be read in conjunction with our unaudited financial statements and related notes for the three months ended March 31, 2016. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

The management’s discussion and analysis is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make certain estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Organization

We commenced operations in January 2006, assuming all of the rights and obligations of our then Chief Executive Officer, under an Asset Purchase Agreement between ourselves and Genius Products, Inc., in which we obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Little Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, we (i) changed our domicile to Nevada from California and (ii) changed our name to Genius Brands International, Inc. from Pacific Entertainment Corporation. In connection with the Reincorporation, we changed our trading symbol from “PENT” to “GNUS”.

On November 15, 2013, we entered into the Merger Agreement with A Squared Entertainment LLC, A Squared Holdings LLC and A2E Acquisition LLC. Upon closing of the Merger, which occurred concurrently with entering into the Merger Agreement, the Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became our wholly-owned subsidiary. As a result of the Merger, we acquired the business and operations of A Squared.

On April 2, 2014, we filed a certificate of amendment to our Articles of Incorporation to affect a reverse split of our issued and outstanding common stock on a 1-for-100 basis (the “Reverse Split”). The reverse stock split was affected on April 7, 2014. All share and per share amounts referenced in this Quarterly Report on Form 10-Q are adjusted to give retrospective effect to the Reverse Split.

Our Business

We are a global content and brand management company dedicated to providing entertaining and enriching “content and products with a purpose” for toddlers to tweens. Led by industry veterans, Andrew Heyward (Chief Executive Officer) and Amy Moynihan Heyward (President), we produce original content and license the rights to that content to a variety of partners. Our licensees include (i) companies to which the audio-visual rights are licensed for exhibition in various formats such as Pay Television, Free or Broadcast Television, Video-on-Demand (“VOD”), subscription on demand (“SVOD”), DVDs/CDs and more and (ii) companies that develop and distribute products based on our content within different product categories such as toys, electronics, publishing, home goods, stationary, gifts, and more.

We own a portfolio of original children’s entertainment that is targeted at toddlers to teens including the award-winning Baby Genius, Warren Buffett's Secret Millionaires Club, Thomas Edison's Secret Lab and Stan Lee's Mighty 7, the first project from Stan Lee Comics, LLC , a joint venture with legendary Stan Lee's POW! Entertainment.

In addition to our wholly-owned brands, we also act as licensing agent for certain brands, leveraging our existing licensing infrastructure to expand these brands into new product categories, new retailers, and new territories. These include the best-selling children’s book series, Llama Llama; From Frank, a humor greeting card and product line; and Celessence Technologies, the world's leading microencapsulation company.

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Strategic Initiatives

During 2014 and 2015, we began a series of strategic initiatives to restructure certain areas of business in an effort to operate more profitably in the long run. This included product sales, content distribution, production, and product development:

1)	During the second quarter of 2014, we began phasing out the direct production and sale of physical products, including DVDs and CDs, and shifted to a licensing model whereby these functions were outsourced to industry experts and category leaders in their respective industries. On July 14, 2014, we employed Stone Newman in the newly created position of President - Global Consumer Products to manage all consumer products, licensing and merchandising sales for our brands.

2)	Prior to the third quarter of 2014, we utilized an agency to license our content to international television broadcasters, home video, and digital distribution outlets. To exert greater control over the distribution of our expanding portfolio of content, during the second quarter of 2014, we formed a new global distribution division and appointed Andrew Berman to the newly created position of Senior Vice President - International Sales to oversee the division and the appointment of regional agents to represent us locally in key regions.

3)	During the third and fourth quarter of 2014, we partnered with various pre-production, production, and animation companies to provide services to us for the production of Thomas Edison’s Secret Lab in exchange for a certain percentage of the series’ forthcoming adjusted net revenues and the ability to distribute the series in certain languages in certain territories. This model helps to better manage our cash flows while enabling us to exploit territories that would otherwise be challenging to manage and monetize. We are replicating the model for current productions.

4)	The infrastructure that we have put in place enables us to efficiently exploit a growing portfolio of brands. We are actively developing a number of new brands, like Space Pop, to add to our growing portfolio and consistently look for existing brands to acquire or act as licensing agent, as with the best-selling line of books, Llama Llama which we recently signed. We remain focused on brands that lend themselves to interactive exploitation in multiple areas and are consistent with our primary point of differentiation: providing multi-media “content and products with a purpose” that entertain and enrich kids.

5)	Consistent with our strategy of securing widespread distribution for our content in a variety of formats and building awareness and engagement for our brands that in turn drives our consumer products business, we have expanded our successful relationship with Comcast beyond the already popular Baby Genius on-demand offering. We announced the launch of a new Kid Genius Channel in the fourth quarter of 2015, offering 24-hours of video on-demand content that will be consistent with our "content and products with a purpose" mission. The new video on-demand channel will include our own content, in addition to other content we will curate, to offer a robust line-up for kids. Our Senior Vice President-International Sales, Andrew Berman, will oversee the channel.

Recent Events

Distribution agreement with Sony Pictures Home Entertainment Inc.

On February 18, 2016, we entered into a distribution agreement with Sony Pictures Home Entertainment Inc. (“Sony”), pursuant to which we agreed to grant Sony certain rights for the marketing and distribution of our animated feature-length motion pictures and animated television series in the United States and in Canada, and potentially additional countries. In consideration for such rights, and subject to certain conditions, Sony has paid us an advance in the amount of $2.0 million, against future royalties.

Private Placement

On October 29, 2015, we conducted a private placement with certain accredited investors pursuant to which we sold an aggregate of 4,330,000 shares of our common stock, par value $0.001 per share, and warrants to purchase up to an aggregate of 4,330,000 shares of common stock for a purchase price of $1.00 per share and associated warrant for gross proceeds to us of $4,330,000 (the “2015 Private Placement”). The 2015 Private Placement closed on November 3, 2015. Stock offering costs were $502,218.

The warrants are exercisable into shares of common stock for a period of five (5) years from issuance at an initial exercise price of $1.10 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. We are prohibited from affecting an exercise of the warrants to the extent that as a result of such exercise, the holder would beneficially own more than 4.99% (subject to increase up to 9.99% upon 61 days’ notice) in the aggregate of the issued and outstanding shares of common stock, calculated immediately after giving effect to the issuance of shares of common stock upon exercise of the warrant.

Pursuant to the terms of the Purchase Agreements, beginning on the closing date of the 2015 Private Placement and ending sixty (60) days after the Effective Date (as defined in the Purchase Agreements), we would not issue any securities, subject to certain exceptions. Additionally, until the later of (i) such time as the investors in the 2015 Private Placement, in the aggregate, hold less than 50% of the common stock originally purchased by them in the Private Placement and the average daily trading volume of the common stock for a period of ten (10) consecutive trading days is greater than $75,000 and (ii) the one year anniversary of the closing of the 2015 Private Placement, we have agreed to not sell any securities, subject to certain exceptions, at an effective per share price of common stock less than the purchase price of the common stock sold in the 2015 Private Placement then in effect.

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We agreed to file a “resale” registration statement with the Securities and Exchange Commission (the “SEC”) covering all shares of common stock and shares of common stock underlying the warrants issued or issuable in the 2015 Private Placement within 45 days of the closing of the 2015 Private Placement and to maintain the effectiveness of the registration statement until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. We agreed to use our reasonable best efforts to have the registration statement declared effective within 90 days of the closing of the 2015 Private Placement (or 120 days after such closing if the registration statement is subject to review by the SEC.) We were obligated to pay to investors a fee of 1% per month in cash for every thirty day period up to a maximum of six (6%) percent, (i) that the registration statement has not been filed after the required filing date, (ii) following the required effectiveness date that the registration statement has not been declared effective; and (iii) as otherwise set forth in the Registration Rights Agreement. In accordance with these obligations, we filed the Registration Statement with the SEC on December 14, 2015, and the Registration Statement was declared effective by the SEC on December 29, 2015.

Chardan acted as sole placement agent in the 2015 Private Placement in consideration for which Chardan received a cash fee of $300,000 and a five-year warrant to purchase up to 425,000 shares of common stock (the “Placement Agent Warrant”) at an initial exercise price of $1.20 per share. The terms of the Placement Agent warrant are identical to the warrants issued in the 2015 Private Placement except with respect to the exercise price thereof.

Results of Operations

Comparison of Results of Operations for the three months ended March 31, 2016 and 2015

Below is a discussion of our first quarter 2016 operating results compared to our first quarter 2015 operating results. 2014 represented a transitional year as we restructured and changed the way we manage our operations in favor of a licensing model whereby we minimize our risk and outsource the manufacturing and distribution of our products to industry leaders in their respective industries. In addition, we re-launched our Baby Genius brand in September 2015 using a newly designed and expanded product line. In addition to the re-launch of Baby Genius in 2015, we also will be introducing several new brands in addition to the licensing business we now manage on behalf of the existing retail brands.

Our summary results for the three months ended March 31, 2016 and 2015 are below.

Revenue.

	3/31/2016	3/31/2015	Change	% Change
Television & Home Entertainment	$203,881	$132,214	$71,667	54%
Licensing & Royalties	148,012	152,665	(4,653)	-3%
Product Sales	–	11,755	(11,755)	-100%
Total Revenue	$351,893	$296,634	$55,259	19%

Television & Home Entertainment revenue is generated from distribution of our properties for broadcast on television, VOD, or SVOD in domestic and foreign markets and the sale of DVDs for home entertainment. During the three months ended March 31, 2016, Television & Home Entertainment revenue increased $71,667 compared to the three months ended March 31, 2015, representing expanded distribution of our content given our strategic restructuring in 2014 in addition to the commencement of deliveries of Thomas Edison’s Secret Lab in the third quarter of 2015.

Licensing and royalty revenue includes items for which we license the rights to our copyrights and trademarks of our brands and those of the brands for which we act as a licensing agent. During the three months ended March 31, 2016 compared to March 31, 2015, this category decreased modestly by $4,653 due the transition from one distribution partner to another.

Product sales represent physical products, including DVDs and CDs, in which we hold intellectual property rights such as trademarks and copyrights to the characters and which are manufactured and sold by us either directly at wholesale to retail stores or online retailers. During the three months ended March 31, 2016, product sales decreased by $11,755 compared to the three months ended March 31, 2015 due to the change in business strategy whereby we have transitioned from the direct production and sale of physical products to a licensing model in which these functions were outsourced to industry experts and category leaders.

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Cost of Sales and Operating Costs.

	3/31/2016	3/31/2015	Change	% Change
Cost of Sales	$22,362	$7,141	$15,221	213%
Amortization of Film & TV Costs	117,513	–	117,513	N/A
General and Administrative	1,566,336	936,310	630,026	67%
Marketing and Sales	261,632	88,175	173,457	197%
Depreciation & Amortization	35,766	25,610	10,156	40%
Total Costs and Operating Expenses	$2,003,609	$1,057,236	$946,373	90%

Cost of Sales increased $15,221 during the three months ended March 31, 2016 compared to the same period of 2015. The increase was a result of certain non-capitalizable expenses associated with the release of Thomas Edison’s Secret Lab. Similarly, amortization of Film and TV costs increased during the three months ended March 31, 2016 compared to the prior period as a result of the amortization of film costs associated with Thomas Edison’s Secret Lab.

General and Administrative expenses consist primarily of salaries, employee benefits, as well as other expenses associated with finance, legal, facilities, marketing, rent, and other professional services. General and administrative costs for the three months ended March 31, 2016 increased $630,026 compared to the same period in 2015. Of this increase, $564,985 was attributable to stock based compensation for options granted to officers, directors, employees, and consultants in the fourth quarter of 2015.

Marketing and sales expenses increased $173,457 for the three months ended March 31, 2016 compared to the three months ended March 31, 2015 primarily due to fees paid to external sales consultants for certain key agreements.

Other Income / (Expense).

	3/31/2016	3/31/2015	Change	% Change
Other Income	$60	$2,997	$(2,937)	-98%
Interest Expense	(1,428)	(413)	(1,015)	246%
Interest Expense - Related Parties	(6,141)	(6,090)	(51)	1%
Gain (Loss) on Distribution Contracts	9,510	150,000	(140,490)	-94%
Unrealized Gain (Loss) on Foreign Currency Translation	405	(5,341)	5,746	108%
Gain (Loss) on Impairment of Assets	–	(7,500)	7,500	100%
Gain (Loss) on Deferred Financing Costs	–	(9,313)	9,313	100%
Net Other Income (Expense)	$2,406	$124,340	$(121,934)	-98%

Other income (expense) represents non-operating income and expense such as interest expense and the gain or loss on certain transactions as well as unrealized foreign currency translation adjustments related to certain contracts denominated in foreign currency. For the three months ended March 31, 2016, other income totaled $2,406 compared to other income of $124,340 in the prior period. This $121,934 decrease was primarily the result of the gain based on the termination of distribution contracts in the prior period with no similar activity in the current period.

Liquidity

Comparison of Cash Flows for the Three Months Ended March 31, 2016 and 2015

Cash totaled $5,892,881 at March 31, 2016 and $3,963,082 at March 31, 2015. The change in cash during the three month periods ended March 31, 2016 and March 31, 2015 is as follows:

	3/31/2016	3/31/2015	Change
Cash Provided by (Used In) Operations	$707,111	$(913,895)	$1,621,006
Cash (Used In) Investing Activities	(1,850)	(174,278)	172,428
Cash Provided by Financing Activities	–	750,156	(750,156)
Increase (Decrease) in Cash	$705,261	$(338,017)	$1,043,278

During the three months ended March 31, 2016, our primary source of cash was operating activity, specifically the collection of the advance from Sony. During the comparable period in 2015, our primary source of cash was financing activity including the collection of the second payment related to a long-term, exclusive supply chain services contract. During both periods, these funds were primarily used to fund operations as well as investments in fixed assets, intangible assets, and capitalized product development.

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Operating Activities

Cash provided by operating activities in the three months ended March 31, 2016 was $707,111 as compared to a use of $913,895 during the prior period, representing an increase in cash provided by operating activities of $1,621,006 based on the operating results discussed above as well as the receipt of the advance from Sony offset by film and television costs related to the development and production Space Pop and Llama Llama.

Investing Activities

Cash used in investing activities for the three months ended March 31, 2016 was $1,850 as compared to a use of $174,278 for the comparable period in 2015, representing a decrease in cash used in investing activities of $172,428. This decrease is primarily the result of approximately $121,000 spent on leasehold improvements in our new leased office space in the first quarter of 2015 and as well as the development expenditures for certain intangible assets without comparable activity in 2016.

Financing Activities

Cash generated from financing activities during the three months ended March 31, 2016 was $0 as compared to $750,156 generated in the comparable period in 2015 representing a decrease of $750,156. During the first quarter of 2014, we entered into a long-term, exclusive supply chain services agreement in which we will order a minimum level of disc replication, packaging and distribution services for our content across all physical media. As consideration for these minimum order levels, we received a total of $1,500,000, $750,000 during the first quarter of 2014 and $750,000 during the first quarter of 2015.

Capital Resources

As of March 31, 2016, we do not have any material commitments for capital expenditures.

Critical Accounting Policies

Our accounting policies are described in the notes to the financial statements. Below is a summary of the critical accounting policies, among others, that management believes involve significant judgments and estimates used in the preparation of our financial statements.

Principles of Consolidation

Our consolidated financial statements include the accounts of Genius Brands International, Inc., our wholly owned subsidiary A Squared Entertainment, LLC, and our interest in Stan Lee Comics, LLC. All significant inter-company balances and transactions have been eliminated in consolidation.

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired in business combinations accounted for by the purchase method. In accordance with ASC Topic 350 Intangibles Goodwill and Other, goodwill and certain intangible assets are presumed to have indefinite useful lives and are thus not amortized, but subject to an impairment test annually or more frequently if indicators of impairment arise. We complete the annual goodwill and indefinite-lived intangible asset impairment tests during the fourth quarter. To test for goodwill impairment, we are required to estimate the fair market value of each of our reporting units. While we may use a variety of methods to estimate fair value for impairment testing, our primary methods are discounted cash flows. We estimate future cash flows and allocations of certain assets using estimates for future growth rates and our judgment regarding the applicable discount rates. Changes to our judgments and estimates could result in a significantly different estimate of the fair market value of the reporting units, which could result in an impairment of goodwill.

Other intangible assets have been acquired, either individually or with a group of other assets, and were initially recognized and measured based on fair value. In accordance with ASC 350 Intangible Assets, the costs of new product development and significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred. Annual amortization of these intangible assets is computed based on the straight-line method over the remaining economic life of the asset.

24

Film and Television Costs

We capitalize production costs for episodic series produced in accordance with ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue based on the initial market revenue evidenced by a firm commitment over the period of commitment. We expense all capitalized costs that exceed the initial market firm commitment revenue in the period of delivery of the episodes.

We capitalize production costs for films produced in accordance with ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue quarterly as a cost of production based on the relative fair value of the film(s) delivered and recognized as revenue. We evaluate our capitalized production costs annually and limits recorded amounts by their ability to recover such costs through expected future sales.

Additionally, the Company develops new videos, music, books and digital applications in addition to adding content, improved animation and bonus songs/features to its existing product catalog. After the initial release of the film or episodic series, the costs of significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred.

Revenue Recognition

We recognize revenue related to product sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer as required by ASC 605 Revenue Recognition.

Revenues associated with the sale of products, are recorded when shipped to customers pursuant to approved customer purchase orders resulting in the transfer of title and risk of loss.  Cost of sales, rebates and discounts are recorded at the time of revenue recognition or at each financial reporting date.

We recognize revenue in accordance with ASC Topic 926-605 Entertainment-Films - Revenue Recognition. Accordingly, we recognize revenue when (i) persuasive evidence of a sale with customer exists, (ii) the film is complete and has been delivered or is available for delivery, (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale, (iv) the arrangement fee is fixed or determinable, and (v) collection of the arrangement fee is reasonably assured.

For our distribution, TV, and home entertainment income, we generally enter in to flat fee arrangements to deliver multiple films or episodes. We allocate revenue to each film or episode based on their relative fair market values and recognizes revenue as each film or episode is complete and available for delivery.

Our licensing and royalty revenue represents both (a) variable payments based on net sales from brand licensees for content distribution rights. These license agreements are held in conjunction with third parties that are responsible for collecting fees due and remitting to us our share after expenses. Revenue from licensed products is recognized when realized or realizable based on royalty reporting received from licensees and (b) licensing income we recognize revenue as an agent in accordance with ASC 605-45 Revenue Recognition - Principal Agent. Accordingly, our revenue is our gross billings to our customers less the amounts we pay to suppliers for their products and services.

Other Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not applicable.

ITEM 4. CONTROLS AND PROCEDURES.

Disclosure Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of our management, including our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). Disclosure controls and procedures include, without limitation, controls and procedures that are designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Based upon our evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures are effective for the period ended March 31, 2016, in ensuring that information that we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms.

Changes in Internal Control over Financial Reporting.

There were no changes in our internal control over financial reporting that occurred during the quarter ended March 31, 2016 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Inherent Limitations Over Internal Controls

Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations, including the possibility of human error and circumvention by collusion or overriding of controls. Accordingly, even an effective internal control system may not prevent or detect material misstatements on a timely basis. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

26

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

As of March 31, 2016, there were no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

ITEM 1A. RISK FACTORS.

There have been no changes to the Risk Factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

On March 12, 2016, the Company issued 30,000 shares of the Company’s common stock as part of a settlement agreement with an entity that had provided music production services to the Company.

The securities referenced above were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

There were no reportable events under this Item 3 during the three months ended March 31, 2016.

ITEM 4. MINE SAFETY DISCLOSURES.

Not applicable.

ITEM 5. OTHER INFORMATION.

On April 21, 2016, the Board of Directors approved the issuance of shares to the Company’s Chief Executive Officer, Andy Heyward, as repayment of short terms advances of $410,535 that Mr. Heyward had made to A Squared prior to the Merger. On May 4, 2016, the Company issued 238,683 shares of common stock valued at $1.72 per share, the day’s closing stock price, in exchange for these advances.

ITEM 6. EXHIBITS.

Exhibit No.	Description
10.1	Loan Satisfaction Agreement between Genius Brands International, Inc. and Andrew Heyward dated May 5, 2016

31.1	Section 302 Certification of Chief Executive Officer.

31.2	Section 302 Certification of Chief Financial Officer.

32.1	Section 906 Certification of Chief Executive Officer.

32.2	Section 906 Certification of Chief Financial Officer

101.INS	XBRL Instance Document
101.SCH	XBRL Schema Document
101.CAL	XBRL Calculation Linkbase Document
101.DEF	XBRL Definition Linkbase Document
101.LAB	XBRL Label Linkbase Document
101.PRE	XBRL Presentation Linkbase Document

27

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: May 16, 2016	By:	/s/ Andrew Heyward
Andrew Heyward, Chief Executive Officer (Principal Executive Officer)

Date: May 16, 2016	By:	/s/ Rebecca D. Hershinger
Rebecca D. Hershinger, Chief Financial Officer
(Principal Financial and Accounting Officer)

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Exhibit 10.1

May 5, 2016

Andy Heyward

1145 Stradella Rd

Los Angeles, CA 90077

Re: Satisfaction of Loan

Dear Andy:

All defined terms herein shall have the meaning assigned to them in the Form 10-K filing of Genius Brands International, Inc. ("Company") for the period ended December 31, 2015 as filed with the Securities and Exchange Commission.

Reference is made to certain short term cash advances ("Advances") you made to our wholly owned subsidiary, A Squared Entertainment, LLC prior to the Merger. We mutually acknowledge that as of December 31, 2015, the amount outstanding in respect of such Advances is $410, 535.

In consideration of the issuance to you of 238,683 shares of the Company's Common Stock within fifteen (15) days of the date hereof, you, on behalf of yourself, your successors, heirs and assigns, do hereby release and discharge Genius Brands International, Inc., A Squared Entertainment LLC, its successors and assigns from any and all manner of actions, cause and causes of action, suits, debts, sums of money, accounts reckonings, bond, bills, covenants, controversies, agreements, promises, dames, judgment, sections, claims and demands whatsoever, in law or in equity, whether known or unknown arising out of the Advances, and all matters relating thereto. It is understood and agreed that the foregoing release and satisfaction relates only to the Advances and not any other contracts, agreement, undertaking understanding, or covenant.

The parties agree to execute such additional documents and do such other acts as may be necessary or appropriate to effect the intention of this Agreement.

Very truly yours,

By: /s/ Gregory B. Payne
Name: Gregory B.Payne
Title: EVP

Agreed and Accepted:

/s/ Andy Heyward

Andy Heyward

EXHIBIT 31.1

CERTIFICATION

I, Andrew Heyward, certify that:

1	I have reviewed this 10-Q of Genius Brands International, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d- 15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles

c.	Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.	The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: May 16, 2016

/s/ Andrew Heyward Andrew Heyward, Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION

I, Rebecca D. Hershinger, certify that:

1.	I have reviewed this 10-Q of Genius Brands International, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d- 15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.	The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions)

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: May 16, 2016

/s/ Rebecca D. Hershinger
Rebecca D. Hershinger, Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

OF 2002 (18 U.S.C. 1350)

I, Andrew Heyward, Chief Executive Officer of Genius Brands International, Inc., (the “Company”), do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

1.	the Quarterly Report on Form 10-Q, of the Company for the fiscal quarter ended March 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2016

/s/ Andrew Heyward
Andrew Heyward, Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 32.2

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

OF 2002 (18 U.S.C. 1350)

I, Rebecca D. Hershinger, Chief Financial Officer of Genius Brands International, Inc., (the “Company”), do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

1.	the Quarterly Report on Form 10-Q, of the Company for the fiscal quarter ended March 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2016

/s/ Rebecca D. Hershinger
Rebecca D. Hershinger, Chief Financial Officer
(Principal Financial and Accounting Officer)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 301 N. Canon Drive, Suite 305 Beverly Hills, CA (Address of principal executive offices)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 90210 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On February 3, 2016, at a Special Meeting of Stockholders (the “Special Meeting”) of Genius Brands International, Inc. (the “Company”), the stockholders of the Company approved an amendment to the Company’s 2015 Incentive Plan (the “Plan”) to, among other things, increase the number of shares available for the grant of awards under the Plan to 4,330,000 shares.

A complete copy of the Plan was filed as Appendix A to the Company’s Proxy Statement on Schedule 14A (DEF 14A) for the Company’s Special Meeting as filed with the Securities and Exchange Commission on December 18, 2015 and is incorporated herein by this reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)          On February 3, 2016, the Company held a Special Meeting. At the Special Meeting, 11,287,746 votes were present in person or represented by proxy, which represented approximately 68.21% of the total shares outstanding and entitled to vote as of the record date of December 10, 2015.

(b)          The following proposal was submitted to the Company’s stockholders at the Special Meeting:

A proposal to approve an amendment to the Genius Brands International, Inc. 2015 Incentive Plan to, among other things, increase the number of shares available for the grant of awards to 4,330,000 shares. This proposal was approved by the stockholders, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
11,028,046	242,757	16,943	0

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: February 3, 2016	By: /s/ Andy Heyward
Andy Heyward
Chief Executive Officer

3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 301 N. Canon Drive, Suite 305 Beverly Hills, CA (Address of principal executive offices)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 90210 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On April 18, 2016, Mr. Michael D. Handelman resigned from his position as Chief Financial Officer of Genius Brands International, Inc. (the “Company”), effective April 18, 2016.

(c), (e)

On April 15, 2016, Ms. Rebecca Hershinger was appointed to the position of Chief Financial Officer of the Company, effective April 18, 2016.

Pursuant to an employment agreement, dated April 18, 2016 (the “Employment Agreement”), entered into between the Company and Ms. Hershinger, Ms. Hershinger will be entitled to be paid a salary at the annual rate of $175,000 per year, which salary will be increased to $190,000 per year not later than October 1, 2016. The term of the Employment Agreement is one year with a mutual option for an additional one year period. Ms. Hershinger will be reimbursed for certain moving and related expenses associated with her relocation from Park City, Utah to Los Angeles, California. In addition, Ms. Hershinger will be entitled to receive a grant of stock options commensurate with those given to the Company’s Executive Vice President and an annual discretionary bonus based on her performance.

Ms. Hershinger’s employment may be terminated either (i) upon the end of the term, (ii) at any time by the Company for Cause (as defined in the Employment Agreement) or (iii) upon an event of retirement, death or disability. Upon the termination or expiration of Ms. Hershinger’s employment with the Company and for a period of three years thereafter, certain amounts paid to Ms. Hershinger, including any discretionary bonus and stock based compensation, but excluding her base salary, reimbursement of certain expenses, and paid time off days, will be subject to the Company’s clawback right upon the occurrence of certain events which are adverse to the Company.

Under the Employment Agreement, Ms. Hershinger is also subject to confidentiality, non-competition and non-solicitation provisions and has agreed not to compete with the Company during the term of her employment and for a period of twelve months following the termination of her employment.

There is no family relationship between Ms. Hershinger and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. In addition, there are no transactions between the Company and Ms. Hershinger, or any member of either Ms. Hershinger’s immediate family, of the type set forth in Item 404(a) of Regulation S-K.

Rebecca D. Hershinger, 42, has over 20 years of finance and accounting experience. She served as the Chief Financial Officer of the Company from October 2014 through June 2015 and as a consultant to the Company beginning in March 2014. In 2012, she founded CFO Advisory Services Inc., an accounting and business advisory services firm, headquartered in Park City, UT. From 2008 through 2012, Ms. Hershinger was Chief Financial Officer and Vice President, Finance & Corporate Development for SpectrumDNA, Inc., formerly a social media marketing and application development company that had been located in Park City, UT. Hershinger was an independent financial consultant in San Francisco between 2007 and 2008. Ms. Hershinger was employed by Metro-Goldwyn-Mayer, Inc. in Los Angeles, California from 1999 to 2005, holding various positions ultimately rising to the level of Vice President, Finance & Corporate Development. Between 1995 and 1998, Ms. Hershinger worked as an analyst for JP Morgan Chase & Co in Los Angeles and New York. Ms. Hershinger received her Bachelor of Science in Business Administration from Georgetown University, McDonough School of Business, in Washington, D.C. and a Master in Business Administration (MBA) from The Wharton School, University of Pennsylvania. She also completed studies at the International Finance & Comparative Business Policy Program at Oxford University, Oxford England.

The foregoing description of the Employment Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement with Ms. Hershinger, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 18, 2016, by and between Genius Brands International, Inc. and Rebecca Hershinger.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: April 20, 2016	By: /s/ Andy Heyward
Andy Heyward
Chief Executive Officer

3

Exhibit 10.1

EMPLOYMENT AGREEMENT

AGREEMENT, made as of this 18th day of April, 2016 (the “Effective Date”), by and between Genius Brands International, Inc., a company formed under the laws of the State of Nevada, with its principal place of business at 301 N. Canon Drive, Suite 305, Beverly Hills, CA 90210 ("Company"), and Rebecca Hershinger, residing at P.O. Box 681478, Park City, UT, 84068 ("Executive").

W I T N E S S E T H:

WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts employment, effective as of the Effective Date.

2. Term. Subject to earlier termination as hereafter provided, the Executive shall be employed hereunder for a term commencing on the Effective Date and twelve (12) months thereafter, there shall be an option for one (1) additional 12-month term subject to the written agreement of the parties to be discussed no later than thirty (30) days before the end of the initial term; it being agreed, however, that neither party is obligated to agree to an extension. The term of the Executive's employment under this Agreement, including any mutually agreed upon extension, is hereafter referred to as "the term of this Agreement" or "the term hereof." The date of termination of the Executive's employment hereunder is hereinafter referred to as the "Date of Termination."

3. Duties and Rights. Executive shall be employed as Chief Financial Officer of the Company. In such capacity, Executive's duties shall include those customary for such a position with a public company including but not limited to oversight of corporate finance, accounting and financial reporting functions, assisting the Company with its fundraising and corporate development initiatives, supervising the Company’s finance and accounting staff. Executive shall report to the Chief Executive Officer, Andy Heyward. During the term of this Agreement, Executive shall devote all of her business time and efforts to the affairs of the Company and its Subsidiaries. Executive shall use her best efforts to perform all such services diligently and to the best of her ability and will at all times use her best efforts to enhance the business of the Company.

1

4. Compensation and Benefits. As compensation for all services performed by the Executive under this Agreement and subject to performance of the Executive's duties and obligations to the Company and its Affiliates, pursuant to this Agreement:

4.1. Base Salary. During the term hereof, the Company shall pay the Executive a base salary at the rate of $175,000 per year. Such base salary, as described in the previous sentence, is hereafter referred to as the "Base Salary." Executive’s Base Salary shall be increased to an annualized rate of $190,000 not later than October 1, 2016.

4.2. Bonus Compensation. During the term hereof, the Executive shall be eligible to receive a bonus (the "Discretionary Bonus") for each fiscal year, prorated for any period of service less than one year, as provided herein. The amount and timing of the Discretionary Bonus, if any, shall be determined by the Company, in its sole discretion, based on the Executive's performance (including but not limited to Executive’s performance against revenue and profit targets) and that of the Company and its Affiliates and such other criteria as the Compensation Committee may consider in its sole discretion. The Discretionary Bonus shall be paid by the Company to the Executive quarterly promptly after determination that the relevant targets have been met, it being understood that the attainment of any financial targets associated with any bonus shall not be determined until following the completion of the Company’s quarterly audit and public announcement of such results and shall be paid promptly following the Company’s announcement of earnings. Whenever any Discretionary Bonus payable to the Executive is stated in this Agreement to be prorated for any period of service less than a full year, such Discretionary Bonus shall be prorated by multiplying (x) the amount of the Discretionary Bonus otherwise payable for the applicable fiscal year in accordance with this Section 4.2 by (y) a fraction, the denominator of which shall be 365 and the numerator of which shall be the number of days during the applicable fiscal year for which the Executive was employed by the Company. Any compensation paid to the Executive as Discretionary Bonus shall be in addition to the Base Salary, as well as participation in any other incentive, stock option, stock purchase, profit sharing, deferred compensation, bonus compensation or severance plan, program or arrangement which the Company or any of its Affiliates may adopt or continue from time to time for which the Executive is eligible, each as in accordance with any subscription agreement, stock option plan, and stock option agreement identified, from time to time.

4.3. Expenses. It is recognized that Executive in the performance of her duties hereunder may be required to expend reasonable sums for travel and for entertainment of various persons, including representatives of companies with whom the Company has or might expect to have business relations. During the term hereof, the Company shall either advance funds to Executive or reimburse Executive for reasonable business expenses incurred by her in connection with the performance of her duties hereunder, provided Executive properly accounts therefor in accordance with the Company's policies and procedures.

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4.4 Benefits. Executive shall be entitled to receive from the Company during the term hereof those benefits and perquisites made available to senior executives from time to time, including but not limited to fifteen (15) paid time off days per year. The foregoing is understood to include participation in such stock option, bonus and similar incentive plans made available to senior executives at the Company in accordance with the terms and eligibility requirements thereof as in effect from time to time. With respect to the foregoing, it is agreed that Executive’s benefits will be on a “most favored nations” basis with those granted to the company’s Executive Vice President Gregory Payne. Without limiting the generality of the foregoing but for the sake of clarity, it is understood that, subject to the terms of the Company’s Amended 2015 Incentive Plan (“Plan”), Executive will be granted the same number of stock options as Mr. Payne. Executive has been advised however, that as of the Effective Date of this Agreement, there are not sufficient options available under the Plan for the Company to make the aforesaid grant. It is agreed however that Company intends, and will use its best efforts to do so, to seek the approval of the Company’s shareholders for an amendment to the Plan, or the establishment of a different stock option plan, in order to permit the foregoing grant to Executive.

4.5 Relocation. It is a material term of this agreement that Executive relocate from the Park City, Utah to the Los Angeles, California area and that Executive’s services will be rendered from Company’s executive offices, currently in Beverly Hills, California. Company and Executive will mutually agree upon a schedule for relocation which shall in all events be accomplished no later than June 15, 2016. Company will pay for directly or reimburse Executive for the reasonable out of pockets costs of such relocation subject to mutual approval. Company will also reimburse Executive for one three-day/two night trip to Los Angeles prior to such relocation for the purpose of house-housing and similar pre-relocation matters as well as reasonable living expenses incurred once relocated to Los Angeles and prior to moving into permanent accommodations, if necessary, up to a maximum of fifteen (15) calendar days.

4.6 Clawback Rights. All amounts paid to Executive by the Company (other than Executive’s Base Salary pursuant to Section 4.1, paid time off days per year pursuant to Section 4.4, and reimbursement of expenses pursuant to Sections 4.3 and 4.5 hereof) during the term of this Agreement and any time thereafter and any and all stock based compensation (such as options and equity awards,) granted during the term hereof and any time thereafter (collectively, the “Clawback Benefits”) shall be subject to “Clawback Rights” as follows: during the period that the Executive is employed by the Company and upon the termination or expiration of the Executive’s employment and for a period of three (3) years thereafter, if any of the following events occurs, Executive agrees to repay or surrender to the Company the Clawback Benefits as set forth below:

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(a) if the Company restates (a “Restatement”) any published financial statement that has been filed with the Securities and Exchange Commission covering any period commencing after the Effective Date of this Agreement from which any Clawback Benefits to Executive shall have been determined (such restatement resulting from material non-compliance of the Company with any financial reporting requirement under the federal securities laws and shall not include a restatement of financial results resulting from subsequent changes in accounting pronouncements or requirements which were not in effect on the date the financial statements were originally prepared), then the Executive agrees to immediately repay or surrender upon demand by the Company any Clawback Benefits which were determined by reference to any Company international sales department financial results reflected in financial statements which were later restated, to the extent the Clawback Benefits amounts paid exceed the Clawback Benefits amounts that would have been paid, based on the Restatement of the Company’s financial statements. All Clawback Benefits amounts resulting from such Restatements shall be retroactively adjusted by the Compensation Committee to take into account the relevant restated financial information and if any excess portion of the Clawback Benefits resulting from such restated information is not so repaid or surrendered by the Executive within ninety (90) days of the revised calculation being provided to the Executive by the Company following a publicly announced Restatement, the Company shall have the right to take any and all action to effectuate such adjustment.

(b) if any material breach of any agreement by Executive relating to confidentiality, non-competition, non-raid of employees, or non-solicitation of vendors or customers (including, without limitation, Sections 7 or 8 hereof) or if any material breach of Company policy or procedures which causes material harm to the Company occurs, as determined by a final judgment from a court of competent jurisdiction, then the Executive agrees to repay or surrender any Clawback Benefits upon demand by the Company and if not so repaid or surrendered within ninety (90) days of such demand, the Company shall have the right to take any and all action to effectuate such adjustment.

The amount of Clawback Benefits to be repaid or surrendered to the Company shall be determined by the Compensation Committee and applicable law, rules and regulations. All determinations by the Compensation Committee with respect to the Clawback Rights shall be final and binding on the Company and Executive. The parties acknowledge it is their intention that the foregoing Clawback Rights as relates to Restatements conform in all respects to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”) and requires recovery of all “incentive-based” compensation, pursuant to the provisions of the Dodd Frank Act and any and all rules and regulations promulgated thereunder from time to time in effect. Accordingly, the terms and provisions of this Agreement shall be deemed automatically amended from time to time to assure compliance with the Dodd Frank Act and such rules and regulation as hereafter may be adopted and in effect.

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5. Termination of Employment and Severance Benefits. Notwithstanding the provisions of Section 2 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the term of this Agreement under the following circumstances:

5.1. Retirement or Death. In the event of the Executive's retirement or death during the term hereof, the Executive's employment hereunder shall immediately and automatically terminate. In the event of the Executive's retirement after the age of sixty-five or death during the term hereof, the Company shall pay to the Executive (or in the case of death, the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to her estate) (i) any Base Salary and accrued vacation earned but unpaid through the date of such retirement or death or (ii) any Discretionary Bonus for the fiscal year preceding that in which such retirement or death occurs that was granted but has not yet been paid, (iii) reimbursement for any reasonable expenses of the types specified in Sections 4.3 and 4.5 incurred with respect to periods prior to date of such retirement or death.

5.2. Disability.

5.2.1. The Company may terminate the Executive's employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during her employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, in the opinion of the President based upon the advice of a physician chosen by the Company, Executive is unable to perform substantially all of her duties and responsibilities hereunder for thirty (30) consecutive days or an aggregate of sixty (60) days during any period of one hundred and eighty two (182) consecutive calendar days.

5.2.2. The Company may designate another employee to act in the Executive's place during any period of the Executive's disability. Notwithstanding any such designation, while she is employed by the Company and has not yet become eligible for disability income benefits under any disability income plan maintained by the Company, the Executive shall continue to receive the Base Salary in accordance with Section 4.1 and to receive benefits in accordance with Section 4.4, to the extent permitted by the then-current terms of the applicable benefit plans. Upon becoming so eligible, and until the termination of her employment because of disability, the Company shall pay to the Executive, at its regular pay periods, an amount equal to the excess, if any, of the Executive's monthly base compensation in effect at the time of eligibility (i.e. 1/12th of the Base Salary) over the amounts of disability income benefits that the Executive is otherwise eligible to receive. Upon termination of the Executive's employment because of disability, the Company shall pay to the Executive (i) any Base Salary earned but unpaid through the Date of Termination, (ii) any Discretionary Bonus for the fiscal year preceding the year of termination that was earned but unpaid, (iii) reimbursement of any reasonable expenses incurred by her in the performance of her duties hereunder in accordance with the customary policies of the Company. During the 2 month period (or the remaining months of the Term if less than 6 months) following the termination of the Executive's employment because of disability, the Company shall pay the Executive, at its regular pay periods, an amount equal to the excess, if any, of the Executive's monthly base compensation in effect at the time of termination (i.e. 1/12th of the Base Salary) over the amounts of disability income benefits that the Executive is otherwise eligible to receive pursuant to the above-referenced disability income plan in respect of such period ("Disability Payments"), provided that the Executive signs an Employee Release as defined in Section 6.1 below.

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5.2.3. Except as provided in Section 5.2.2, while the Executive is receiving Disability Payments, the Executive shall not be entitled to receive any Base Salary under Section 4.1 or Discretionary Bonus payments under Section 4.2, but the Executive shall continue to participate in benefit plans of the Company in accordance with Section 4.4 and the terms of such plans, until the termination of her employment. During the two month period from the date of eligibility for Disability Payments or termination of employment under this Section 5.2, the Company shall continue to contribute to the cost of the Executive's participation in one of the group medical plans of the Company, in the same percentage as the Company was contributing at the time of termination of the Executive's employment, provided that the Executive is entitled to continue such participation under applicable law and plan terms.

5.2.4. If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of her duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or her duly appointed guardian, if any, has no reasonable objection to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on the Executive.

5.3. By the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such Cause. The following events or conditions shall constitute "Cause" for termination: (i) the willful and continued failure of the Executive to perform substantially her duties and responsibilities for the Company (other than any such failure resulting from Executive’s death or Disability) after a written demand by the President for substantial performance is delivered to the Executive by the Company, which specifically identifies the manner in which the President believes that the Executive has not substantially performed her duties and responsibilities, which willful and continued failure is not cured by the Executive within thirty (30) days of her receipt of such written demand; (ii) the material breach by the Executive of any material provision of this Agreement, if such breach results in a material adverse effect on the Company or its Subsidiaries and if the breach is not cured by the Executive within thirty (30) days of her receipt of such written demand therefore (for the avoidance of doubt, the violation of Section 8.1, 8.3 and 8.5 of this Agreement shall be considered an immediate material breach of a material provision of this Agreement and not subject to the foregoing notice or cure provisions); (iii) the commission of fraud, embezzlement or theft by the Executive; (iv) the conviction of the Executive of, or plea by the Executive of nolo contendre to, any felony or any other crime involving dishonesty or moral turpitude.

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Upon the giving of notice of termination of the Executive's employment hereunder for Cause, the Company shall have no further obligation or liability to the Executive hereunder, other than for payment of any Base Salary earned but unpaid through the Date of Termination. Without limiting the generality of the foregoing, the Executive shall not be entitled to receive any Discretionary Bonus amounts which have not been paid prior to the Date of Termination hereunder for Cause or following a Material Adverse Event.

5.4. Post-Agreement Employment. In the event the Executive remains in the employ of the Company or any of its Affiliates following termination of this Agreement, by the expiration of the term hereof or otherwise, then such employment shall be at will.

6. Effect of Termination. The provisions of this Section 6 shall apply in the event of termination, whether such termination is due to the expiration of the term hereof, is pursuant to Section 5, or otherwise.

6.1. Payment in Full. Payment by the Company of any Base Salary, Discretionary Bonus or other specified amounts which are due the Executive under the applicable termination provision of Section 5 shall constitute the entire obligation hereunder of the Company and its Affiliates to the Executive. Any obligation of the Company to provide the Executive Disability Payments, or Discretionary Bonus payments under this Agreement is expressly conditioned, however, upon the Executive signing a release of claims provided by the Company (the "Employee Release") within twenty-one days of the date on which she gives or receives, as applicable, notice of termination of employment and upon the Executive not revoking the Employee Release thereafter. The obligations of the Company to the Executive under Sections 5.2 or 5.4 hereof are also expressly conditioned upon the Executive's continued full performance of her obligations under Sections 7 and 8 hereof. The Executive agrees that if she violates any term of Sections 7 and/or 8 at any time, she shall have no entitlement to Disability Payments under Sections 5.2, and that she will promptly reimburse the Company on demand for all monies previously paid to her or on her behalf prior to the date of such violation under Sections 5.2 or 5.4 of this Agreement. The Executive recognizes that, except as expressly provided in Section 5, no compensation is earned after termination of employment.

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6.2. Termination of Benefits. Except for medical insurance coverage continued pursuant to Sections 5.2 hereof, the continuation of any benefits pursuant to Section 5.4 hereof and any right of continuation of health coverage at the Executive's cost to the extent provided by Sections 601 through 608 of ERISA, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive's employment without regard to any continuation of Base Salary or other payments to the Executive following termination of her employment.

6.3. Survival of Certain Provisions. Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable to accomplish the purpose of other surviving provisions, including without limitation the obligations of the Executive under Sections 7 and 8 hereof.

7. Confidential Information; Intellectual Property.

7.1. Confidentiality. The Executive acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Executive may develop Confidential Information for the Company or its Affiliates and that the Executive may learn of Confidential Information during the course of employment. The Executive acknowledges the importance to the Company and its Affiliates of protecting their Confidential Information and other legitimate interests, and agrees that all Confidential Information which she creates or to which she has access as a result of employment with or service as a director of the Company and its Affiliates is and shall remain the sole and exclusive property of the Company and its Affiliates. The Executive will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall never use or disclose to any Person (except as required by applicable law or for the proper performance of her duties and responsibilities to the Company and its Affiliates) any Confidential Information obtained by the Executive incident to her employment with or service as a director of the Company or any of its Affiliates. The Executive understands that this restriction shall continue to apply after her employment terminates, regardless of the reason for such termination.

7.2. Return of Documents. All documents, records, files, audio tapes, videotapes and any other media, however stored, of whatever kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates. The Executive shall not copy any Documents or remove any Documents from the premises of the Company or its Affiliates, except as required for the proper performance of regular duties for the Company or as expressly authorized in writing by the Board or its designee. The Executive agrees to return to the Company and its Affiliates at the time her employment terminates, and at such other times as may be specified by the Company or its Affiliates, all Documents and other property of the Company and its Affiliates then in her possession or control. The Executive agrees that, if a Document is on electronic media (e.g. a hard disk), upon the request of any duly authorized officer of the Company or its Affiliates, she will disclose all passwords necessary or desirable to enable the Company to obtain access to the Documents.

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7.3. Materials. Executive agrees that all ideas, plans and materials prepared by Executive in the course of her employment by the Company (collectively, the "Materials") during the term of this Agreement will be considered works-made-for-hire and shall be the Company's sole and exclusive property. In the event that the Materials are not copyrightable subject matter or for any reason are deemed not to be works-made-for-hire, then, and in such event, by this Agreement, Executive hereby assigns all right, title and interest to said Materials to the Company and agrees to execute all documents required to evidence such assignment. Without limiting the foregoing, it is specifically understood and agreed that Executive will retain no ownership rights whatsoever in or to the Materials. Notwithstanding the foregoing, the Executive understands that the provisions of this Section 7 requiring the assignment of Materials to the Company do not apply to any invention or Materials which qualifies fully under the provisions of California Labor Code Section 2870. Executive will advise the Company promptly in writing of any inventions or Materials that she believes meet the criteria in Labor Code Section 2870.

8. Restricted Activities.

8.1. Agreement not to Compete with the Company during the Term of this Agreement. The Executive agrees that, during her employment, she will not, directly or indirectly, own, manage, operate, control, or participate in any manner in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, principal, consultant, agent or otherwise with, or have any financial interest in (except for a publicly traded company where she owns no more than 5% of the outstanding stock of such company), or aid or assist anyone else in the conduct of, any business, venture or activity which competes with the Business of the Company or its Subsidiaries (as defined below). Except as otherwise expressly set forth in this Agreement, the Executive further agrees that, during her employment with the Company, she will not enter into any transaction, on her own behalf or that of a third party with any of the Company's Affiliates, without full disclosure to, and receipt of prior written consent from, the President.

8.2. Agreement not to Unfairly Compete with the Company after the Term of this Agreement. The Executive acknowledges that access to Confidential Information and to the Company's and its Affiliates' customers would give the Executive an unfair competitive advantage, were the Executive to leave employment and use any of the Company’s Confidential Information to unfairly compete with the Company or its Affiliates, and that she is therefore being granted access to Confidential Information and the customers of the Company and its Affiliates in reliance on her agreement hereunder. The Executive therefore agrees that for a period of twelve (12) months following the date her employment with the Company is terminated (the "Non-Competition Period"), she will not utilize any of the Company’s Confidential Information to unfairly compete in any fashion with the Company or its Subsidiaries with respect to the Business of the Company or its Subsidiaries. For purposes of this Section 8, the "Business of the Company or its Subsidiaries" shall mean (a) production and/or distribution of animated or live-action television programming (and/or any musical composition intended to be included therein), or any element thereof, within or without the United States as currently being conducted or planned to be conducted by the Company, and (b) any business activity that is conducted or is actively being planned to be conducted by the Company or by any of its Subsidiaries at or within the twelve month period immediately preceding the Date of Termination, which business is expected to be material to the Company. The Executive acknowledges that the restrictions contained in Section 8 are sufficiently limited so as not to restrain her from engaging in a lawful profession, trade or business of any kind.

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8.3. Agreement Not to Solicit Customers during the Term of this Agreement. The Executive agrees that during her employment hereunder, she will not, on behalf of any person or entity other than the Company and its Affiliates, directly or indirectly, solicit or encourage any customer or vendor of the Company or its Subsidiaries to terminate or diminish their relationships with any of them or violate any agreement with or duty to the Company or any of the Company's Subsidiaries.

8.4. Agreement Not to Solicit Customers after the Term of this Agreement. The Executive acknowledges that access to Confidential Information and to the Company's and its Subsidiaries' customers would give the Executive an unfair competitive advantage were the Executive to leave employment and begin competing with the Company or its Subsidiaries, and she is therefore being granted access to Confidential Information and the customers of the Company and its Subsidiaries in reliance on her agreement hereunder. The Executive agrees that for a period of twelve (12) months following the Date of Termination (the "Non-Solicitation Period"), she will not, directly or indirectly, use or rely in any way upon any Confidential Information of the Company or its Subsidiaries to recruit, solicit, or otherwise seek to induce any customer or vendor of the Company or its Subsidiaries to terminate or diminish their relationship with or violate any agreement with or duty to the Company or its Subsidiaries.

8.5. Agreement Not to Solicit Employees or Other Service Providers. The Executive agrees that during her employment hereunder and for a period of twelve (12) months following the Date of Termination, she will not, directly or indirectly, (a) recruit, solicit, or otherwise seek to induce any employees of the Company or its Subsidiaries to terminate their employment or violate any agreement with or duty to the Company or its Subsidiaries, or (b) recruit, solicit, or otherwise seek to induce any individual providing services to the Company or its Subsidiaries as an independent contractor, consultant, or through any other relationship to terminate or diminish their relationships with the Company or its Subsidiaries.

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9. Enforcement of Covenants. The Executive acknowledges that she has carefully read and considered all the terms and conditions of this Agreement, including without limitation the restraints imposed upon her pursuant to Sections 7 and 8 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were she to breach any of the covenants or agreements contained in Sections 7 or 8 hereof, the damage to the Company and its Affiliates could be irreparable. The Executive therefore agrees that the Company shall be entitled to seek preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants or agreements. The Company’s Affiliates shall also have the right to enforce all of the Employee’s obligations to such Affiliates hereunder, including without limitation pursuant to Sections 7 and 8 hereof, and each of such Affiliates shall otherwise be a third party beneficiary of this Agreement. The parties further agree that in the event that any provision of Section 7 or 8 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

10. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of her obligations hereunder will not breach or be in conflict with any other agreement to which or by which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or solicitation or similar covenants, a court order or any other obligations that would affect the performance of her obligations hereunder. The Executive will not disclose to or use on behalf of the Company or any of its Subsidiaries any proprietary information of a third party without such party's consent.

11. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 11 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

11.1. "Affiliate" shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) with respect to any natural Person, any member of the immediate family of such natural Person.

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11.2 "Confidential Information" means any and all information of the Company and its Affiliates that is not generally known by others with whom any of them compete or do business, or with whom any of them plan to compete or do business, and any and all information the disclosure of which would otherwise be adverse to the interests of the Company or any of its Affiliates. Confidential Information includes without limitation such information relating to (i) the products and services sold or offered by the Company or any of its Affiliates, technical data, methods and processes of the Company, (ii) the costs, sources of supply, financial performance and marketing activities and strategic plans of the Company and its Affiliates, (iii) the identity and special needs of the customers of the Company and its Affiliates and (iv) the people and organizations with whom the Company and its Affiliates have business relationships and those relationships. Confidential Information also includes information that the Company or any of its Affiliates may receive or has received belonging to others with any understanding, express or implied, that it would not be disclosed. Confidential Information shall not include any information that is, or becomes generally available to the public, unless such availability occurs as a result of the Executive’s breach of any portion of this Agreement or any other obligation the Executive owes to the Company.

11.3. "ERISA" means the federal Employee Retirement Income Security Act of 1974 or any successor statute, and the rules and regulations thereunder, and, in the case of any referenced section thereof, any successor section thereto, collectively and as from time to time amended and in effect.

11.4. "Intellectual Property" means any invention, formula, pattern, compilation, program, device, method, technique or process (whether or not patentable or registrable under copyright statutes) conceived, made, or first actually reduced to practice by the Executive (whether alone or jointly with others) during the Executive's employment by the Company; provided, however, that Intellectual Property does not include any invention (i) that is developed on the Executive's own time, without using the equipment, supplies, facilities or trade secret information of the Company or any of its Affiliates, unless such invention relates at the time of conception or reduction to practice of the invention (a) to the business of the Company, (b) to the business of an Affiliate of the Company for whom the Executive has performed services, (c) to the actual or demonstrably anticipated research or development of the Company or any of its Affiliates, provided that, in the case of an Affiliate of the Company, the Executive has, or reasonably would be expected to have, knowledge of such research or development as a result of her employment or (d) results from any work performed by the Executive for the Company or any of the Affiliates; or (ii) that the Executive may otherwise not be required to assign to the Company under applicable California law.

11.5. “Person" means an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

11.6. "Subsidiary" means any corporation, partnership, limited liability company or other entity with respect to a specified Person (or a Subsidiary thereof) owns a majority of the common stock, partnership interests or other equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

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12. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law or withheld by the Company at the request of the Executive.

13. Section 409A.

The provisions of this Agreement are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any final regulations and guidance promulgated thereunder (“Section 409A”) and shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.

To the extent that Executive will be reimbursed for costs and expenses or in-kind benefits, except as otherwise permitted by Section 409A, (a) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit, (b) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year; provided that the foregoing clause (b) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect and (c) such payments shall be made on or before the last day of the taxable year following the taxable year in which you incurred the expense.

A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination constitutes a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement references to a “termination,” “termination of employment” or like terms shall mean Separation from Service.

Each installment payable hereunder shall constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b), including Treasury Regulation Section 1.409A-2(b)(2)(iii). Each payment that is made within the terms of the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) is intended to meet the “short-term deferral” rule. Each other payment is intended to be a payment upon an involuntary termination from service and payable pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii), et. seq., to the maximum extent permitted by that regulation, with any amount that is not exempt from Code Section 409A being subject to Code Section 409A.

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Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s termination, then only that portion of the severance and benefits payable to Executive pursuant to this Agreement, if any, and any other severance payments or separation benefits which may be considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”), which (when considered together) do not exceed the Section 409A Limit (as defined herein) may be made within the first six (6) months following Executive’s termination of employment in accordance with the payment schedule applicable to each payment or benefit. Any portion of the Deferred Compensation Separation Benefits in excess of the Section 409A Limit otherwise due to Executive on or within the six (6) month period following Executive’s termination will accrue during such six (6) month period and will become payable in one lump sum cash payment on the date six (6) months and one (1) day following the date of Executive’s termination of employment. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following termination but prior to the six (6) month anniversary of Executive’s termination date, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit.

For purposes of this Agreement, “Section 409A Limit” will mean a sum equal (x) to the amounts payable prior to March 15 following the year in which Executive terminations plus (y) the lesser of two (2) times: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during the Company’s taxable year preceding the Company’s taxable year of Executive’s termination of employment as determined under Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any IRS guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.

If any payment provided to Executive pursuant to this Agreement is subject to adverse tax consequences under Code Section 409A, then Company shall make such additional payments to Executive (“409A Gross Up Payments”) as are necessary to provide Executive with enough funds to pay the additional taxes, interest, and penalties imposed by Code section 409A (collectively, the “409A Tax”), as well as any additional taxes, including but not limited to additional 409A Tax, attributable to or resulting from the payment of the 409A Gross Up payments, with the end result that Executive shall be in the same position with respect to her tax liability as she would have been in if no 409A Tax had ever been imposed; provided, however, that the Company’s obligation to make payments under this Section 15 shall be limited to an amount equal to three times the 409A Tax (not including for this purpose 409A Tax attributable to the payment of any portion of the 409A Gross Up Payment). The Company shall make any payments required by this paragraph no later than the last day of Executive’s taxable year next following the Executive’s taxable year in which the 409A Tax is remitted to the taxing authority.

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14. Miscellaneous.

14.1. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive (a) in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, one of its Affiliates or any other Person or transfer all or substantially all of its properties or assets to one of its Affiliates or any other Person, in which event such Affiliate or Person shall be deemed the "Company" for all purposes of this Agreement, or (b) to any senior lender to the Company or any Subsidiary thereof as collateral security. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, and their respective successors, executors, administrators, heirs and permitted assigns.

14.2. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the application of such provision in such circumstances shall be deemed modified to permit its enforcement to the maximum extent permitted by law, and both the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable and the remainder of this Agreement shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14.3. Waiver; Amendment. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may be amended or modified only by a written instrument signed by the Executive and any expressly authorized representative of the Company.

14.4. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed (a) in the case of the Executive, to her last address on record with the Company, or (b) in the case of the Company, at its principal place of business and to the attention of the Board; or to such other address as either party may specify by notice to the other actually received.

14.5. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with the Company or any of its Affiliates, with respect to the terms and conditions of the Executive's employment.

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14.6. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

14.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

14.8. Governing Law. This Agreement, with the exception of Section 8, shall be governed by and construed in accordance with the domestic substantive laws of The State of California without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE COMPANY:

GENIUS BRAND INTERNATIONAL, INC.

By:____/s/ Andy Heyward____________________

Name: Andy Heyward

Title: Chief Executive Officer

THE EXECUTIVE:

____/s/ Rebecca Hershinger__________________

Rebecca Hershinger

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